As filed with the U.S. Securities and Exchange Commission on June 30, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Lagarosse Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s name into English)

___________________

Cayman Islands	2080	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

846 Route de Camail
33550 Tabanac
France
Tel: +33 556675890
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies to:

William S. Rosenstadt, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: 212-588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: 212-530-2206

___________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 30, 2026

[*] Class A Ordinary Shares

Lagarosse Holdings Limited

This is the initial public offering (the “Offering”) of the class A ordinary shares, par value US$0.00005 per share (the “Class A Ordinary Shares”) of Lagarosse Holdings Limited, a Cayman Islands exempted company with limited liability (“Lagarosse Cayman” or the “Company”). Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We anticipate that the initial public offering price will be between US$[*] and US$[*] per Class A Ordinary Share. We intend to apply to list our Class A Ordinary Shares on the New York Stock Exchange American (“NYSE American”) or the Nasdaq Capital Market (the “Nasdaq”). No assurance can be given that our application will be approved or that a trading market will develop. The closing of this Offering is contingent upon the final approval from the Nasdaq or the NYSE American. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on the Nasdaq or the NYSE American or that the Offering will be closed.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in France conducted by its operating subsidiary, Chateau Lagarosse S.A.S (the “Operating Subsidiary”).

Immediately prior to the completion of this Offering, we will have 15,000,000 Class A Ordinary Shares and 5,000,000 class B ordinary shares, par value US$0.00005 per share (“Class B Ordinary Shares”) issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote. Each Class B Ordinary Share is entitled to twenty (20) votes and is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof on a one-for-one basis. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. Please see “Description of Share Capital” for details. Upon the completion of this Offering, we will continue to be a “controlled company” as defined under the Nasdaq Corporate Governance Requirements or the NYSE American Company Guide because Mr. Chung Keung Steve Loo, our President and Chairman of the Board, through Chateau Lagarosse Holdings Limited, will hold approximately [*]% of the aggregate voting power of our total issued and outstanding share capital, assuming that the underwriters do not exercise their over-allotment option. See “Principal Shareholders” for details. Therefore, we will be able to rely on exemptions from certain corporate governance rules available to controlled companies. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. For a more detailed discussion of the risk of the Company being a controlled company, see “Prospectus Summary — Implications of Being A Controlled Company” and “Risk Factors — As a “controlled company” under the rules of the Nasdaq Stock Market LLC or NYSE American LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” on pages 8 and 32, respectively, of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 to read about factors you should consider before buying our Class A Ordinary Shares.

Lagarosse Cayman is an exempted company incorporated in the Cayman Islands without any operations of its own. We conduct our operations in France through our wholly-owned Operating Subsidiary, namely Chateau Lagarosse S.A.S. The Class A Ordinary Shares offered in this Offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in our Operating Subsidiary.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 6 of this prospectus for more information.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. In addition, as a foreign private issuer, we are permitted to follow corporate governance practices in our home country, the Cayman Islands, with respect to appointments to our board of directors and committees in lieu of the corporate governance provisions set out under NYSE American Company Guide Part 8 and Nasdaq Rule 5600 Series, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in NYSE American Company Guide Part 6 and Nasdaq Rule 5250(d) to distribute annual and interim reports. Following this Offering, we plan to rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American or the Nasdaq. See “Risk Factors — Risks Related to our Class A Ordinary Shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, we are exempt from certain provisions applicable to U.S. domestic public companies,” “Risk Factors — Risks Related to our Corporate Structure — Because we are a foreign private issuer and are exempt from certain NYSE American or the Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer,” “Prospectus Summary — Implications of Being a Foreign Private Issuer,” and “Management — Foreign Private Issuer Exemptions” on pages 27, 33, 6, and 92, respectively.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Initial public offering price(1)	US$	US$
Underwriting discounts(2)	US$	US$
Proceeds to the Company before expenses(3)	US$	US$

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(1)      Initial public offering price per share is assumed as US$[*], which is the midpoint of the price range as set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 115 of this prospectus.

(3)      Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this Offering is set forth in the section entitled “Expenses Relating to This Offering” on page 125 of this prospectus.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by us via this prospectus if any such shares are taken. The Representative has an option, for a period of 45 days after the closing of the Offering, to purchase up to fifteen percent (15.0%) of the total number of the Class A Ordinary Shares to be offered by us pursuant to this Offering (excluding Class A Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the Representative exercises the over-allotment option in full, the total underwriting discounts payable will be US$[*] based on an assumed offering price of US$[*] per share, and the total gross proceeds to us, before expenses, will be US$[*].

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting”, on or about            , 2026.

American Trust Investment Services, Inc.

The date of this prospectus is            , 2026

Neither we, nor the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, you are cautioned not to give undue weight to this information.

Through and including ________, 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

Conventions Which Apply to this Prospectus

Except where the context otherwise requires and for purposes of this prospectus only, the term:

•        “Board of Directors” refers to the board of directors of Lagarosse Holdings Limited;

•        “CAGR” are to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Class A Ordinary Shares” refers to our class A ordinary shares, par value US$0.00005 per share, carrying one vote per share;

•        “Class B Ordinary Shares” refers to our class B ordinary shares, par value US$0.00005 per share, carrying 20 votes per share;

•        “Director(s)” refers to the director(s) of our Company;

•        “Exchange Act” refers to the U.S. Securities Exchange Act of 1934;

•        “FY2025”, and “FY2024” refer to fiscal year ended March 31, 2025 and 2024, respectively;

•        “Frost & Sullivan” refers to Frost & Sullivan Limited, an independent consulting firm;

•        the “Group” refers to Lagarosse Holdings Limited, together with its consolidated subsidiaries, including our Operating Subsidiary, Chateau Lagarosse S.A.S, unless the context otherwise requires;

•        “Lagarosse Bordeaux” refers to Chateau Lagarosse Bordeaux Limited, a company incorporated under the laws of the British Virgin Islands;

•        “Lagarosse BVI” or “Controlling Shareholder” refers to Chateau Lagarosse Holdings Limited, a company incorporated under the laws of the British Virgin Islands;

•        “Lagarosse France” or “Operating Subsidiary” refers to Chateau Lagarosse S.A.S, a company incorporated under the laws of the Republic of France;

•        “Memorandum and Articles of Association” refers to the memorandum of association and the articles of association of Lagarosse Cayman (as defined below) adopted on March 21, 2025;

•        “Offering” refers to the offering of Class A Ordinary Shares by us pursuant to this prospectus;

•        “Ordinary Shares” are to Class A and Class B Ordinary Shares;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended;

•        “U.S. GAAP” or “GAAP” refers to generally accepted accounting principles in the United States of America;

•        “US$” or “U.S. dollars” refers to the legal currency of the United States; and

•        “We,” “us,” “the Company,” “our Company,” “Lagarosse Cayman,” and “our” refer to Lagarosse Holdings Limited, a company incorporated in the Cayman Islands as an exempted company with limited liability on March 21, 2025, as a holding company, and does not include its subsidiaries; and when describing Lagarosse Cayman’s consolidated financial information for the fiscal years ended March 31, 2025 and 2024, also include Lagarosse Cayman’s subsidiaries as mentioned above.

Our reporting currency is EURO (“€”) and most of our revenue is denominated in EURO. This prospectus contains translations of EURO into U.S. dollars solely for the convenience of the reader.

The exchange rate used for conversion of EURO into U.S. dollars for financial figures for the period ended September 30, 2025 is US$1.17 = €1, and for the years ended as of March 31, 2024 and March 31, 2025, is US$1.08 = €1, is based on the European Central Bank (“ECB”) euro reference exchange rate published by the European Central Bank. No representation is made that the € amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

For the sake of clarity, this prospectus generally follows the English naming convention, in which the given name appears before the family name. However, in certain cases, the names of individuals of Asian origin are presented in accordance with the customary usage in their respective countries or regions, where the family name appears first and is followed by the given name. For example, the name “Loo Chung Keung Steve” refers to Mr. Loo (family name) and Chung Keung Steve (given name).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for our wines, including in export markets;

•        the development of our distribution network and customer base;

•        trends and developments in the wine industry in France and globally;

•        our plans for expanding vineyard operations or acquiring additional production capacity;

•        changes in government policies, regulations, or subsidies that affect the wine industry; and

•        general economic and market conditions in France, Europe, and other countries where we operate or plan to operate.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to in this prospectus before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. For additional information, see “Where You Can Find Additional Information” in this prospectus. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

Overview

We are a producer, exporter and retailer of red wines under the labels “Château Lagarosse Cadillac Côtes de Bordeaux,” “Château Lagarosse Les Comtes,” and “Douley de Château Lagarosse.” In addition to our core commercial wine labels, we also produce certain wines in limited quantities from time to time, such as Château Lagarosse Cuvée Princesse, which are not offered for sale and are produced primarily for promotional, gifting or representational purposes. We own and operate the Château Lagarosse estate, located in the historic village of Tabanac within the Cadillac Côtes de Bordeaux appellation. Since acquiring the estate in January 2011, we have conducted all core winemaking operations on-site, including vinification, blending, bottling and labeling. We are a member of the Syndicat Viticole des Premières Côtes de Bordeaux et Cadillac.

The estate covers approximately 45 hectares (approximately 111 acres), of which 34 hectares (approximately 84 acres) are vineyards and actively cultivated. Under normal weather conditions, our average annual production is approximately 1,011 hectoliters, based on the Company’s historical average annual production for the period from 2010 through 2023, with a maximum capacity of 1,600 hectoliters expected after scheduled replanting. In 2023, we produced 827 hectoliters of wine using 32 fermentation tanks and 97 oak barrels. In 2024, no harvest occurred due to the vine disease outbreak, and therefore, no wine was produced. In 2025, we produced 442 hectoliters of wine, reflecting the continuing impact of the prior vine disease as well as adverse weather conditions, including limited rainfall in August and September and periods of elevated temperatures. Our production in 2025 used 4 fermentation tanks and no oak barrels. Our production team consists of three full-time vineyard workers and one operations manager, supplemented by seasonal labor during harvest periods.

A distinctive feature of our product offering is our ability to offer collections of consecutive vintages, which is uncommon in the fine wine market. We offer curated sets of up to 12 consecutive vintages, ranging from 2011 to 2023, which we believe demonstrate our consistency in production quality across different growing conditions.

We distribute our wines through two primary channels: (i) export sales to distributors serving global markets as well as retailers or end consumers outside the EU; and (ii) local sales to restaurants, retailers, retail chains, and individual customers within the EU.

For the six months interim financial period ended September 30, 2025, we generated revenue of €1,200,690 (US$1,404,807), representing an increase of 20,538% from the corresponding period ended September 30, 2024, during which revenue amounted to approximately €5,818. This is driven by increased orders from export customers during the period. In addition, the Red Sea Crisis in early 2024 had impacted significantly during the corresponding period ended September 30, 2024. We sold approximately 1,590 bottles of wine during FPE 2024 and 25,691 bottles during FPE 2025, with an average selling price of EUR 3.66 (US$ 3.95 per bottle) and EUR 46.74 per bottle, respectively. We achieved net loss of €170,548 and income of €610,114 (US$713,833), respectively for the six months interim financial period ended September 30, 2024 and 2025.

For the fiscal years ended March 31, 2024 and 2025, we generated revenue of €1,141,750 (US$1,233,090) and €2,477,621 (US$2,675,831), respectively, representing an increase of 117%, driven by the addition of new customers and higher orders from export customers. We sold approximately 33,238 bottles of wine during FY2024 and approximately 124,518 bottles during FY2025, with an average selling price of EUR 19.90 (US$ 21.49) per bottle. We achieved net income of €312,011 (US$336,975) and €951,426 (US$1,027,537), respectively, for the fiscal years ended March 31, 2024 and 2025.

Our Competitive Strengths

We believe the following competitive strengths position us to succeed in the wine market:

•        Prestigious Heritage and Estate-Produced Wines from Bordeaux:    We own and operate Château Lagarosse, a historic and award-winning estate in the Bordeaux region of France. All of our wines are classified as Appellation d’Origine Protégée (AOP) and are estate-grown, vinified, and bottled in accordance with French wine regulations;

•        Rare Multi-Vintage Collections and Distinctive Product Offerings:    We offer rare, consecutive vintage collections and limited-edition art series labels, which appeal to discerning collectors and high-end clientele;

•        Robust Inventory and Distribution Capabilities:    We maintain a robust inventory of aged wines and work closely with partners to manage distribution across business and consumer channels, ensuring product quality and brand integrity;

•        Curated Customer Experiences and Services:    We provide value-added services such as private tastings, estate visits, custom packaging, and private-label offerings, enhancing customer engagement and brand loyalty;

•        Experienced management team supported by world-renowned oenological expertise:    Our leadership team has deep international and industry experience, and our winemaking operations are supported by an external oenological consultant Laboratoire Rolland & Associés, whose advisory services contribute to maintaining consistent quality of our wine; and

•        Protected Brand Portfolio:    We hold registered trademarks for our proprietary wine brands, strengthening our brand recognition and competitive positioning.

Our Growth Strategies

We intend to pursue the following growth strategies to strengthen our brand, enhance operational capabilities, and expand our global presence:

•        Enhance our hospitality offerings by upgrading our facilities to support immersive wine experiences;

•        Modernize and expand our winery infrastructure through investments in fermentation, barrel storage, and viticulture technology to ensure consistent wine quality;

•        Expand and optimize our vineyard operations by increasing the area under cultivation and improving vineyard efficiency with advanced agricultural equipment;

•        Broaden our international sales and distribution network by establishing regional offices in key markets;

•        Strengthen brand positioning through culturally inspired limited editions to enhance product appeal and brand recognition; and

•        Deepen market engagement through community involvement to reinforce our brand identity and social responsibility.

Corporate History and Structure

We are an exempted company incorporated in the Cayman Islands (“Lagarosse Cayman”) on March 21, 2025, with no business operations of our own. We conduct our business in France through our Operating Subsidiary, Chateau Lagarosse S.A.S (“Lagarosse France”). On September 13, 2000, Lagarosse France was incorporated under the laws of the Republic of France. On September 13, 2010, Chateau Lagarosse Bordeaux Limited (“Lagarosse Bordeaux”) was incorporated under the laws of the British Virgin Islands. On April 3, 2025, Chateau Lagarosse Holdings Limited (“Lagarosse BVI”) was incorporated under the laws of the British Virgin Islands.

Lagarosse BVI, Lagarosse Cayman, and Lagarosse Bordeaux are holding companies and not actively engaging in any business operations.

Upon incorporation, Lagarosse Cayman issued 1,000 Class A Ordinary Shares to Ogier Global Subscriber (Cayman) Limited, and on April 3, 2025, Ogier Global Subscriber (Cayman) Limited transferred 1,000 Class A Ordinary Shares to Sunkang Limited.

In preparation for our proposed initial public offering, we undertook a series of transactions effectuating the internal reorganization (the “Reorganization”). On May 30, 2025, Lagarosse Cayman issued 1,943,000 Class A Ordinary Shares and 1,050,000 Class B Ordinary Shares to Sunkang Limited. On the same date, Lagarosse BVI acquired all issued 1,944,000 Class A Ordinary Shares and 1,050,000 Class B Ordinary Shares of Lagarosse Cayman from Sunkang Limited for €503,780 (US$571,236), satisfied by a promissory note.

Following the Reorganization, Lagarosse BVI became our ultimate holding company, which indirectly owns 100% of Lagarosse France. The Reorganization was completed on May 30, 2025.

On December 2, 2025, Lagarosse Cayman issued 2,317,000, 1,950,000 and 1,980,000 Class A Ordinary Shares to Lagarosse BVI, Chung Kin Loo and Suprawin Limited and 3,950,000 Class B Ordinary Shares to Lagarosse BVI.

On December 16, 2025, Lagarosse Cayman further issued 1,480,000 and 3,859,000 Class A Ordinary Shares to CT Innovation Limited and Proact Holdings Limited, respectively, and issued 1,470,000 Class A Ordinary Shares to two minority shareholders, who each holds less than 5% of the Class A Ordinary Shares issued and outstanding as of the date of this prospectus. And immediately after, the issued ordinary shares in the Company has become 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, among which 4,261,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are held by Lagarosse BVI, 1,980,000 Class A Ordinary Shares are held by Suprawin Limited, 1,950,000 Class A Ordinary Shares are held by Chung Kin Loo, 1,480,000 Class A Ordinary Shares are held by CT Innovation Limited, 3,859,000 Class A Ordinary Shares are held by Proact Holdings Limited, and the remaining 1,470,000 Class A Ordinary Shares are held by two other minority shareholders.

The chart below sets out our corporate structure as of the date of this prospectus, with percentages held pre- and post- offering (assuming no exercise of the over-allotment option):

Risk Factor Summary

Investing in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider all of the information in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto) before making an investment in our Class A Ordinary Shares. These risks could adversely affect our business, financial condition and results of operations, and cause the trading price of our Class A Ordinary Shares to decline. You could lose part or all of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Notes Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

The following is a summary of what we view as our most significant risk factors:

Risks Related to Our Business and Industry

There are risks and uncertainties relating to our business and industry, including, but not limited to, the following:

•        We are subject to agricultural and weather-related risks that could adversely affect our grape production, wine quality, and operating results. (page 11)

•        Production disruptions or quality control issues could adversely affect our inventory, sales, and brand reputation. (page 12)

•        Product liability and safety-related claims could harm our brand and lead to financial losses. (page 12)

•        We depend on a limited number of major customers, including related parties, for a substantial portion of our revenue, and the loss of one or more of these customers could materially and adversely affect our business. (page 13)

•        We rely heavily on distributors to market and sell our wines, and any disruption in these relationships could materially affect our revenue and market presence. (page 14)

•        Changes in trade policies and tariffs may increase costs and disrupt international sales. (page 14)

•        Changes in consumer behavior may reduce demand for our wines and adversely affect our business. (page 15)

•        We operate in a highly competitive industry, and increased competition may adversely affect our sales, margins, and growth prospects. (page 15)

•        Failure to adequately protect our intellectual property rights could harm our brand, reduce customer confidence, and adversely affect our business. (page 16)

•        Our operations rely on specialized equipment, and any malfunction or failure could lead to production delays and increased costs. (page 17)

•        We are subject to extensive regulatory and licensing requirements, and non-compliance could materially and adversely affect our business, financial condition, and results of operations. (page 17)

•        We rely on a small number of employees, key personnel, and seasonal workers, and any disruption in labor availability could adversely affect our operations. (page 19)

•        Our directors and executive officers may hold positions with other entities, which could give rise to potential conflicts of interest. (page 20)

•        Increases in the cost or limited availability of materials, packaging, energy, or labor could adversely affect our operations and financial performance. (page 21)

•        A significant portion of our revenue depends on export sales, which exposes us to concentration and market risks. (page 22)

•        Our financial performance is subject to seasonal fluctuations and other variable market conditions. (page 22)

•        Expansion into new markets may expose us to operational and financial risks. (page 22)

•        Execution risks associated with our operational strategies may adversely affect our financial results. (page 22)

•        Limited insurance coverage for catastrophic events may result in significant losses and operational disruptions. (page 22)

•        Our Chief Executive Officer and Director, Mr. Benoît Jacques Paul de Guigné, also holds a public office, serving as mayor of the village of Tabanac, France, and may allocate his time to such other public office duties, thereby causing conflicts of interest in his determination as to how much time to devote to the business affairs of our Company. This could have a negative impact on our ability to implement our plan of operation. (page 23)

Risks Related to our Class A Ordinary Shares and this Offering

Risks and uncertainties relating to our Class A Ordinary Shares and this Offering, beginning on page 23 of this prospectus, include but not limited to the following:

•        There has been no public market for our Ordinary Shares, including Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all. (page 23)

•        The trading price of our Class A Ordinary Shares may be volatile, including any stock run-ups, which could result in substantial losses to you. (page 24)

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. (page 25)

•        Our existing shareholders who are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering, subject to restrictions under Rule 144. (page 25)

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased. (page 26)

•        If we fail to meet applicable listing requirements, NYSE American or Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline. (page 26)

•        The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares. (page 26)

•        Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary shareholders. (page 27)

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, we are exempt from certain provisions applicable to U.S. domestic public companies. (page 27)

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences. (page 28)

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company. (page 29)

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors. (page 29)

Risks Related to Our Corporate Structure

•        The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, which will hold in the aggregate [*]% of the voting power of our voting shares following the completion of this Offering (assuming no exercise of the over-allotment option), preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. (page 30)

•        As a “controlled company” within the meaning of the corporate governance rules of the NYSE American or the Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. (page 32)

•        As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable NYSE American or Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers. (page 33)

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

Upon completion of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        We are permitted to follow certain home country corporate governance practices in lieu of certain corporate governance requirements that would otherwise apply under Nasdaq Listing Rule 5600 Series or Section 800 of the NYSE American Company Guide. This may afford less protection to holders of our Class A Ordinary Shares than U.S. regulations;

•        The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        We are not subject to proxy rules and are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•        The rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Under Section 110 of the NYSE American Company Guide, a foreign private issuer may follow the practices of its home country in lieu of the corporate governance requirements of Sections 802 through 809 of the Company Guide, except that it must comply with Sections 803(B)(2)(c) (audit committee composition consistent with Rule 10A-3), 802(d) (notification of material noncompliance), and 803 (audit committee requirements), and must provide a written statement from independent counsel in its home country certifying that the issuer’s practices are not prohibited by home country law, together with disclosure of the significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under the NYSE American listing standards.

Under Nasdaq Listing Rule 5615(a)(3), a foreign private issuer may follow its home country practice in lieu of the requirements of the Rule 5600 series, except that it must comply with: (i) Rule 5625 (notification of noncompliance); (ii) Rule 5640 (voting rights); (iii) the audit committee requirements of Rule 5605(c)(3) and the audit committee composition requirements of Rule 5605(c)(2)(A)(ii); (iv) the requirement of Rule 5605(d)(1)(B) and (d)(2) that compensation committee members satisfy the independence requirements of Rule 10C-1 under the Exchange Act; (v) Rule 5605(d)(3) and (e)(3) regarding the authority of compensation and nominating committees to retain independent advisers; (vi) Rule 5605(e)(1)(B) related to executive officer recoupment policies; (vii) the requirements of Rule 5250(b)(3) and Rule 5250(d) regarding disclosure of third-party director compensation and annual report distribution; and (viii) Rule 5210(j), which requires disclosure of each home country practice followed in lieu of a Nasdaq corporate governance requirement.

We will be required to file an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements.

Our officers, directors and principal shareholders are required to comply with Section 16(a) of the Exchange Act under which they are required to file public reports of their share ownership and trading activities on Forms 3, 4, and 5 and are subject to insider liability for profits realized from any “short-swing” trading transaction. On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (“HFIAA”), which eliminates the exemption to comply with Section 16(a) of the Exchange Act. The new law became effect on March 18, 2026.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the NYSE American or the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the NYSE American or the Nasdaq. Following this Offering, we plan to rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American or the Nasdaq.

Implications of Being a Controlled Company

The “controlled company” exception to rules of the NYSE American or the Nasdaq provides that a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the NYSE American or the Nasdaq. As of the date of this prospectus, Mr. Chung Keung Steve Loo, our President and Chairman of the Board, through Lagarosse BVI, holds approximately 90.66% of the aggregate voting power of our total issued and outstanding share capital. Upon the completion of this Offering, we will continue to be a “controlled company” as defined under the NYSE American or Nasdaq corporate governance rules because Mr. Loo will hold more than 50% of the aggregate voting power of our total issued and outstanding share capital, assuming no exercise of the underwriters’ over-allotment option. Therefore, we will be able to rely on exemptions from certain corporate governance rules available to controlled companies, including:

•        our board of directors is not required to be comprised of a majority of independent directors;

•        our board of directors is not subject to the compensation committee requirement; and

•        we are not subject to the requirement that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemption. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — As a “controlled company” within the meaning of the corporate governance rules of the NYSE American or the Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” on page 32 of this prospectus.

Corporate Information

Our principal executive offices are located at 846 Route de Camail, 33550 Tabanac, France. Our telephone number is +33 5 56 67 58 90. Our registered office in the Cayman Islands is located at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

THE OFFERING

Issuer	Lagarosse Holdings Limited
Securities offered by us	[*] Class A Ordinary Shares, par value US$0.00005 per share.
Offering price range	We currently estimate that the initial public offering price will be between US$[*] and US$[*] per share.
Ordinary Shares issued and outstanding prior to the Offering	15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares.
Over-allotment option to purchase additional Class A Ordinary Shares

The underwriters will have an option to purchase a 15% over-allotment option, exercisable within 45 days after the closing of this Offering, to purchase up to an aggregate of [*] additional Class A Ordinary Shares at the Offering price, less underwriting discounts.

Ordinary Shares to be issued and outstanding after this Offering	[*] Class A Ordinary Shares (or [*] Class A Ordinary Shares if the Underwriters exercise their option to purchase additional Class A Ordinary Shares in full) and 5,000,000 Class B Ordinary Shares.
Use of proceeds

We estimate that the net proceeds to the Company from this Offering will be approximately US$[*], or approximately US$[*] if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full, assuming an offering price of US$[*], after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this Offering for (i) investment in Château Lagarosse, including funding renovation of the heritage château buildings, vineyard development, and upgrades to winery facilities and equipment; (ii) marketing and market expansion, for brand promotion in existing markets and entry into new geographic regions, including related travel, promotional events, and marketing campaigns; (iii) strategic acquisitions and business expansion, to pursue potential acquisitions and expand service offerings to enhance the product suite and market presence; and (iv) general corporate and working capital purposes. See “Use of Proceeds” on page 37 for additional information.

Proposed Trading Symbol and Listing

We plan to apply to list our Class A Ordinary Shares on the NYSE American or the Nasdaq Capital Market We have reserved the symbol “LAGH” with the Nasdaq Capital Market. We have not yet reserved a trading symbol with NYSE American, and accordingly, if our Class A Ordinary Shares are listed on NYSE American instead of the Nasdaq Capital Market, our trading symbol on NYSE American will be determined at the time of listing approval and may differ from the symbol reserved with the Nasdaq Capital Market. This Offering is contingent upon us listing our Class A Ordinary Shares on the NYSE American or the Nasdaq Capital Market. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Class A Ordinary Shares.

Lock-up

Our directors, executive officers, and all shareholders of our issued and outstanding Class A Ordinary Shares (or securities exchangeable or convertible into Class A Ordinary Shares) have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Class A Ordinary Shares or securities convertible into Class A Ordinary Shares for a period of six (6) months commencing from the pricing date of the Offering.

The Company and any successors of the Company will agree, for a period of six (6) months from the closing date of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to certain exceptions.

See “Underwriting” beginning on page 115 for additional information.

Transfer Agent	Vstock Transfer, LLC
Risk factors	See “Risk Factors” beginning on page 11 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and elsewhere in the prospectus as referenced above are not the only ones that we are or may be exposed to. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We are subject to agricultural and weather-related risks that could adversely affect our grape production, wine quality, and operating results.

Our business depends heavily on the annual harvest of grapes from our own vineyard, and our production is inherently vulnerable to environmental conditions. Adverse weather events, such as frost, hail, drought, and excessive rainfall, can significantly reduce grape yields and compromise quality. A poor harvest in any given year may result in lower wine output, diminished product quality, and reduced revenue. These risks are not limited to the year in which the relevant event occurs. The buds that determine the yield of a given vintage are formed during the preceding growing season, and the event affecting the vines may negatively impact not only the current harvest but also production in subsequent years. In addition, following harvest, our wines typically require fermentation and aging processes that may extend over multiple years. As a result, the financial impact of a reduced harvest may not be immediate and may affect revenues and inventory availability over multiple future fiscal periods. For example, following a hailstorm in FY2009, our grape production declined by approximately 82.59% compared to the prior fiscal year. Similarly, during FY2024, an outbreak of vine disease resulted in a total loss of grape production for that harvest year. Due to the aging process required for our wines, the operational and financial effects of such events may extend beyond a single harvest year.

Although a regional hail mitigation system, including hail cannons deployed throughout the Gironde département by the ADELFA (Association Départementale d’Étude et de Lutte contre les Fléaux Atmosphériques), is in place, we are not a direct participant in such system. While our Château was considered as a potential site during the initial deployment phase, no hail cannon was installed on our property. Accordingly, such regional measures do not provide complete protection to our vineyard and cannot eliminate the risk of hail damage. We maintain hail insurance coverage to mitigate the financial impact of such events; however, there can be no assurance that such coverage will fully compensate us for all losses.

We are also exposed to vine diseases, including fungal, bacterial, and trunk pathogens that may affect grapevines. Certain vine diseases, once established, may not be fully curable and can result in reduced yields, deterioration in grape quality, or, in severe cases, the loss of affected vines. In FY2024, an outbreak of vine disease resulted in a total loss of grape production for that harvest year. The impact resulting from the 2024 vine disease outbreak may extend beyond the year in which the outbreak occurs. In addition, newly planted or rehabilitated vines may require several years before returning to meaningful production levels.

We implement preventive monitoring and vineyard management practices throughout the vegetative cycle to mitigate disease risks. However, such measures may not fully prevent outbreaks or eliminate their impact. In addition, our approach to vineyard management emphasizes restrained use of phytosanitary treatments to preserve soil health and long-term vine quality, which in certain circumstances may limit short-term yield recovery.

Climate change may further increase the frequency and intensity of extreme weather events and alter traditional grape-growing conditions. These changes may require us to adapt our vineyard practices, invest in new equipment, or modify production methods, all of which could increase operating costs. In addition, evolving environmental regulations or sustainability requirements may raise compliance obligations. Shifts in consumer behavior in response to changing climates could also affect demand for our products.

Production disruptions or quality control issues could adversely affect our inventory, sales, and brand reputation.

Consistent and high-quality wine production is essential to our business. Any disruption during key stages of production, including grape harvesting, maceration, fermentation, blending, or aging, could significantly impact our inventory levels and limit our ability to fulfill customer demand. These processes are time-sensitive and require precise control; equipment malfunctions, labor shortages, or supply chain interruptions could delay production or result in loss of inventory, which may materially affect product availability and revenue.

Variations in raw materials, aging conditions, or production methods may lead to inconsistencies in taste, aroma, or overall product quality. In addition, because we primarily sell our wines to international distributors, we have limited control over how our products are stored, transported, or handled after sale. Improper storage, such as exposure to excessive heat, light, or humidity, could degrade wine quality and potentially create safety concerns.

Consumer perception is critical to our brand equity and long-term success. Any decline in product quality, or failure to adequately address customer complaints or concerns, could lead to reputational harm and reduced customer loyalty. Loss of consumer trust, whether due to actual or perceived lapses in quality control, could be difficult and costly to repair, and may result in decreased sales and adverse effects on our overall business performance.

We may be subject to litigation and regulatory enforcement actions that could adversely affect our business and financial condition.

We are subject to the risk of litigation and regulatory enforcement in the ordinary course of business. These may involve contractual disputes, compliance with labor and environmental laws, tax and customs matters, or other regulatory issues. Government authorities, including those in France, the European Union, or the United States, may investigate or bring actions that result in fines, penalties, or restrictions on our operations. In connection with this Offering or any future capital markets activity, we may also be subject to securities litigation, including claims related to our public disclosures.

Litigation can be costly, time-consuming, and disruptive to our operations. Adverse outcomes may require us to pay damages or alter our business practices. Even if claims are ultimately resolved in our favor, legal proceedings could divert management attention and result in reputational harm. There is no assurance that our insurance coverage will be adequate to cover any such liabilities.

Product liability and safety-related claims could harm our brand and lead to financial losses.

As a producer of alcoholic beverages, we are exposed to potential claims related to product contamination, spoilage, mislabeling, or health concerns. Even if unfounded, such claims could lead to recalls, regulatory investigations, or product liability lawsuits. Any negative publicity or decline in consumer confidence associated with product safety concerns could materially harm our brand and sales. We may also face compliance requirements under French, EU, or U.S. laws related to product safety, advertising, and labeling, which may evolve over time.

Employment-related disputes could result in legal liability and reputational damage.

We may be subject to claims from current or former employees, including those involving workplace injuries, discrimination, harassment, or wage and hour violations. These disputes could lead to regulatory actions, reputational harm, or financial settlements. Even if we prevail, defending against such claims may be costly and distract management. Allegations of workplace misconduct, even if unsubstantiated, could affect our ability to attract and retain qualified personnel.

Our ability to forecast demand and manage inventory is limited due to our reliance on distributors that are also major customers, including those with long-term exclusive arrangements.

We sell our wines primarily through a network of distributors, certain of whom have been granted exclusive rights in designated territories. Our distributors are also considered our customers because they purchase our products for resale. As of March 31, 2024, March 31, 2025 and September 30, 2025, our global distributor network consisted of one, six, and three distributors, respectively. Of these, one, four, and three distributors, respectively, held exclusive rights in separate geographic markets pursuant to distribution arrangements that generally include annual minimum purchase requirements but do not provide binding long-term purchase commitments. We typically enter into standard distribution agreements with our non-exclusive distributors. These agreements set out commercial terms such as product type, quantity, pricing, payment terms, and delivery arrangements. During the six months ended September 30,

2025, Egowine International Group Holdings Limited was our exclusive distributor in Malaysia and accounted for approximately 14.99% of our total revenue. Two other exclusive distributors, each of which operates pursuant to exclusive distribution arrangements in Cambodia and Indonesia, respectively, accounted for approximately 12.49% and 8.33% of our total revenue during the same period. In the aggregate, these three exclusive distributors represented approximately 35.81% of our total revenue for the six months ended September 30, 2025. During the fiscal year ended March 31, 2025, Carlico International Group Holdings Limited, a related party, was our exclusive distributor in Japan and Korea and accounted for approximately 25.02% of our total revenue, subject to a minimum purchase requirement of EUR 550,000. Egowine International Group Holdings Limited was our exclusive distributor in Malaysia and accounted for approximately 20.21% of our total revenue, subject to a minimum purchase requirement of EUR 330,000. In addition, two other distributors, each of which operates pursuant to exclusive distribution arrangements in Cambodia and Indonesia, accounted for approximately 4.04% and 4.04% of our total revenue, respectively. In the aggregate, these four exclusive distributors represented approximately 53.31% of our total revenue for FY2025. During the fiscal year ended March 31, 2024, Carlico International Group Holdings Limited, a related party, was our exclusive distributor in Japan and Korea and accounted for approximately 92.36% of our total revenue, subject to a minimum purchase requirement of EUR 500,000.

Although certain exclusive distribution agreements include minimum annual purchase requirements, our distributors generally retain discretion regarding the timing and volume of orders and are not obligated to purchase fixed quantities beyond agreed minimums. As a result, our ability to forecast sales and plan production is limited. Distributors place orders based on their own projections and market conditions, which may fluctuate due to factors beyond our control. Reductions in order volume, delays in reorder timing, or cancellation of anticipated purchases may result in excess inventory, underutilized production capacity, or revenue volatility. Conversely, large or unanticipated orders may exceed our near-term production or fulfillment capacity, particularly during peak periods, which could strain our operations or delay deliveries.

In addition, if we are unable to maintain favorable pricing or key distributor relationships, or if any major distributor significantly reduces or discontinues purchases, our results of operations and financial condition could be materially and adversely affected. If we are unable to effectively manage distributor relationships or align our production with demand, our sales performance, revenue stability, and market presence may be materially and adversely affected.

We depend on a limited number of major customers, including related parties, for a substantial portion of our revenue, and the loss of one or more of these customers could materially and adversely affect our business.

We sell our wine products through a global network of distributors, as well as directly to individual consumers. We rely on our key customers to a certain extent. Distributors that seek exclusive rights in a territory generally enter into five-year agreements with us that include annual minimum purchase requirements and other standard commercial terms. Despite these requirements, our customers are not subject to binding long-term purchase commitments, and they may adjust their order volumes based on their own business conditions. For the six months interim financial period ended September 30, 2025, six customers each accounted for more than 10% of our total revenue, and in aggregate, represented approximately 98% of our total revenue. For the six months interim financial period ended September 30, 2024, all revenue was derived from sales to local individual customers. Two customers each accounted for more than 10% of our total revenue, and in aggregate, represented approximately 32% of our total revenue.

During the six months ended September 30, 2025, two customers each accounted for more than 10% of our total revenue. These customers included Egowine International Group Holdings Limited and our exclusive distributor in Cambodia. For the fiscal year ended March 31, 2025, four customers each accounted for more than 10% of our total revenue, and in aggregate, represented approximately 69% of our total revenue. These customers included Carlico International Group Holdings Limited, Egowine International Group Holdings Limited, Chung Kin Loo, and Yip Chak Lam. Two of these four customers, Carlico International Group Holdings Limited and Chung Kin Loo, were related parties. For the fiscal year ended March 31, 2024, sales to Carlico International Group Holdings Limited, a related party, accounted for approximately 92.40% of our total revenue. This recent shift toward revenue concentration increases our exposure to the business and financial condition of a limited number of customers.

We typically do not enter into long-term purchase commitments with our customers, and they may reduce or cancel orders with little or no advance notice. If any of our key customers were to cease doing business with us or significantly reduce their order volumes, whether due to strategic shifts, operational disruptions, financial difficulties, or the availability of alternative suppliers, our revenue and profitability could be materially and adversely affected. We may continue to incur fixed costs in marketing, staffing, and operations without corresponding revenue, which could negatively impact our financial results.

Additionally, larger customers may use their purchasing power to negotiate more favorable terms, including price reductions or additional service requirements, which could reduce our margins. If we are unable to diversify our customer base or replace reduced demand from major customers, our business, financial condition, and future growth could be adversely impacted.

We rely heavily on distributors to market and sell our wines, and any disruption in these relationships could materially affect our revenue and market presence.

Our business model depends primarily on third-party distributors to sell and promote our wines. This reliance limits our direct control over market positioning, pricing strategies, and customer engagement. As a result, fluctuations in distributor demand, strategic shifts, or changes in purchasing behavior may materially impact our sales performance and ability to expand our market share.

i.       Several risks arise from our dependence on distributors, including: failure to renew distribution agreements or maintain strong business relationships with existing distributors;

ii.      delays, reductions, or cancellations of orders;

iii.     difficulty in identifying and onboarding new distributors on commercially favorable terms; and

iv.      challenges in quickly replacing underperforming or terminated distributors.

In international markets, we further rely on our distributors’ networks of sub-distributors and retailers to access end consumers. If our distributors are unable or unwilling to promote our products effectively, reduce order volumes, or face operational or financial difficulties, our sales and revenue could decline. Additionally, we may not have visibility or control over how our products are marketed or priced by downstream resellers, which could impact brand consistency and perceived value.

Distributors may also reduce purchases of our wines in response to competitive pressures or shifting market priorities, and they may not allocate sufficient resources to marketing our products. If we are required to increase our own promotional spending or establish alternative sales channels to offset weakening distributor support, our profitability could be adversely affected.

Changes in trade policies and tariffs may increase costs and disrupt international sales.

For the six months ended September 30, 2025, approximately 98.28% of our total revenue was derived from sales to customers outside of the EU, and approximately 57.33% was attributable to customers located in Asia. For the fiscal year ended March 31, 2025, approximately 99.05% of our total revenue was derived from sales to customers outside of the EU, and approximately 58.21% of our total revenue was attributable to customers located in Asia. For the fiscal year ended March 31, 2024, approximately 98.26% of our total revenue was derived from sales to customers outside of the EU, and approximately 98.26% of our total revenue was attributable to customers located in Asia. Our ability to maintain and grow these export sales depends in part on favorable trade conditions and the continued movement of goods across borders without material restrictions or added costs.

Changes in trade policies, such as the imposition of new tariffs, import quotas, packaging or labeling requirements, or stricter customs procedures, may increase our shipping and compliance costs or delay the clearance and delivery of our products. Trade tensions, such as those involving the European Union and other countries or regions, may also lead to retaliatory tariffs or regulatory uncertainty, further impacting our pricing competitiveness.

If we are unable to pass increased costs on to customers or experience prolonged shipping delays, our profit margins, customer relationships, and ability to sustain or grow international sales may be materially and adversely affected.

Product quality or safety issues could result in product recalls, legal liability, and reputational damage.

Ensuring the safety and quality of our wines is essential to maintaining customer trust and brand reputation. Any contamination, spoilage, or deviation from established quality standards during fermentation, storage, bottling, or transportation may lead to product recalls or adverse consumer reactions. For example, the presence of foreign substances, bacterial contamination, or labeling errors could result in regulatory penalties, legal liabilities, and loss of market confidence.

A product recall, whether voluntary or mandatory, could require us to repurchase goods from distributors or retailers, dispose of inventory, and cover administrative and logistical costs. In addition to direct financial losses, any recall could lead to negative media coverage, diminished customer trust, and damage to our brand image, particularly in the premium wine segment.

We may not be able to fully recover recall-related costs through insurance, and the long-term impact of a recall or safety incident could materially and adversely affect our financial performance and market position.

The sale of counterfeit products could harm our brand reputation and dilute consumer trust.

We face the risk of unauthorized third parties distributing counterfeit products using our brand name or similar packaging. Consumers who unknowingly purchase and consume counterfeit wines may associate poor quality or safety issues with our products, even though we are not responsible for such goods.

The presence of imitation wines in the market may damage our reputation, erode brand loyalty, and reduce consumer confidence, particularly among international customers and collectors. Social media and online platforms may amplify the reputational impact of such incidents.

We actively monitor the market for counterfeit activity and may pursue legal action when feasible. However, detecting and preventing counterfeiting can be difficult and costly. Our inability to effectively protect our brand against imitation may adversely affect our sales, reputation, and market position.

Changes in consumer behavior may reduce demand for our wines and adversely affect our business.

Our business depends on consumer demand for wine. Consumer demand is influenced by general economic conditions, consumer confidence, and levels of discretionary income. During periods of economic downturn, inflation, or uncertainty, consumers may reduce spending on non-essential or luxury goods, including wine. This may lead to decreased sales volume, changes in product mix, or increased pricing pressure.

In addition to economic factors, evolving consumer preferences may negatively affect demand. Shifts in demographics, lifestyle choices, and greater health awareness have contributed to changes in alcohol consumption patterns. For example, younger generations may prefer alternative alcoholic beverages such as spirits, cocktails, or low-alcohol options, while some consumers may reduce or abstain from alcohol entirely for health or wellness reasons. Negative publicity, regulatory campaigns, or social media discourse surrounding alcohol consumption could further influence purchasing behavior.

If we are unable to anticipate or respond effectively to changes in consumer preferences, economic conditions, or broader lifestyle trends, our sales, profitability, and future growth prospects could be materially and adversely affected.

Uncertainty in consumer acceptance of new products may affect our business performance.

We may develop and introduce new wine labels or product lines as part of our growth strategy. However, consumer acceptance of new wines is inherently uncertain and influenced by evolving preferences, competitive offerings, and market trends. If newly launched products fail to meet consumer expectations or are not effectively marketed, we may experience lower-than-expected sales, inventory write-downs, or reputational harm.

The development and commercialization of new products require significant investments in production, marketing, and distribution. There is no assurance that these efforts will generate expected returns. Additionally, new products may cannibalize sales of existing offerings, further complicating our market positioning. If we are unable to introduce successful new wines in response to changing consumer preferences, our growth prospects and financial performance may be adversely affected.

We operate in a highly competitive industry, and increased competition may adversely affect our sales, margins, and growth prospects.

The wine industry is intensely competitive, both globally and within our core markets. We face competition from large multinational wineries, regional producers, and a growing number of boutique and artisanal brands. Additionally, consumer interest in alternative alcoholic beverages, including spirits, craft beers, and low- or non-alcoholic options, has expanded, further fragmenting the market.

Many of our competitors have greater brand recognition, more extensive distribution networks, larger marketing budgets, and stronger supplier relationships. These advantages may enable them to offer lower prices, achieve better economies of scale, or secure premium shelf space with retailers and distributors. As a smaller producer with a focus on premium wines, we may face challenges maintaining our market position, particularly in cost-sensitive or high-volume channels.

In recent years, shifts in consumer behavior, including increased digital engagement and interest in direct-to-consumer channels, have intensified competitive pressures. If we fail to effectively promote our brand, differentiate our products, or adapt to changing consumer preferences, we may lose market share.

To remain competitive, we may need to increase spending on marketing, offer more promotional discounts, or invest in new distribution strategies. These actions could reduce our margins and impact profitability. If we are unable to respond effectively to competitive pressures, our business, financial condition, and growth prospects could be materially and adversely affected.

Adverse wine ratings may negatively impact our brand reputation and sales.

Our wines may be reviewed and rated by third-party wine critics, publications, and competitions, and such ratings can influence consumer perceptions and purchasing decisions. Favorable ratings can support demand and pricing, while unfavorable reviews may negatively impact our brand reputation and sales.

We do not control the methodologies used by rating agencies, and there can be no assurance that our future vintages will receive favorable evaluations. If any of our wine labels receive consistently lower ratings or are outperformed by competitors, we may experience a decline in consumer confidence, reduced market demand, and pressure on pricing. Sustained negative ratings may have a material adverse effect on our sales, profitability, and brand equity.

Failure to adequately protect our intellectual property rights could harm our brand, reduce customer confidence, and adversely affect our business.

Our brand recognition and market position rely heavily on our ability to protect and enforce our intellectual property rights, including our trademarks. As of the date of this prospectus, we hold the following registered trademarks in France: Château Lagarosse and Douley de Château Lagarosse. These trademarks are currently registered only in France and are not registered in other jurisdictions. As a result, we may not be able to prevent third parties in jurisdictions outside of France from using, registering or enforcing similar or identical trademarks, which could dilute our brand, cause consumer confusion, or adversely affect our ability to expand or conduct business internationally.

Despite legal protections, our trademarks may be subject to infringement, counterfeiting, or unauthorized use. For example, counterfeit products bearing our trademarks may be sold in certain markets, potentially misleading consumers and damaging our reputation. Unauthorized businesses may also attempt to associate themselves with our brand, undermining consumer trust.

Detecting and preventing intellectual property misuse, particularly in international and online marketplaces, is resource-intensive and may not always be successful. If we are unable to prevent infringement or enforce our rights effectively, we could suffer reputational harm, revenue losses, and erosion of brand equity.

We may be subject to intellectual property claims that could result in costly litigation or restrictions on our business operations.

We may face allegations that our branding, trademarks, or business practices infringe upon the intellectual property rights of others. If any such claims result in litigation, we could incur significant legal costs, face injunctions, or be required to pay damages or licensing fees. We may also be forced to rebrand, delay product launches, or change certain aspects of our business operations.

Defending intellectual property claims, even if unsuccessful, can be time-consuming, expensive, and disruptive to our management. Additionally, we may need to initiate legal proceedings to protect our own trademarks and brand identity, which could further strain our resources. Any such disputes could adversely affect our business, reputation, and financial results.

Operational disruptions at our sole production facility could materially and adversely affect our business, results of operations, and financial condition.

Our wine production is centralized at a single facility located at the Château Lagarosse estate in the Bordeaux region of France. This facility houses our core production functions, including grape processing, fermentation, storage, bottling, and distribution. As a result, any significant disruption at this location could materially impair our ability to produce and deliver products, impacting our revenue, customer relationships, and financial performance. Disruptions may result from equipment malfunctions, labor shortages or strikes, power failures, regulatory enforcement actions, or natural disasters such as wildfires or severe weather events. In the event of an unexpected shutdown, we may not be able to shift production elsewhere or resume operations promptly. Our insurance coverage may not fully compensate for all resulting losses, including lost sales, damaged equipment, or replacement costs. Any extended disruption could lead to delays in fulfilling orders, loss of market share, and reputational damage. Relocating or replicating our production processes would likely require significant capital investment, time to install specialized equipment, and regulatory approvals, and may not be feasible in the short term.

Our operations rely on specialized equipment, and any malfunction or failure could lead to production delays and increased costs.

Our winemaking processes depend on the efficient operation of specialized machinery, including grape crushers, fermentation tanks, and bottling lines. Equipment failures or underperformance could interrupt production, reduce output capacity, and increase operating costs. Delays in repair or replacement may be exacerbated by the limited availability of replacement parts or service providers with expertise in such equipment. As equipment ages or warranty periods expire, the risk of unplanned downtime may increase, potentially requiring unbudgeted capital expenditures. Extended outages may also impact our ability to maintain consistent product quality, which could harm our brand reputation and lead to reduced consumer trust or sales.

We are subject to extensive French and international regulations, and non-compliance could adversely affect our business, financial condition, and results of operations.

Our business is subject to a wide range of regulatory requirements in France and the countries where we operate or export, including those governing wine production, storage, distribution, labeling, advertising, and sales. In France and the European Union, we are required to obtain and maintain numerous licenses and permits from authorities such as the French customs and excise authority (Direction Générale des Douanes et Droits Indirects, or DGDDI), agricultural and environmental agencies, and local prefectural offices such as the Direction Départementale des Territoires et de la Mer (DDTM).

Failure to obtain, maintain, or renew any required license or permit — or any actual or alleged non-compliance with applicable laws — could result in fines, operational restrictions, suspension of production, or the revocation of permits. Regulatory authorities also have broad discretion in enforcement, and unexpected inspections, changes in policy, or reinterpretations of existing rules could adversely affect our operations.

We are also subject to evolving EU and French regulations related to food safety, advertising, product labeling, and traceability. Any tightening of these requirements may require operational changes or capital expenditures. In addition, changes in excise taxes, value added tax (“VAT”) rates, or tariffs, particularly in cross-border transactions, could impact our pricing, margins, or competitiveness.

Changes to taxation or the interpretation or application of tax laws could have an adverse impact on our results of operations and financial condition.

Our business is subject to various taxes in different jurisdictions, primarily in France, including but not limited to corporate income tax, VAT, and excise duties applicable to wine and other alcoholic beverages. Changes in these laws or regulations, or in the position of the relevant French or foreign tax authorities regarding their application, administration, or interpretation, particularly if applied retroactively, could increase our overall tax burden and have a material adverse effect on our business, results of operations and financial condition.

Because we distribute and export our wines internationally, we are also exposed to risks of changes in foreign tax regimes, customs duties, and tariffs in our export markets. Any such changes could make our products less competitive abroad, reduce our margins, or limit our ability to grow internationally.

In addition, tax laws are complex and subject to differing interpretations. We may periodically be subject to tax audits aimed at assessing our compliance with direct and indirect taxes. The tax authorities may not agree with our interpretations or positions, and challenges by the authorities could result in lengthy proceedings, additional tax assessments, and penalties, each of which could have a material adverse effect on our results of operations and financial condition.

We rely on third-party distributors in export markets, and their non-compliance with local laws could harm our business.

We rely on third-party distributors to sell our wines in various international markets. Although we seek to work with reputable and experienced partners, we do not have direct control over their day-to-day operations or their compliance with applicable local laws and regulations, including those related to alcohol licensing, advertising, import controls, and product labeling.

Any failure by our distributors to comply with local regulations could result in enforcement actions, reputational damage, or disruptions in product availability in those jurisdictions. Additionally, we may face regulatory developments in export markets, such as new import restrictions, packaging requirements, or anti-dumping measures, that could increase our costs, delay shipments, or reduce our ability to access those markets on competitive terms.

We are subject to environmental regulations that may increase our operating costs and expose us to liability.

Our vineyard and production operations are subject to a range of environmental regulations in France and the European Union, including those governing land use, water consumption, pesticide use, emissions, and waste management. These regulations are expected to become increasingly stringent due to heightened regulatory scrutiny and growing public and investor focus on climate change and sustainability.

Compliance with these requirements may require us to invest in new equipment, adopt alternative farming or production practices, or limit the use of certain materials, which could increase our operational costs. If we fail to comply with environmental laws, we may face fines, penalties, or even the suspension or revocation of operating licenses. We may also be liable for historical environmental conditions, such as soil or groundwater contamination, which could require remediation.

Moreover, our ability to meet future sustainability expectations from regulators, customers, or investors may affect our market positioning, brand reputation, and access to capital.

Inventory management issues could materially affect our operations and financial results.

Our ability to manage inventory effectively is critical to our profitability. Poor inventory forecasting or control could result in overstocking or understocking, each of which could adversely impact our operations and financial condition.

Overstocking may result in increased storage costs, spoilage, and the need for markdowns, while understocking may cause missed sales opportunities, delayed deliveries, and distributor dissatisfaction. Inaccurate demand forecasting, particularly for new products or during seasonal peaks, may amplify these risks.

Inventory is also subject to external risks, such as theft, fire, environmental damage, or changes in regulatory requirements affecting storage. Insurance may not fully cover losses in these cases. Furthermore, excess inventory at distributors may cause them to reduce or delay future orders, negatively impacting our revenue.

Inability to manage growth effectively may adversely affect our business, financial condition and operational performance.

We have experienced growth in our revenue and gross profit since 2024. While we intend to continue expanding our operations, there is no assurance that we will be able to sustain historical growth rates or achieve our strategic objectives. Our ability to manage growth effectively depends on several factors, many of which are beyond our control.

We plan to expand our production capacity, modernize our winery infrastructure, upgrade hospitality and event facilities, broaden our distribution into new markets such as North America, and enhance our branding through art collaborations and marketing initiatives. These initiatives will require significant investment in capital, personnel, infrastructure, and internal systems.

Failure to execute our growth strategies effectively may lead to operational inefficiencies, higher costs, or delays in achieving anticipated benefits. Rapid growth may strain our management team and require us to recruit and retain additional personnel with relevant experience, particularly in winemaking, marketing and operations. If we are unable to scale our workforce or maintain adequate training and quality control, our product consistency and customer experience could suffer.

Our expansion also depends on maintaining strong internal controls and financial discipline. Increased investments in marketing, production and international expansion may not generate expected returns and could result in elevated operating expenses without a corresponding increase in revenue. If we do not manage our liquidity, working capital and cost structure effectively, our profitability and cash flow may be negatively impacted.

In addition, external risks such as macroeconomic conditions, inflation, regulatory changes, supply chain disruptions, and evolving consumer preferences could adversely affect our ability to grow. If we fail to anticipate or respond to these challenges, we may not be able to sustain growth, maintain profitability or achieve our long-term business objectives.

Limited experience as a U.S. public company may impact our ability to comply with regulatory requirements and corporate governance standards.

Upon completion of this Offering, we will become a U.S. public company and will be subject to extensive regulatory, disclosure, and corporate governance requirements, including those of the SEC and the listing standards of the NYSE American or the Nasdaq. Compliance with these obligations will require significant time, attention, and resources from our management and may increase our legal, accounting, and compliance costs.

However, our management team has limited experience operating a company subject to U.S. public company requirements. This may pose challenges in implementing and maintaining effective internal controls, meeting periodic reporting obligations in a timely and accurate manner, and navigating regulatory requirements applicable to U.S.-listed companies. In particular, our management will be required to devote substantial time to compliance matters, which may divert attention from our business operations.

To comply with applicable laws and listing standards, we will be required to establish and maintain robust internal control systems, expand our financial and legal functions, and enhance our corporate governance practices, including appointing qualified independent directors. We also expect to incur additional expenses related to directors’ and officers’ liability insurance, investor relations, and financial reporting systems. If we are unable to successfully adapt to our new obligations as a public company, we could face regulatory penalties, reputational harm, or a decline in investor confidence, each of which could adversely affect our business and financial condition.

We rely on a small number of employees, key personnel, and seasonal workers, and any disruption in labor availability could adversely affect our operations.

Our success depends on the continued service of our senior management, key staff, and a limited number of full-time employees. As of the date of this prospectus, we employ six full-time employees, all of whom play an important role in our operations. The loss of critical personnel, or the temporary absence of staff during key production stages such as harvest or fermentation, could disrupt operations and adversely affect product quality and timelines.

In addition to our full-time employees, we rely on external workers on a seasonal and contract basis, particularly during the harvest period and other labor-intensive vineyard activities. Our dependence on a small workforce and temporary labor exposes us to the risk of labor shortages, increased labor costs, or disputes with workers, which could delay or disrupt wine production. Recruiting and retaining qualified personnel in the wine industry is competitive and may require significant time and resources. Candidates with the technical expertise necessary for premium wine production and international expansion are limited, and replacing experienced personnel may involve additional costs related to recruitment, training, or compensation.

If we are unable to retain or replace key employees, attract qualified new personnel, or secure sufficient seasonal labor in a timely manner, our ability to execute business strategies and maintain product quality could be materially and adversely affected.

Our directors and executive officers may hold positions with other entities, which could give rise to potential conflicts of interest.

Certain of our directors and executive officers may, from time to time, serve as officers, directors, stakeholders, or advisors to other business entities or charitable organizations. Subject to prior approval by our board of directors and provided such roles do not materially interfere with their responsibilities to the Company, these individuals may continue to engage in limited external activities, including serving in non-competing for-profit businesses.

While we believe these arrangements are managed to avoid material conflicts, the external commitments of our directors and executive officers may divert time and attention from our operations. This could lead to delays in decision-making, challenges in internal coordination, or misalignment of strategic priorities. In certain cases, these concurrent roles may also give rise to potential conflicts of interest when decisions must be made that could affect both our Company and the other entities with which they are affiliated.

Although we do not believe that any such current or anticipated external roles would materially affect our ability to conduct our business, there can be no assurance that conflicts of interest will not arise or that such conflicts will be resolved in our favor. Any failure to appropriately manage such conflicts could adversely affect our business, financial condition, or results of operations.

Unforeseeable events, including natural disasters, public health crises, and geopolitical instability, could disrupt our operations and adversely affect our business and financial condition.

We are subject to operational risks arising from events beyond our control, including natural disasters, public health emergencies, and geopolitical developments. Such events could materially disrupt our vineyard operations, supply chains, and distribution networks, and reduce demand for our products.

Extreme weather events, such as droughts, floods, and wildfires, may damage our vineyards or affect grape yields and wine quality. Because our production and storage are concentrated at a single facility, any disruption could significantly impact our ability to produce and deliver our products. Public health crises, including epidemics or pandemics, may result in labor shortages, supply chain disruptions, and reduced customer traffic at our hospitality venues. For example, during the COVID-19 pandemic, our wine tasting rooms experienced temporary closures and capacity limitations, which caused disruption to our operations and adversely affected our business and financial condition.

In addition, global supply chain disruptions during such events may result in delays or increased costs related to packaging materials, equipment, or vineyard supplies. Extended disruptions could limit our ability to meet customer demand or fulfill distribution obligations.

Geopolitical events, including armed conflicts, trade restrictions, or sanctions, may adversely impact international logistics or consumer demand in key export markets. For example, the war in Ukraine has contributed to inflationary pressures and economic uncertainty in Europe, which may affect discretionary consumer spending.

Although we maintain contingency plans and insurance coverage, these measures may not fully offset the operational or financial impact of such events. If we are unable to respond effectively to a force majeure event, our business, financial condition, and results of operations could be materially and adversely affected.

Cybersecurity risks and IT system disruptions could materially affect our operations, compliance, and financial condition.

We rely on digital infrastructure to support critical aspects of our business, including vineyard operations, supply chain coordination, financial reporting, and customer engagement. As we expand our operations and become a publicly traded company in the United States, we face increased exposure to cybersecurity threats and IT-related risks.

Cyberattacks such as ransomware, phishing, and other unauthorized intrusions could compromise sensitive data, disrupt production and logistics, or impair our ability to comply with financial reporting and regulatory obligations. System failures due to human error, hardware malfunction, or third-party service disruptions could similarly result in operational delays or data loss.

Any material cybersecurity incident or prolonged IT disruption could result in:

•        Regulatory penalties for failure to comply with data protection or disclosure requirements;

•        Delayed production or distribution, resulting in lost revenue;

•        Increased remediation, legal, and insurance costs;

•        Reputational damage and loss of customer or investor trust.

We may be required to invest in additional IT infrastructure, personnel, and monitoring systems to enhance our cybersecurity readiness and meet the expectations of regulators, investors, and customers. There is no assurance, however, that these efforts will fully prevent future incidents or mitigate all associated consequences.

Non-compliance with data protection and privacy laws could result in regulatory penalties, legal liability, and reputational harm.

Our operations involve the collection and processing of personal data, including employee, customer, and distributor information. We are subject to the General Data Protection Regulation (GDPR) in the European Union, which imposes strict requirements on data collection, use, and cross-border transfers. If we expand into new markets or engage in direct-to-consumer sales in the United States, we may also become subject to U.S. federal and state data privacy laws.

Following our listing in the United States, we will be subject to additional data-related obligations, including SEC rules requiring disclosure of material cybersecurity incidents and governance practices, as well as other U.S. regulatory expectations concerning data privacy, breach notification, and cross-border data restrictions.

Failure to comply with applicable data protection laws or to prevent unauthorized access, use, or disclosure of personal data could result in:

•        Investigations and fines by French, EU, or U.S. regulatory authorities;

•        Civil litigation or class actions from affected individuals;

•        Reputational damage, reduced customer and investor confidence, and increased compliance costs.

Although we implement data security measures and conduct staff training, there is no assurance that future data breaches or compliance failures will not occur. Any such incident could materially and adversely affect our business, financial condition, and prospects.

Increases in the cost or limited availability of materials, packaging, energy, or labor could adversely affect our operations and financial performance.

Our ability to produce and distribute our wines depends on the continued availability of essential inputs, including agricultural materials, packaging components, energy, and labor. Increases in the cost of these inputs, or disruptions in their supply, could materially and adversely affect our operations, cost structure, and financial results.

We rely on a consistent supply of winemaking materials, such as fermentation agents, fining additives, and bottling supplies, as well as packaging components like glass bottles, corks, capsules, and labels. These items are generally sourced from third-party suppliers in France under contracts of varying durations. Any disruption in supply, quality issues, or increases in prices could impact our production capacity and increase our costs.

Energy and water are also critical to our operations. We use electricity and gas in fermentation, bottling, and storage, and water for irrigation, cleaning, and facility maintenance. Fluctuations in utility prices, restrictions on water use, or extreme weather events, such as droughts, which have become more frequent in southwestern France, could reduce crop yields or increase costs across our supply chain.

In addition, we outsource certain activities such as vineyard maintenance, harvesting, and laboratory testing to third-party service providers. We also rely on a small number of full-time employees. Shortages of skilled agricultural labor, higher wages, or changes in employment regulations could limit our ability to maintain production schedules and increase labor costs.

These risks may be further compounded by inflationary pressures, geopolitical developments, or changes in global demand for raw materials. If we are unable to manage these risks or pass increased costs on to customers, our business, financial condition, and results of operations could be materially and adversely affected.

If we are unable to effectively manage input costs or disruptions, or to pass increased costs on to customers, our business, financial condition, and results of operations could be materially and adversely affected.

A significant portion of our revenue depends on export sales, which exposes us to concentration and market risks.

A substantial portion of our revenue is derived from export sales. This reliance is expected to continue for the foreseeable future. Any decline in export demand, the loss of key customers, or failure to expand our international customer base could materially and adversely affect our financial condition and results of operations.

Export sales may fluctuate due to factors beyond our control, including increased competition, shifting consumer preferences, and changes in purchasing behavior in international markets. If we are unable to respond effectively to evolving market trends or introduce new products that meet consumer expectations, our revenue may decline. In addition, if any of our major customers reduce or cease purchases, our financial performance and growth prospects could be materially impacted.

Our financial performance is subject to seasonal fluctuations and other variable market conditions.

Our sales and operating results may vary significantly by quarter due to seasonality and other market factors. For example, a higher portion of wholesale sales to distributors typically occurs in the second half of the year, coinciding with peak consumption periods such as year-end holidays. These seasonal trends may result in increased promotional activities or volume-based incentives, which can lower average selling prices and reduce margins.

In addition to seasonality, our financial results are influenced by other variable factors, including changes in input costs, weather-related impacts on grape yields, inventory levels, and the mix of sales between distribution channels. Macroeconomic factors, such as changes in consumer spending, inflation, and supply chain disruptions, may also contribute to quarter-to-quarter variability. As a result, historical results may not be indicative of future performance, and financial outcomes may differ materially between periods.

Expansion into new markets may expose us to operational and financial risks.

As part of our growth strategy, we plan to expand into new geographic regions and distribution channels. These initiatives may introduce operational complexities and financial risks that could adversely affect our business. Market dynamics, consumer preferences, and regulatory frameworks vary by region, and our limited experience in certain markets may make it difficult to accurately forecast demand, revenue, and costs. If our assumptions about consumer behavior, pricing, or distribution prove incorrect, actual performance may fall short of expectations. In particular, new market entry may result in higher-than-anticipated customer acquisition costs, increased promotional spending, or lower margins. These outcomes could negatively impact our financial position, profitability, and growth prospects.

Execution risks associated with our operational strategies may adversely affect our financial results.

Our financial performance depends on the successful implementation of key business strategies, including increasing sales volumes, improving gross margins, managing fixed and variable costs, and expanding distribution and direct-to-consumer channels.

If we are unable to effectively execute these strategies, or if actual results deviate materially from our projections, our profitability and financial condition may be adversely affected. For example, failure to expand sales, control production costs, or optimize operational efficiency could lead to lower-than-expected revenue and reduced cash flow.

In addition, external factors beyond our control, such as shifting consumer demand, competitive pressures, or changes in distributor relationships, may further impact our ability to achieve strategic objectives. Any failure to adapt to these factors or to manage operational plans efficiently may negatively affect our financial performance and hinder long-term growth.

Limited insurance coverage for catastrophic events may result in significant losses and operational disruptions.

Our operations, including vineyard cultivation, wine production, storage, and distribution, are exposed to catastrophic risks such as wildfires, floods, hail, droughts, and other natural disasters. While we maintain insurance coverage for certain risks, our policies are subject to limitations, including deductibles, exclusions, and coverage caps. We may not be fully insured against all potential losses.

In the event of a major incident affecting our facilities or those of key suppliers or logistics providers, we could face prolonged production or distribution disruptions, delayed sales, and increased recovery costs. Insurance claims may also be subject to delays, which could further strain our liquidity and operations.

Additionally, climate-related risks have contributed to the increased frequency and severity of extreme weather events. These trends may lead to higher insurance premiums or reduced availability of comprehensive coverage in the future. If we are unable to maintain adequate insurance at a reasonable cost, we may be more exposed to the financial impact of future catastrophic events, which could materially and adversely affect our business, financial condition, and results of operations.

Our Chief Executive Officer and Director, Mr. Benoît Jacques Paul de Guigné, also holds a public office, serving as mayor of the village of Tabanac, France, and may allocate his time to such other public office duties, thereby causing conflicts of interest in his determination as to how much time to devote to the business affairs of our Company. This could have a negative impact on our ability to implement our plan of operation.

Beginning in March 2026, our Chief Executive Officer and Director, Mr. Benoît Jacques Paul de Guigné, is concurrently serving as the mayor of the village of Tabanac, France, a public office that carries certain duties, obligations, and time commitments under French law, which may result in a conflict of interest in allocating his time between our operations and his public office responsibilities. Pursuant to his employment agreement, he is employed with the Company on a full-time basis, but shall be permitted to participate in certain limited outside activities. Subject to our Board’s prior approval, Mr. de Guigné may serve in such public office and in other non-competing for-profit businesses, charitable organizations, or civic and governmental capacities, provided, however, that such activities do not materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities to the Company.

The existing external commitments and any future commitments of our executive officer to public office or other entities may potentially divert his significant time and attention away from the strategic and operational needs of our company. His divided focus could lead to delays in decision-making, hinder effective communication within our organization, give rise to potential conflicts of interest, and introduce a divergence in priorities, consequently impacting the overall efficacy of leadership. Additionally, service in public office may also expose Mr. de Guigné, and by association our Company, to heightened public scrutiny, media attention, political controversy, or reputational risk that would not typically arise from service on a corporate board, and any such controversy could indirectly affect our Company’s reputation or stakeholder relationships. The potential for conflicting interests arising from commitments to his public office and other entities may pose challenges in aligning the officer’s priorities with the long-term goals and interests of the Company, thereby introducing an element of uncertainty and potential disruption to our operations. We do not believe that any such potential conflicts would materially affect our ability to conduct our operations. It is essential to acknowledge and address these complexities to ensure that our executive officers can effectively balance their responsibilities and fulfill their commitments to our company and to the public, while maintaining transparency and integrity in their various roles. Failure to do so may adversely affect our business, financial conditions, and results of operations.

We rely on third-party logistics providers and international shipping, which exposes us to transportation-related risks.

We depend on third-party freight and logistics providers to distribute our wines to international markets. Disruptions in global shipping, including rising transportation costs, port congestion, labor shortages, geopolitical tensions, or delays in key regions such as the Middle East or Asia, could impair our ability to fulfill customer orders in a timely manner. These risks may result in increased costs, missed sales opportunities, and harm to customer relationships.

Risks Related to Our Class A Ordinary Shares and This Offering

There has been no public market for our Ordinary Shares, including Class A Ordinary Shares, prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we plan to apply to list our Class A Ordinary Shares on the NYSE American or the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

The trading price of our Class A Ordinary Shares may be volatile, including any stock run-ups, which could result in substantial losses to you.

Our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this Offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        changes in the economic performance or market valuations of other financial services firms;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, or our officers or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our existing shareholders who are not included in this registration statement will be able to sell their Class A Ordinary Shares after expiration of their lock-up period, subject to restrictions under Rule 144.

Our existing shareholders may be able to sell their Class A Ordinary Shares pursuant to Rule 144 under the Securities Act after expiration of their lock-up period. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering and there is currently no established markets for the sale of the Class A Ordinary Shares they own, when they are able to sell their pre-offering Class A Ordinary Shares under Rule 144, they may be more willing than participants in this Offering to accept a lower sales price than the Offering price. These shareholders may sell all or a portion of their Class A Ordinary Shares, from time to time, at the market price prevailing at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. As such, the trading price of our Class A Ordinary Shares may fluctuate significantly due to such sales, which are beyond our control. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares will be substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to meet applicable listing requirements, NYSE American or Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our Class A Ordinary Shares are listed on the NYSE American or the Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of the NYSE American or the Nasdaq in the future. If we fail to comply with the applicable listing standards and NYSE American or Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Accordingly, if we obtain listing on the NYSE American or the Nasdaq, our securities will be considered “covered securities.” Furthermore, if we were no longer listed on NYSE American or Nasdaq, our securities would not be considered “covered securities,” and we would be subject to regulations in each state in which we offer our securities.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.

The Class A Ordinary Shares sold in this Offering pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be [*] Class A Ordinary Shares outstanding after this Offering, or [*] Class A Ordinary Shares if the Underwriters exercise their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

In connection with this Offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares have agreed not to sell any of our Class A Ordinary Shares or are otherwise subject to similar lockup restrictions for six months from the pricing date of the Offering, without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. All dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section on page 38 for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a six-month basis as press releases, distributed pursuant to the rules and regulations of the NYSE American or the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our officers, directors, and principal shareholders are exempt from the short-swing profit disclosure and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer. Following this Offering, we will plan to rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American or the Nasdaq.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our outstanding voting securities become directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements of the NYSE American or the Nasdaq. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter; (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

Risks Related to our Corporate Structure

The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, which will hold in the aggregate [*]% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, the Company is authorized by its Memorandum and Articles of Association to allot a maximum of (i) 900,000,000 Class A Ordinary Shares, par value US$0.00005 per share and (ii) 100,000,000 Class B Ordinary Shares, par value US$0.00005 per share. Prior to the completion of this Offering, there were 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one vote and each Class B Ordinary Share has 20 votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

The Class B Ordinary Shares outstanding are all ultimately and beneficially owned by Mr. Chung Keung Steve Loo, our President and Chairman of the Board, through Chateau Lagarosse Holdings Limited (our Controlling Shareholder), representing 90.66% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date of this prospectus. After the completion of this Offering, Mr. Loo, through Chateau Lagarosse Holdings Limited, will hold [*]% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Mr. Loo, through Chateau Lagarosse Holdings Limited, will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares held by Chateau Lagarosse Holdings Limited represent at least 51% of the voting power of all outstanding Ordinary Shares.

This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Our Memorandum and Articles of Association, as may be amended from time to time, do not include the sunset provisions to limit the lifespan of the Class B Ordinary Shares (meaning the high-vote feature of our Class B Ordinary Shares may persist indefinitely). Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. Therefore, the death of the ultimate beneficial owner of our Class B Ordinary Shares or intra-family transfers of Class B Ordinary Shares would not require conversion of the Class B Ordinary Shares. Furthermore, should the Company decide to issue additional Ordinary Shares in the future, the one-to-twenty voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Chateau Lagarosse Holdings Limited owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if Chateau Lagarosse Holdings Limited were to dispose of certain of our Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of Chateau Lagarosse Holdings Limited’s controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholder, Chateau Lagarosse Holdings Limited, may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our Class A Ordinary Shares. These policies have been in place for several years and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” within the meaning of the corporate governance rules of the NYSE American or the Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

As of the date of this prospectus, Mr. Chung Keung Steve Loo, our President, Chairman of the Board and sole shareholder of Lagarosse BVI, our Controlling Shareholder, beneficially owns approximately 90.66% of the voting power of our outstanding Ordinary Shares. Under Nasdaq Listing Rule 5615(c)(1) and Section 801(h) of the NYSE American Company Guide, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, and the requirement that its compensation and nominating committees consist entirely of independent directors. The controlled company exemption does not modify the independence requirements applicable to the audit committee under Rule 10A-3 under the Exchange Act, Nasdaq Listing Rule 5605(c) or Section 803(B) of the NYSE American Company Guide, with which we are and will continue to be required to comply.

Although we do not currently intend to rely on the “controlled company” exemption under the NYSE American or Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the NYSE American and Nasdaq corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

There is uncertainty as to the enforceability in the Cayman Islands of judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdiction.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, or other relevant jurisdictions may render you unable to enforce a judgment against our assets.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court with competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as may be amended from time to time, the Companies Act (as amended) of the Cayman Islands (the “Cayman Islands Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our Memorandum and Articles of Association, as may be amended from time to time, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, where our company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We plan to rely on home country practice with respect to our corporate governance after we complete this Offering. As such, our shareholders would be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Cayman Islands Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law” beginning on page 103.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable NYSE American or Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Nasdaq listing rules and the listing rules of NYSE American require listed companies to have, among other things, a majority of their board members to be independent. As a foreign private issuer, however, under Nasdaq Listing Rule 5615(a)(3) and Section 110 of the NYSE American Company Guide, we are permitted to follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in what that director considers to be the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq listing rules and the listing rules of NYSE American also generally also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members.

As a foreign private issuer, we are permitted to follow our home country practice in lieu of these requirements and are not required to comply with these requirements as a matter of the corporate governance rules of either exchange. However, regardless of our foreign private issuer status, we are required to comply with the audit committee independence requirements of Rule 10A-3 under the Exchange Act, Nasdaq Listing Rule 5605(c)(3) and Section 803(B) of the NYSE American Company Guide, which include the requirement to maintain an audit committee composed entirely of independent directors, and we are not permitted to rely on home country practice in lieu of these audit committee requirements. Notwithstanding our reliance on home country practice exemptions, we remain subject to certain mandatory requirements of the Nasdaq and NYSE American listing rules from which foreign private issuers are not permitted to claim an exemption, including the requirements of Nasdaq Listing Rule 5625 and NYSE American Company Guide Section 802(d) (notification of material noncompliance), Nasdaq Listing Rule 5640 and the corresponding NYSE American voting rights policy (preservation of shareholder voting rights), and the audit committee requirements described above.

In addition, the Nasdaq listing rules and the listing rules of NYSE American may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain ordinary share issuances (including issuances at a price less than the Minimum Price, as defined under Nasdaq Listing Rule 5635, representing 20% or more of an issuer’s outstanding voting power or outstanding shares, change-of-control issuances, and issuances in connection with the acquisition of another company). We currently intend to comply with the requirements of Nasdaq listing rules and the NYSE American listing rules rather than rely on home country practice in lieu of such requirements, and to appoint a nominating and corporate governance committee notwithstanding our eligibility to rely on the foreign private issuer exemption from such requirement. After this Offering, we plan to follow home country practice in lieu of the requirements under the Nasdaq listing rules and the listing rules of NYSE American with respect to certain corporate governance standards, which may afford less protection to our investors than would be available to investors in a U.S. domestic issuer.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in France and outside the United States. In addition, our directors and officers are nationals or residents of Canada, France, United States, United Kingdom, and Hong Kong, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult, costlier and time-consuming for investors to effect service of process within the United States upon us or our directors and officers, or to enforce judgments obtained in U.S. courts against us or our directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our directors and officers.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court with competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

France

We have been advised by our French counsel that there is currently no bilateral treaty or specific convention between France and the United States regarding the mutual recognition or enforcement of foreign judgments, including those based on the civil liability provisions of U.S. securities laws.

However, under French law, foreign judgments, including U.S. judgments, may be recognized and enforced in France under a well-established set of principles derived from French private international law, particularly through the procedure known as “exequatur”. This procedure allows foreign judgments to be rendered enforceable in France, without any re-litigation on the merits, provided certain substantive and procedural requirements are met.

French courts have consistently held that U.S. civil judgments can be enforced in France if the following cumulative conditions are satisfied:

(i)     the foreign court had jurisdiction under the rules recognized by French law;

(ii)    the decision is final and conclusive in the foreign jurisdiction;

(iii)   the decision does not contravene French international public policy (“ordre public international”);

(iv)   there was no fraud in obtaining the judgment; and

(v)    the defendant was afforded due process (i.e., fair trial and the right to be heard).

Although U.S. securities law judgments are not automatically enforceable in France, and judgments awarding punitive damages may not be enforced if considered contrary to French international public policy, French courts have shown an increasing openness to recognizing and enforcing a wide range of foreign civil judgments, including monetary awards, provided the conditions outlined above are satisfied. In appropriate circumstances, French courts may also give effect to declaratory judgments, injunctions, and orders for specific performance, particularly when such relief is compatible with French procedural and substantive rules.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$[*] per Class A Ordinary Share (the midpoint of the range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this Offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately US$[*].

We plan to use the net proceeds we receive from this Offering for the following purposes:

Intended Use	Priority	Approximate Amount	%
Investment in Château Lagarosse, including funding renovation of the heritage château buildings, vineyard development, and upgrades to winery facilities and equipment.	1		$40%
Marketing and market expansion, for brand promotion in existing markets and entry into new geographic regions, including related travel, promotional events, and marketing campaigns.	2		$20%
Strategic acquisitions and business expansion, to pursue potential acquisitions and expand service offerings to enhance the product suite and market presence	3		$20%
Working capital and general corporate matters	4		$20%
Total			$100%

If the net proceeds from this offering are less than the total estimated amounts set forth above, we intend to allocate the proceeds in accordance with the priority ranking indicated in the table. To the extent additional funds are required, we may seek financing through cash on hand, operating cash flows, or additional equity or debt financing. None of the net proceeds from this offering will be used to repay amounts owed to related parties or other parties described under “Related Party Transactions.” As of the date of this prospectus, we have not identified any specific investment or acquisition opportunities, and there can be no assurance that any acquisitions will be completed. For a more detailed discussion on our future business plans and growth strategies, see “Business — Our Growth Strategies” and “Business — Our Challenges” on pages 68 and 69 of this prospectus, respectively.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Class A Ordinary Shares, if any, will be paid in U.S. dollars.

There are no foreign exchange controls or foreign exchange regulations under the current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

•        on an actual basis; and

•        on a pro forma basis to reflect the issuance and sale of [*] Class A Ordinary Shares by us in this Offering at the initial public offering price of US$[*] per Class A Ordinary Share, the midpoint of the range set forth on the cover page of this prospectus, after deducting the estimated discounts and the estimated offering expenses payable by us.

The pro forma information below is illustrative only, and our capitalization following the completion of this Offering is subject to adjustment based on the actual net proceeds to us from the Offering. You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2025
	Actual	Actual	Pro Forma As adjusted	Pro Forma As adjusted
	Euro	US$	Euro	US$
Indebtedness
Short-term loan	—	—
Long-term loan	—	—
Total Indebtedness	—	—

Equity
Class A ordinary shares, US$0.00005 per value; 900,000,000 shares authorized, 15,000,000 shares issued and outstanding as at September 30, 2025	695	813
Class B ordinary shares, US$0.00005 per value; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as at September 30, 2025	232	272
Additional paid-in capital	9,073	10,615
Retained earnings	1,841,374	2,154,408
Accumulated other comprehensive income (loss)	—	—	—	—
Total equity	1,851,374	2,166,108
Total capitalization	1,851,374	2,166,108

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share and the pro forma net tangible book value per Class A Ordinary Share after the Offering. Dilution results from the fact that the Offering Price per Class A Ordinary Share is substantially in excess of the book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares. Our net tangible book value attributable to shareholders on September 30, 2025 was approximately $[*] per Ordinary Share (both Class A and Class B Ordinary Share). Net tangible book value per Ordinary Share as of September 30, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of total Ordinary Shares (both Class A and Class B Ordinary Shares) outstanding.

We will have [*] Class A Ordinary Shares issued and outstanding upon completion of the Offering or [*] Class A Ordinary Shares assuming the full exercise of over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the Offering and issuance of additional shares in the Offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2025, will be approximately US$[*] per Ordinary Share (both Class A and Class B Ordinary Share). This would result in dilution to investors in this Offering of approximately US$[*] per Class A Ordinary Share or approximately [*]% from the assumed offering price of US$[*] per Class A Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by US$[*] per share attributable to the purchase of the Class A Ordinary Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Class A Ordinary Share after the Offering and the dilution to persons purchasing Class A Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increase of share capital. See “Description of Ordinary Shares” for more details.

	Offering Without Over- Allotment	Offering With Over- Allotment
Assumed midpoint offering price per Class A Ordinary Share	$	$
Net tangible book value per Ordinary Share (both Class A and Class B Ordinary Share) before the Offering	$	$
Increase per Ordinary Share (both Class A and Class B Ordinary Share) attributable to payments by new investors after the Offering	$	$
Pro forma net tangible book value per Ordinary Share (both Class A and Class B Ordinary Share) after this Offering	$	$
Dilution per Class A Ordinary Share to new investors	$	$

Each $1.00 increase (decrease) in the assumed initial public offering price of $[*] per Class A Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2025 after this Offering by approximately $[*] per Class A Ordinary Share and Class B Ordinary Share, and would increase (decrease) dilution to new investors by $[*] per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing.

If the underwriters exercise the over-allotment option in full, the pro forma as adjusted net tangible book value per ordinary share (both Class A and Class B Ordinary Share) after the Offering would be $[*], the increase in net tangible book value per Class A Ordinary Share and Class B Ordinary Share to existing shareholders would be $[*], and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this Offering would be $[*].

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the underwriting discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per ordinary share
	Number	Percent	Amount	Percent
Existing shareholders
New investors
Total

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an exempted company incorporated as a holding company under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations primarily through our Operating Subsidiary in France, which has been engaged in the production and distribution of wines since 2011.

We specialize in producing and distributing high-quality wines from our Chateau Lagarosse estate, located in the renowned Cadillac Côtes de Bordeaux appellation (AOP) in France. The estate is a member of the Syndicat Viticole des Premières Côtes de Bordeaux et Cadillac, a local trade organization representing winemakers in the region.

Since acquiring Chateau Lagarosse Estate in January 2011, we have produced wines under several labels: “Château Lagarosse Cadillac Côtes de Bordeaux,” “Château Lagarosse Les Comtes,” and “Douley de Château Lagarosse.” In addition to our core commercial wine labels, we also produce certain wines in limited quantities from time to time, such as Château Lagarosse Cuvée Princesse, which are not offered for sale and are produced primarily for promotional, gifting or representational purposes. Our winery handles the entire production process on site, from vinification, blending, bottling, and labeling. The estate covers approximately 45 hectares (approximately 111 acres) of land, of which 34 hectares (approximately 84 acres) are vineyards and actively cultivated.

Under normal weather conditions, our average annual production is approximately 1,011 hectoliters (approximately 101,100 liters, or about 134,667 equivalent bottles). This estimate is based on the Company’s historical production for the period from 2010 through 2023. In calculating this average, the year 2024 was excluded because no harvest occurred that year due to an outbreak of vine disease that significantly affected our vineyards. Other than 2024, no additional years were excluded in determining the historical average production level. Based on our vineyard acreage and current production capacity, we believe this historical range is representative of our production levels under normal weather conditions. Our maximum production capacity is approximately 1,600 hectoliters, which we expect to achieve following scheduled vineyard replanting. In 2023, we produced 827 hectoliters of wine, utilizing our 32 tanks and 97 barrels. In 2024, no harvest occurred due to the vine disease outbreak, and therefore, no wine was produced. In 2025, we produced 442 hectoliters of wine, reflecting the continuing impact of the prior vine disease as well as adverse weather conditions, including limited rainfall in August and September and periods of elevated temperatures. Our production in 2025 used four fermentation tanks. We plan to undertake vineyard replanting on a phased basis from 2026 through 2028, covering an aggregate of approximately 7.9 hectares (19.52 acres) of vineyard area, with an estimated total investment of approximately €208,273. We expect to cover approximately 2.2656 hectares (5.60 acres) in 2026, 2.8566 hectares (7.06 acres) in 2027, and 2.7768 hectares (6.86 acres) in 2028. Our operations are supported by a dedicated team, including three full-time farm workers and one operations manager, with additional seasonal workers during harvest periods.

Guided by traditional winemaking methods, we produce terroir-driven wines that reflect the heritage and style of Bordeaux. Our wines are positioned for distribution to fine-dining establishments, specialty retailers, and premium gifting channels. Our customers primarily include wine distributors, luxury retailers, and high-end hospitality groups. We focus on both exports and local sales, allowing us to leverage our partners’ networks and expand our global presence efficiently. Through strategic partnerships and strong market demand, our wines continue to gain recognition worldwide, driving consistent growth in our customer base.

Recent Trends and Initiatives

The global wine market continues to evolve in response to changing consumer preferences, technological advancements in production, and developments in regulatory and trade environments. These factors influence industry dynamics and may create opportunities or challenges for wine producers and distributors.

•        Shifts in Consumer Preferences

Demand for higher-quality wines has been supported by rising affluence in certain markets and increased consumer interest in higher-end wine categories. Wines from established regions such as Bordeaux continue to be associated with quality and heritage, which contributes to sustained interest in premium products. In addition, consumption patterns are diversifying, with wine increasingly incorporated into culinary experiences, gifting, and other lifestyle occasions. Interest in wine tourism in regions such as Bordeaux, Tuscany, and Napa Valley has also contributed to greater direct engagement between producers and consumers.

•        Technological Advancements in Viticulture and Winemaking

Producers are growingly adopting new technologies aimed at improving production efficiency, product quality, and environmental adaptability. Examples include precision agriculture tools such as real-time soil and climate sensors, drone and satellite imaging to support vineyard management, and automated systems that assist in fermentation control. These technologies may help optimize yields and consistency, although the degree and pace of adoption vary across the industry.

•        Regulatory and Sustainability Initiatives

Regulatory frameworks and industry initiatives continue to emphasize environmental sustainability, production traceability, and quality standards. In the EU, programs such as the Green Deal and organic certification frameworks encourage more sustainable production practices. In traditional appellation regions including Bordeaux, regulatory authorities maintain controls designed to preserve region-specific standards for quality and origin. Moreover, trade policies and geopolitical developments, including tariff changes and trade agreements, also influence export strategies and competitive dynamics in international markets.

•        Branding and Channel Development

Brand recognition and product differentiation remain important in the global wine sector. Producers increasingly highlight estate history, vineyard characteristics, and winemaking practices to communicate product origin and strengthen brand identity. Digital tools and direct-to-consumer channels are also expanding, including the use of virtual tastings and related customer engagement efforts. Some producers employ authentication technologies to verify provenance, and certain wineries have explored NFT-linked or digitally authenticated bottles as part of broader brand-building initiatives. Subscription models, membership programs, and other digital engagement strategies are also used within the industry to develop long-term customer relationships.

We believe that developments in consumer preferences, production technologies, regulatory frameworks, and distribution channels will continue to influence conditions in the global wine market. Our ability to respond to these trends through product quality, operational execution, and brand development may affect our competitive position and financial performance.

Key Factors Affecting Our Business

The sustained growth and performance of our wine business are shaped by the following key factors that reflect both broader market dynamics and our operational capabilities:

•        Evolving Demographic and Consumer Trends and Market Dynamics

The global wine industry continues to be shaped by changing consumption patterns, particularly among affluent consumers. Based on our observations and industry data, rising affluence in certain markets has supported increased interest in higher-quality wine products. Wines from established regions such as Bordeaux continue to be associated with quality and heritage, which contributes to consistent demand for products of this type.

Consumer preferences are also diversifying. Some consumers are showing interest in low-alcohol and alcohol-free wine alternatives, while other segments continue to seek higher-priced or limited-edition wines. These trends affect overall market dynamics and may influence demand for products within our portfolio, which includes Château Lagarosse Cadillac Côtes de Bordeaux, Château Lagarosse Les Comtes, and Douley de Château Lagarosse.

•        Strategic Geographic Expansion

Our ability to penetrate and grow in key global markets remains central to our long-term strategy. In addition to our existing presence in Europe, we are pursuing expansion opportunities in North America and Asia.

In Europe, we plan to use a portion of the IPO proceeds to invest in our château facilities and enhance our hospitality and wine-tourism offerings. Beginning in summer 2026, we expect to host additional events and tasting activities at the château to promote our wines and increase direct customer engagement. Our ability to attract international visitors may be affected by external factors such as transportation disruptions in France during peak travel periods.

In the United States, we plan to renew our export relationship with a California-based importer, Cannon Wines, in the second half of 2026, and we intend to establish a representative office in New York in 2026 to support marketing and distributor engagement. While our wines were previously exported to the United States and our management team has prior experience selling in international markets, our re-entry into the U.S. market may depend on factors such as distributor performance, regulatory compliance, and market acceptance.

In Asia, we are pursuing several initiatives to support regional growth. We are in the process of establishing a representative office in Japan, which we expect to become operational by August 2026, to promote our wines and support distributor activities. In addition, we are evaluating the use of bonded warehouse storage in Malaysia, which, subject to approval by the relevant customs authorities, we expect could begin operations in mid-2026. This facility would allow us to store inventory closer to key Asian markets and may improve delivery efficiency. However, the timing of this initiative depends on regulatory approvals and the availability of suitable wine storage facilities.

•        Operational Execution and Brand Development

Our competitive position depends on our ability to execute our business strategy effectively. Maintaining consistent product quality is central to our operations. We are also evaluating opportunities to use technology in viticulture and production, including precision vineyard management tools and selective automation, which may support operational efficiency and product consistency.

Brand development is another key strategic driver of our future growth. We participate in industry trade events and engage with professionals in the wine sector to increase awareness of our products. We also monitor closely risks such as supply chain disruptions and product authenticity issues that may affect brand integrity.

Our distribution strategy focuses on establishing partnerships with distributors and retailers in key markets and developing our e-commerce capabilities and direct-to-consumer channels where appropriate. We also seek to strengthen our supply chain through relationships with suppliers and continued investments in production capacity and process improvements.

Financial sustainability underpins all these initiatives, as we balance investments in vineyard development and technology upgrades with maintaining operational efficiency. The integration of precision viticulture techniques and selective automation supports our quality objectives while managing production costs. We aim to balance investments in vineyard development, production technology, and market expansion with the need to maintain operational efficiency.

How We Assess the Performance of Our Business

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures used by our management are discussed below. The percentages on the results presented below are calculated based on the rounded numbers.

Revenue

Revenue is equal to our gross sales minus sales discount and sales return. Our revenue is driven by changes in wine volumes, vintage year, product types, product inflation prior to pricing of our products, and the mix of products sold.

Gross Profit

Gross profit is equal to our revenue minus our cost of sales. Cost of sales sold primarily includes inventory costs (net of supplier consideration), staff costs in the wine-making chateau and storage costs. Cost of sales generally changes as we incur higher or lower costs depending on our vintage year of the wine that our customer chosen and product mix changes.

Results of Operations

Comparison of the six months Interim Financial Periods Ended September 30, 2024 and September 30, 2025

The following financial data are derived from, and should be read in conjunction with, our consolidated financial statements and related notes included elsewhere in this prospectus.

A summary of the Company’s operating results for the periods ended September 30, 2024 and 2025 are as follows:

	For the periods ended September 30			Change
	2024	2025	2025
	EUR	EUR	US$	EUR	%
Revenue	5,818	1,200,690	1,404,807	1,194,872	20,538
Cost of Sales	(180,497)	(343,626)	(402,044)	(163,129)	90
Gross Profit	(174,679)	857,064	1,002,763	1,031,743	(591)
Other income	24,091	37,802	44,229	13,711	57
Administrative Expenses	(19,960)	(80,961)	(94,724)	(61,001)	306
Finance costs	—	—	—	—	—
Profit before tax	(170,548)	813,905	952,268	984,453	(577)

Revenue

Revenue for the six months interim periods ended September 30, 2024 and September 30, 2025 was EUR 5,818 and EUR 1,200,690 (US$1,404,807), respectively. The revenue was substantially low for the period ended September 30, 2024 due to the Red Sea Crisis, which caused major sales contracts to be postponed by around six months; the revenue from these contracts was recognized in the year ended March 31, 2025.

The following table sets forth the breakdown of our revenue by geographical location for the 6 months interim financial period ended September 30, 2025 and 2024, respectively:

	For the periods ended September 30			Change
	2024	2025	2025
	EUR	EUR	US$	EUR	%
Local Sales	5,818	20,690	24,207	14,872	256%
Export Sales	—	1,180,000	1,380,600	1,180,000	100%

Cost of Sales

For the periods ended September 30, 2024 and 2025, our Company’s cost of sales was mainly comprised of salaries & wages. For the periods ended September 30, 2024 and 2025, our cost of sales amounted to EUR 180,497 and EUR 343,626 (US$402,044), respectively, in line with our increase in revenue.

Gross (Loss)/Profit and Gross Margin

	For the periods ended September 30			Change
	2024	2025	2025
	EUR	EUR	US$	EUR	%
Gross (Loss)/Profit	(174,679)	857,064	1,002,763	1,031,743	(591)%
Gross (Loss)/Profit Margin	(3,002)%	71%	71%		(102)%

Gross (loss)/ profit margin for the period ended September 30, 2025 was 71% as compared to (3,002%) for the period ended September 30, 2024. The gross loss for the corresponding period ending 30 September 2024 was mainly due to the Red Sea Crisis in early 2024 had impacted the sales significantly during the said period.

Administrative Expenses and Finance Costs

Our Company’s administrative expenses came in at EUR 19,960 and EUR 80,961 (US$94,724) for the periods ended September 30, 2024 and 2025, respectively, representing approximately 343.1% and 6.74% of our total revenue for the corresponding year.

There is no finance cost in the periods ended September 30, 2024 and 2025.

Our administrative expenses for the period ended September 30, 2025, primarily consist of professional fees including accounting, consulting services and market study. The following table sets forth the breakdown of our administrative expenses for the periods ended September 30, 2024 and 2025.

	Periods ended September 30
	2024		2025
	EUR	%	EUR	US$	%
Professional fees	5,319	26.6	73,941	86,511	91.3
Property tax	11,183	56.0	161	188	0.2
Other local taxes	577	2.9	760	890	0.9
Bank charges	2,105	10.6	2,731	3,195	3.4
Training expenses	15	0.1	955	1,117	1.2
Telephone expenses	540	2.7	556	651	0.7
Entertainment expenses	—	—	1,259	1,473	1.6
Miscellaneous	221	1.1	597	699	0.7
	19,960	100.0	80,961	94,724	100.0

Liquidity and Capital Resources

Our liquidity and working capital needs are primarily driven by operating expenses. To date, we have funded these requirements mainly through operational cash flows. Moving forward, we anticipate financing our working capital and liquidity needs through multiple potential sources, including operational cash generation, banking facilities, proceeds from this Offering, and other suitable equity or debt financing arrangements as needed.

Cash flows

The following table summarizes our cash flows for the periods ended September 30, 2025 and 2024:

	Period ended September 30
	2024	2025
	EUR	EUR	US$
Cash and cash equivalents at beginning of the period	2,697	(895)	(1,047)
Net cash (used in)/ provided by operating activities	(186,827)	69,732	81,586
Net cash used in investing activities	—	(450)	(527)
Net cash provided by/ (used in) financing activities	186,778	(49,781)	(58,243)
Net (decrease) increase in cash and cash equivalents	(49)	19,501	22,816
Cash and cash equivalents as at end of the period	2,648	18,606	21,769

For the period ended September 30, 2025, our net cash provided by operating activities was EUR 69,732 (US$81,586), primarily reflecting changes in working capital requirements. For the period ended September 30, 2024, the net cash used in operating activities was EUR 186,827.

There were EUR 450 used in investing activities, attributable to the acquisition of capital assets. For 2024, there were no cash flows from investment activities in 2024.

For the period ended September 30, 2025 and 2024, the net cash used in and provided by financing activities was EUR 49,781 and EUR 186,778 respectively, which was loan provided by the related parties and payment of deferred offering cost.

The net increase in cash and cash equivalents was EUR 19,501 (US$22,816) for 2025 compared to a net decrease of EUR 49 for 2024. As a result, our cash position stood at EUR 18,606 (US$21,769) as of September 30, 2025, increased from the cash position at EUR 2,648 as of September 30, 2024.

Working Capital

We believe that our Company has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this Offering.

Comparison of the Years Ended March 31, 2024 and March 31, 2025

The following financial data are derived from, and should be read in conjunction with, our audited financial statements for the years ended March 31, 2025 and March 31, 2024.

A summary of the Company’s operating results for the years ended March 31, 2024 and 2025 are as follows:

	For the years ended March 31			Change
	2024	2025	2025
	EUR	EUR	US$	EUR	%
Revenue	1,141,750	2,477,621	2,675,831	1,335,871	117
Cost of Sales	(554,051)	(964,412)	(1,041,566)	(410,361)	74
Gross Profit	587,699	1,513,209	1,634,265	925,510	157
Other income	42,259	28,074	30,317	(14,185)	(34)
Administrative Expenses	(95,741)	(273,994)	(295,913)	(178,253)	186
Finance costs	(116,491)	—	—	116,491	(100)
Profit before tax	417,726	1,267,289	1,368,669	849,563	203

Revenue

Revenue for the years ended March 31, 2024 and March 31, 2025 was EUR 1,141,750 and EUR 2,477,621 (US$2,675,831), respectively. The revenue increase of 117% was contributed by the addition of new customers and also increased orders from some exports customers based on the increased popularity of wine consumption in the fine dining industry.

The following table sets forth the breakdown of our revenue by geographical location for the fiscal years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31			Change
	2024	2025	2025
	EUR	EUR	US$	EUR	%
Local Sales	19,807	23,495	25,375	3,688	19
Export Sales	1,121,943	2,454,126	2,650,456	1,332,183	119

Cost of Sales

For the years ended March 31, 2024 and 2025, our Company’s cost of sales was mainly comprised of usage of wine inventories, for example, tastings and samples for sales, and operating staff costs and storage services. For the years ended March 31, 2024 and 2025, our cost of sales amounted to EUR 554,051 and EUR 964,412 (US$1,041,566), respectively, in line with our increase in revenue.

Gross Profit and Gross Margin

	For the years ended March 31			Change
	2024	2025	2025
	EUR	EUR	US$	EUR	%
Gross Profit	587,699	1,513,209	1,634,265	925,510	157
Gross Margin	51%	61%	61%		10

Gross profit margin for the year ended March 31, 2025 was 61% as compared to 51% for the year ended March 31, 2024. The increase is driven by higher-margin export sales and cost efficiencies. Reduced inventory and operational expenses, including lower storage and packaging costs, contributed to this growth, despite increased freight expenses from expanded international distribution.

Administrative Expenses and Finance Costs

Our Company’s administrative expenses came in at EUR 95,741 and EUR 273,994 (US$295,913) for the years ended March 31, 2024 and 2025, respectively, representing approximately 8.4% and 11.1% of our total revenue for the corresponding year.

Our Company’s finance costs came in at EUR 116,491 and EUR nil for the years ended March 31, 2024 and 2025, respectively, representing approximately 10.2% and 0% of our total revenue for the corresponding year.

Our administrative expenses for the year ended March 31, 2025, primarily consist of (i) provision for credit losses, (ii) property tax; (iii) professional fees; and (iv) other local taxes. The following table sets forth the breakdown of our administrative expenses for the years ended March 31, 2024 and 2025.

	Years ended March 31
	2024		2025
	EUR	%	EUR	US$	%
Professional fees	44,781	46.8	227,964	246,201	83.2
Provision for credit losses	—	—	21,000	22,680	7.7
Property tax	11,015	11.5	11,183	12,078	4.1
Other local taxes	5,291	5.5	5,701	6,158	2.1
Bank charges	3,944	4.1	4,256	4,597	1.6
Travelling expenses	9,710	10.1	888	959	0.3
Training expenses	825	0.9	855	923	0.3
Telephone expenses	1,098	1.1	851	919	0.3
Entertainment expenses	3,165	3.3	826	892	0.3
Miscellaneous	15,912	16.7	470	506	0.2
	95,741	100.0	273,994	295,913	100.0

Administrative expenses increased during the year ended March 31, 2025 primarily due to higher professional fees, including legal, audit, and consulting services, which rose to EUR 227,964 (US$246,201) from EUR 44,781 in 2024 as we engaged additional advisors in connection with our proposed IPO. The increase was also attributable to a provision for credit losses of EUR 21,000 (US$22,680), which represented approximately 0.84% of our total revenue for the year.

Our finance costs in 2024 primarily consist of loan interest expenses paid to a related party as follows:

	Years ended March 31
	2024		2025
	EUR	%	EUR	US$	%
Loan interest expenses to a related party	116,491	100	—	—	—

The elimination of finance costs EUR nil for the year ended March 31, 2025 compared to EUR 116,491 for FY2024, primarily resulted from the change in loan terms from 1% to interest free during the year.

Liquidity and Capital Resources

Our liquidity and working capital needs are primarily driven by operating expenses. To date, we have funded these requirements mainly through operational cash flows. Moving forward, we anticipate financing our working capital and liquidity needs through multiple potential sources, including operational cash generation, banking facilities, proceeds from this Offering, and other suitable equity or debt financing arrangements as needed.

Cash flows

The following table summarizes our cash flows for the years ended March 31, 2025 and 2024:

	Year ended March 31
	2024	2025
	EUR	EUR	US$
Cash and cash equivalents at beginning of the year	2,110	2,697	2,912
Net cash provided by operating activities	670,789	1,248,350	1,348,218
Net cash provided by investing activities	1,935	—	—
Net cash used in financing activities	(672,137)	(1,251,942)	(1,352,096)
Net increase (decrease) in cash and cash equivalents	587	(3,592)	(3,878)
Cash and cash equivalents as at end of the year	2,697	(895)	(966)

For the year ended March 31, 2025, our net cash provided by operating activities was EUR 1,248,350 (US$1,348,218), primarily reflecting changes in working capital requirements. For the year ended March 31, 2024, the net cash provided by operating activities of EUR 670,789 mainly represented our operational income during the period.

There were no cash flows from investing activities in 2025. For 2024, the net cash provided by investing activities of EUR 1,935 was attributable to disposal of capital assets.

For the year ended March 31, 2025 and 2024, our net cash used in financing activities was EUR 1,251,942 (US$1,352,096) and EUR 672,137, respectively, primarily represented our repayment to related parties.

The net decrease in cash and cash equivalents was EUR 3,592 (US$3,878) for 2025 compared to a net increase of EUR 587 for 2024. As a result, our negative cash position stood at EUR 895 (US$966) as of March 31, 2025, down from the positive cash position at EUR 2,697 as of March 31, 2024.

Working Capital

We believe that our Company has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this Offering.

Capital Expenditures

Historical capital expenditures

Our capital expenditures for the six months interim financial periods ended September 30, 2025 and 2024, and the years ended March 31, 2025 and 2024 were nil.

Off-Balance Sheet Transactions

As of September 30, 2025, we have not entered into any material off-balance sheet transactions or arrangements.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, accruals for potential liabilities and contingencies. Actual results could vary from the estimates and assumptions that were used.

Accounts Receivable, net and Allowance for Credit Losses

Accounts receivable, net are carried at the original invoiced amount less an allowance for credit losses based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. To date, the management did not identify nor expect any losses resulting from uncollected receivables.

Revenue Recognition

The Company recognizes revenue in accordance Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the contract with a customer; (ii) identification of the performance obligations in the contract, including whether they are distinct in the context of the contract; (iii) determination of the transaction price, including the estimation of variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company’s primary revenue stream is the sale of wine to customers outside the European Union, which it classifies as export sales. The Company also generates revenue from sales within the European Union. The Company also generates revenue through the provision of Chateau services.

Foreign Currency Translation

Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from € into US$ as of and for the year ended March 31, 2025 are solely for the convenience of the reader and were calculated at the rate of US$1.08 = €1. No representation is made that the EUR amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2025, or at any other rate.

Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from € into US$ as of and for the period ended September 30, 2025 are solely for the convenience of the reader and were calculated at the rate of US$1.17 = €1. No representation is made that the EUR amounts could have been, or could be, converted, realized or settled into US$ at that rate on September 30, 2025, or at any other rate.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

•        Level 1.    Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•        Level 2.    Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

•        Level 3.    Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

New accounting standards

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial statements.

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan” or “F&S”)’s industry report dated May 23, 2025 commissioned by us entitled “Global Red Wine Production and Distribution Market Study” (the “F&S Industry Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

MARKET OVERVIEW OF RED WINE PRODUCTION IN FRANCE

Definition

Red wine production is the branch of winemaking concerned with transforming fresh, dark-skinned grapes into an alcoholic beverage whose color spectrum ranges from ruby to nearly opaque purple. Red wine owes its color and structure to anthocyanins and tannins released during maceration, the fermentation stage in which the wine must (a mixture of crushed grapes, including the skin, seeds, and juice) stays in contact with the grape’s dark skins, seeds, and occasionally stems. By contrast, white-wine juice is separated from these solids before fermentation, so almost no pigment or tannin is extracted.

France operates a codified, three-layer quality regime that functions as the legal foundation of its red-wine industry.

•        The top tier is the Appellation d’Origine Protégée (“AOP”) which refers to wine originated from a specific regulated region. It prescribes the exact geographic boundaries, authorized grape varieties, maximum yields, minimum ripeness levels, and vinification protocols, audited by Institut National de l’Origine et de la Qualité (“INAO”), supplying the category with its benchmark status and the greatest resonance on export markets. Within each AOP France layers a hierarchy of place names that narrows the wine’s origin. The broad regional appellation, such as Bordeaux or Bourgogne, is the entry point and covers extensive vineyard acreage governed by a shared rule set. Nested inside are sub-regions like the Médoc or the Côte de Nuits, which tighten the boundaries and bring greater uniformity in soil, climate, and style. One level closer come the communes or villages, where the limits shrink again and a clearly identifiable local character emerges.

•        The second tier is the Indication Géographique Protégée (“IGP”). Regulation is intentionally lighter, allowing producers to work with a wider range of varieties and higher volume targets. While this flexibility supports innovative or price-sensitive programs, it inevitably conveys a looser sense of provenance compared with AOP.

•        The entry tier is “Vin de France.” Fruit may be blended across multiple regions and labeled by grape varieties, giving operators maximum logistical freedom. The model suits large-scale, value-oriented releases where nationwide sourcing efficiency outweighs the need for a precisely defined origin.

Source: The F&S Industry Report

Value Chain

The French red-wine chain begins upstream with four stakeholder groups. Vine nurseries and rootstock suppliers provide certified, virus-free plant material. Agri-input vendors deliver fertilizers, crop-protection products, cover-crop seed and the biological inputs needed. Equipment and agricultural-tech providers supply tractors, harvesters, pruning tools, weather stations and drone imaging. It then extends into oenological product suppliers that formulate commercial yeast cultures, fermentation nutrients and fining or stabilizing agents; cooperages that season staves and build barrels; glass, closure and capsule manufacturers that produce bottles and seals; and label and carton printers that complete the dry goods package. Viticultural operators, the grape growers, whether independent farmers, château vineyards or cooperative members, turn those inputs into ripe fruit.

Midstream activity starts when grapes reach the winery. Estate and château producers, cooperative cellars and custom crush facilities handle crushing, fermentation, maceration, ageing, blending and quality control. Certification and approval bodies such as INAO, Customs and organic certifiers audit compliance throughout this stage, while specialized logistics firms move bulk or finished wine into bonded, temperature-controlled storage linking producer and market. Integrated estates, like The Group, cover both part of the upstream and midstream tiers as they farm their own grapes and vinify, mature and bottle on the same property.

Downstream, packaged wine reaches the consumers through three parallel channels. Domestic distribution moves product from courtiers and wholesalers to supermarkets, independent wine shops and hospitality venues. The export chain passes wine to negociants, freight forwarders, foreign importers and national distributors active various global markets. Direct to consumer outlets such as cellar door sales, winery ecommerce, affinity program for individual members bypass intermediate merchants. Money flows from the consumer back to distributors, producers, growers and finally the input suppliers, while information such as sales trends, critic scores and regulatory change travels in the opposite direction and shapes future decisions in both vineyard and cellar.

The value chain of red wine production upstream raw material suppliers and equipment suppliers, midstream wine producers and distributors, downstream end customers.

Source: The F&S Industry Report

Market Size

French red-wine production remains a cornerstone of global viticulture. During 2019 to 2024, red wine production volume in France declined from 42.2 million hectolitres to 36.1 million hectolitres, representing a compound annual growth rate (CAGR) of approximately -3.1%. The decline is mainly attributable to adverse weather which has depressed yields, including late spring frost in 2021 and heavy rains in parts of 2024 during critical flowering periods led to widespread issues such as poor fruit set and uneven ripening reduced bunch weights in Bordeaux, Languedoc, and the Rhône. Another factor exacerbating the decline was an alarming increase in mildew outbreaks. Looking forward, production is forecast to recover to 41.4 million hectolitres by 2029, which translates into a modest positive CAGR of 0.7% for the 2025 to 2029 interval. Growth rests on young vines reaching full yield while rising export prices for premium reds give estates an incentive to hold volumes. Modern advancements in technology and sustainability are transforming the wine industry by increasing efficiency, improving wine quality, and addressing environmental challenges. By adopting precision viticulture, automation, renewable energy, and sustainable farming practices, wine producers can boost production while meeting the demands of a changing climate and eco-conscious consumers.

Source: The F&S Industry Report

Market Size

During 2019 to 2024, red wine production value in France has declined from US$11.1 billion to US$10.1 billion, representing a CAGR of approximately -2.3%. The drop was driven mainly by lower volumes, despite increased average selling prices mitigating the decline. Looking ahead, market value is projected to reach US$12.0 billion in 2029, which implies a CAGR of 1.1 % for the 2025-to-2029 span. The rebound is attributable to export unit values continuing to rise as demand concentrates on higher-end appellations and inflation in glass, energy, and compliance costs being passed through into FOB prices. Overall, the sector should regain and slightly exceed its pre-pandemic revenue base through a blend of incremental volume growth and sustained price premiumization.

Source: The F&S Industry Report

Market Drivers Analysis

European and National Subsidies and Favorable policy:    European and national subsidies represent significant market drivers for French red wine production. The Common Agricultural Policy (“CAP”) provides financial support for vineyard restructuring, helping producers modernize facilities and enhance quality. France’s national programs offer additional tax incentives and regulatory advantages for wine producers, particularly in regions with Protected Designation of Origin (“PDO”) status. These combined support mechanisms help maintain France’s competitive position in the global wine market while encouraging sustainable production practices and adaptation to changing climate conditions.

Global Demand and Export Opportunities:    Global demand and export opportunities constitute a powerful market driver for French red wine production. Despite increasing competition from wine regions outside of traditional European wine countries, France maintains its prestigious position in international markets, particularly for premium red wines from regions such as Bordeaux, Burgundy, and Rhône Valley. Emerging markets in Asia, especially China, have developed a strong appetite for high-quality French reds, offsetting potential uncertainties in traditional European and North American markets. French wine exports benefit from strategic trade agreements, brand recognition, and marketing efforts by organizations like Business France and regional wine boards. The international demand creates significant revenue streams, with export values reaching several billion euros annually, incentivizing continued investment in quality and production capacity throughout French wine regions.

Wine Tourism and the associated Hospitality Industry:    Wine tourism has emerged as a crucial market driver for French red wine production, transforming vineyards into multifaceted destination experiences beyond mere production facilities. Regions like Bordeaux, which welcomed over millions of wine tourists have invested significantly in visitor centers, tasting rooms, and wine routes that showcase their heritage while generating substantial direct-to-consumer and member sales. For many producers, tourism has become indispensable for financial sustainability and market growth, prompting continued investment in hospitality infrastructure and experiential offerings.

Market Trends and Opportunities Analysis

Rapid adoption of precision viticulture tools:    A prominent trend reshaping French red-wine production is the swift uptake of precision-viticulture technologies, which combines remote sensing, on-vine sensors and data analytics to optimize every stage of vineyard management. More growers now use simple digital tools, such as drones or tractor-mounted cameras to photograph vine rows, small probes that measure soil moisture, and phone apps that pull weather data, to decide exactly when and where to water, prune, or spray. Such targeted approaches cut waste, keep vines healthier during heat or drought, and lift the average amount of grapes harvested per hectare. Precision practices are moving from experimental plots to everyday use, steadily raising both the reliability and quality of French red-wine production.

Consumer Trends Toward Premium Quality and Organic Wines:    The French red wine market is witnessing a decisive shift toward premiumization as consumers increasingly prioritize quality over quantity in their purchasing decisions. This trend manifests in growing demand for prestigious appellations, limited production vintages, and wines with exceptional terroir expression, with consumers demonstrating willingness to invest in higher price points. While premium positioning stands as the primary driver, organic and sustainable production methods increasingly serve as complementary quality signals that enhance premium perception rather than functioning as standalone selling points.

Vertical Integration:    Vertical integration has emerged as a significant market trend reshaping the French red wine industry’s competitive landscape. Increasingly sophisticated producers are now strategically integrating multiple value chain segments to enhance profitability and quality control. Leading château owners and wine groups have expanded beyond traditional boundaries by acquiring additional vineyard land to secure grape supply, developing in-house bottling and aging facilities, establishing direct consumer channels through hospitality venues and e-commerce platforms, and in some cases, creating proprietary import operations in key export markets.

Market Challenges Analysis

Distribution and Market Access:    Small and mid-sized wineries face significant challenges in distribution and market access due to the dominance of large brands in a consolidated industry. Major distributors prioritize high-volume producers that ensure consistent sales, leaving smaller wineries struggling to meet volume demands or afford slotting fees, which can erode margins. Retail shelf space is also dominated by conglomerates like E&J Gallo, whose economies of scale and marketing budgets overshadow smaller labels. Consequently, many small producers turn to direct-to-consumer channels, such as tasting rooms, wine clubs, and online sales, which are growing but require significant investment in marketing expertise, digital infrastructure, and compliance with varying state and international regulations. These hurdles make it difficult for smaller wineries to compete without strategic innovation and substantial resources.

Intensifying Global Competition across Beverages and within Red Wine:    Within wine, New World producers from California, Chile, Australia, and emerging regions offer sophisticated alternatives at competitive prices, leveraging technological advantages, scale economies, and marketing innovation to challenge France’s dominance. Beyond wine itself, French producers confront broader competition as younger consumers demonstrate category fluidity, switching between craft beers, spirits, seltzers, and non-alcoholic alternatives. French producers combat these pressures through strategic responses, such as modernizing marketing with digital storytelling and experiential initiatives, forming strategic export alliances to share distribution costs, and expanding premium portfolio offerings with approachable entry points for new consumers.

MARKET OVERVIEW OF RED WINE DISTRIBUTION IN KEY MARKETS

Market Size of Red Wine Distribution by Wholesale Value Worldwide

The market size of red wine distribution by wholesale value worldwide increased from USD84.2 billion in 2019 to USD95.1 billion in 2024, representing a CAGR of 2.5% from 2019 to 2024. The market began recovering as restrictions eased from 2021 to 2024, with the rebound in consumption of red wines in bars, restaurants, hotels, and other hospitality venues. Following the growth of the retail sales, the market size of red wine distribution by wholesale value worldwide is expected to rise at a CAGR of 7.5% from 2025 to 2029.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Retail Sales Value Worldwide

The market size of red wine distribution by retail sales value increased from USD145.5 billion in 2019 to USD166.5 billion in 2024, representing a CAGR of 2.7% from 2019 to 2024. The repeated closure of bars, restaurants, hotels, and other hospitality venues during COVID-19 lockdowns reduced on-premise wine consumption. Increasing economic uncertainty and reducing disposable incomes have led consumers to cut back on non-essential purchases, including premium alcoholic beverages like red wine. This resulted in the drop of retail sales in 2020. The market size of red wine distribution by retail sales value is poised for substantial growth at a CAGR of 7.5% from 2025 to 2029, fueled by rising consumer interest in premium and artisanal red wines, higher disposable incomes, and increased awareness of the potential health benefits of moderate consumption. Red wine’s appeal stems from its rich flavors, diverse taste profiles, and deep-rooted cultural significance in culinary traditions and social settings, driving demand for high-quality, sustainably produced varieties.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Wholesale Value in Hong Kong

The market size of red wine distribution by wholesale value in Hong Kong recorded the growth from USD889.4 million in 2019 to USD949.2 million in 2024, at a CAGR of 1.3% from 2019 to 2024. The market size of red wine distribution by wholesale value in Hong Kong is projected to expand steadily, growing from USD1,003.1 million in 2025 to USD1,279.7 million in 2029, with a CAGR of 6.3%. As a leading wine hub in Asia, Hong Kong benefits from its free port status and favorable import tariffs. The increasing sophistication of local wine consumers and a strong hospitality sector drive market growth. Furthermore, a vibrant wine auction market highlights strong demand for premium and rare wines.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Retail Sales Value in Hong Kong

The retail sales value of red wine in Hong Kong from 2019 to 2024 grew from USD1,512.1 million in 2019 to USD1,610.4 million in 2024, driven by red wine’s 60 – 65% share of the total wine retail market The market faced a dip in 2020 due to COVID-19-related closures of on-trade channels like restaurants and bars, but rebounded from 2021 onward with growth in e-commerce and off-trade sales, following the eased social restriction. Growth in on-trade channels, e-commerce, and luxury wine demand, along with government support for tourism and retail, will drive the market growth. The retail sale of red wine in Hong Kong is expected to reach USD2,155.1 million in 2029, at a CAGR of 6.0% from 2025 to 2029.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Wholesale Value in Macau

The wholesale value of red wine in Macau increased from USD122.8 million in 2019 to USD131.1 million in 2024, at a CAGR of 1.3%. Geographical expansions of alcoholic brands, increase of consumption level and low tax rate in Macau contributed to the growth of the market.

Going forward, driven by the recovery of tourism and gaming industries and demand for relevant products and services, wholesale value of red wine in Macau is projected to rise at a CAGR of 7.2% from 2025 to 2029.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Retail Sales Value in Macau

The retail sales value of red wine in Macau increased from USD208.7 million in 2019 to USD235.5 million in 2024 at a CAGR of 1.6% from 2019 to 2024. The growth is attributed to higher disposable income and diversification of beverage offerings.

The changing preferences in alcoholic beverages would continue to increase the demand for imported red wine. Combined with the economic recovery, the retail sales value of red wine in Macau is expected to grow from USD238.5 million in 2025 to USD320.6 million in 2029, at a CAGR of 7.7%.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Wholesale Value in The PRC

During 2019 to 2024, the wholesale value of red wine in the PRC decreased from USD6.2 billion in 2019 to USD4.9 billion in 2024, at a CAGR of -4.6% from 2024 to 2029. The wholesale value of red wine in the PRC is expected to grow at a CAGR of 6.9% from 2025 to 2029, driven by demand for premium and health-oriented red wines, economic recovery, e-commerce growth, cultural preferences, favorable trade policies, and on-trade revival.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Retail Sales Value in The PRC

From 2019 to 2020, red wine retail sales in the PRC dropped form USD10.5 billion in 2019 to USD8.4 billion in 2024, due to economic slowdown, COVID-19-related disruptions to social drinking, shifting consumer preferences toward healthier or alternative beverages, and an oversupply of low-quality red wine. Following the recovery of the economy and the eased social restriction, the retail sale value of red wine rebounded from 2021 to 2024.

The red wine retail market in the PRC is anticipated to grow from USD8.9 billion in 2025 to USD11.7 billion in 2029 at a CAGR of 7.1%, driven by rising consumer demand for high-quality lifestyles and health-oriented beverages, as red wine is increasingly favored for its perceived health benefits. Consumer upgrades are expanding the market, with a growing consumer base seeking premium and organic red wines.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Wholesale Value in Southeast Asia

The wholesale value of red wine in Southeast Asia from 2019 to 2024 recorded a slight decrease from USD2.5 billion in 2019 to USD2.4 billion in 2024, at a CAGR of -0.8%. The drop in 2020 was due to COVID-19 on-trade closures.

The market is expected to be driven by rising health consciousness boosting premium red wine demand, cultural preferences for red wine, growing wine tourism, increasing middle-class disposable incomes, free trade agreements reducing tariffs, and e-commerce expansion. It is anticipated that the wholesale value of red wine in the PRC would reach USD2.9 billion in 2029, at a CAGR of 2.9% from 2025 to 2029.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Retail Sales Value in Southeast Asia

The retail sales of red wine in Southeast Asia is expected to witness an increase from USD4.2 billion in 2025 to USD4.6 billion in 2029 at a CAGR of 2.3% from 2025 to 2029, fueled by evolving consumer preferences. Health-conscious consumers are increasingly favoring red wine for its reported cardiovascular benefits, driving a notable increase in its consumption. Additionally, the growing trend of pairing wine with meals has elevated its role beyond a mere beverage, enriching culinary experiences and fostering a culture of wine appreciation. The rise of wine tourism, including vineyard visits and wine-tasting tours, further accelerates market expansion by enhancing consumer engagement and brand loyalty. Rising disposable incomes among the region’s middle class have spurred demand for premium and luxury wines, boosting the high-end market segment.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Wholesale Value in Japan

The wholesale value of red wine in Japan rose from USD 3.8 billion in 2019 to USD 4.3 billion in 2024, reflecting a CAGR of 2.5% during this period. Improved logistics and distribution networks have enhanced market access, boosting wholesale sales. As more consumers engage in wine appreciation, the demand from retailers has increased, and rising international tourism has further fueled the demand for imported red wines, positively impacting wholesale values. The wholesale value of red wine in Japan is expected to rise at a CAGR of 5.1% from 2025 to 2029.

Source: The F&S Industry Report

Market Size of Red Wine Distribution by Retail Sales Value in Japan

The retail sales value of red wine in Japan declined from 2019 to 2020 due to market disruptions caused by COVID-19, but it stabilized with demand for premium red wine, achieving a CAGR of 2.6% from 2019 to 2024. There is increasing interest in wine culture, including wine tasting events and education, which has heightened consumer awareness and appreciation. Perceived health benefits of moderate red wine consumption are also attracting health-conscious consumers. The retail sales of red wine in Japan is expected to rise at a CAGR of 5.4% from 2025 to 2029.

Source: The F&S Industry Report

Market Drivers Analysis

Technological Advancements:    Technological advancements in viticulture and winemaking have improved product quality, production efficiency, and market competitiveness. Precision agriculture, utilizing tools such as drones, satellite imagery, and IoT sensors, allows for data-driven decisions in vineyard management. For example, remote sensing and GIS mapping can monitor vine health, soil conditions, and water requirements, leading to better yields and grape quality while minimizing resource waste. On the other hand, automated fermenters with real-time monitoring ensure consistency and lower labor costs.

Wine Tourism and Experiential Marketing:    Wine tourism and experiential marketing act as key market drivers by enhancing consumer engagement, building brand loyalty, and increasing direct-to-consumer sales. Activities like vineyard tours, tastings, and harvest festivals allow consumers to connect directly with the winemaking process and the terroir. These experiences foster emotional connections, especially with red wine varieties such as Cabernet Sauvignon and Pinot Noir, which are often featured in tastings for their bold flavors and versatility. Experiential marketing initiatives, including wine-pairing dinners, blending workshops, and virtual tastings, strengthen consumer affinity for particular brands. Events that showcase red wines, such as barrel tastings or winemaker Q&As, reinforce brand identity and preference, encouraging repeat purchases.

Market Trends and Opportunities Analysis

Booming of E-commerce to promote sales:    Consumers now have greater and easier access to international red wine through both on-trade channels, like restaurants and social clubs, and off-trade channels, such as supermarkets, convenience stores, and specialty retailers. The growth of online channels and e-commerce platforms enhances market penetration among consumers across various regions, providing product information such as tasting reviews, drinking guides, and mixing recipes to promote the enjoyment of international spirits. A well-developed logistics system has significantly reduced transportation lead times, while advancements in payment systems have integrated digital wallets into the purchasing process, improving the overall consumer experience. Additionally, the rise of e-commerce has fostered an efficient business-to-business distribution model, enabling wholesalers and distributors to easily source products online from abroad. With the ongoing shift towards online shopping, more consumers are turning to digital platforms for their favorite red wine.

Growing Number of Health-Conscious Consumers:    The increasing awareness of health and wellness among consumers is driving interest in red wine, often perceived as a healthier alcoholic option. Many health-conscious individuals appreciate the potential benefits of moderate red wine consumption, such as its antioxidants and heart health properties. This shift is encouraging wineries to market red wine as part of a balanced lifestyle, appealing to consumers seeking both enjoyment and health-conscious alternatives. The rise of organic and low-sulfite wines caters to this demographic, further enhancing the appeal of red wine among health-conscious consumers.

COMPETITION LANDSCAPE OF RED WINE PRODUCTION AND DISTRIBUTION

Overview of Market Competition and Market Concentration

The global red wine production and distribution market in 2024 is competitive and diverse, exhibiting low market concentration. The competitive landscape of the global market is closely linked to the characteristics of the place of origin, indicating a clear trend of regionalization. Europe, particularly France, Italy, and Spain, is the leading region for grape cultivation and production, home to numerous renowned red wine brands with rich histories. North America and the Asia-Pacific region are key consumption areas with diverse mass market demand, driving large-scale production in the wine industry. The global red wine market can be categorized into three main groups:

1)      Established wine brands include European family-owned wineries and producers like Lafite, Mouton, Haut-Brion, and Castel. Their presence in recognized regions like Bordeaux, Burgundy, and Tuscany, combined with a rich cultural heritage and superior brewing techniques, allows these brands to maintain a significant brand premium. Consequently, they typically lead the global high-end red wine market and are preferred by premium consumers and collectors. Besides, brands from the United States, Australia, Argentina, and other major wine-producing regions also enjoy significant popularity.

2)      Multinational wine & spirits companies, such as Pernod Ricard, Treasury Wine Estates, Constellation Brands, etc. Leveraging established wine & spirits brand portfolios, global recognition, capital advantages as well as well-developed supply chain and large-scale production capabilities, these companies can quickly expand their wine categories through self-built production line or mergers and acquisitions. Besides, it is also common for these groups to enhance sales channels by representing renowned wine brands. Generally, they provide a comprehensive range of products across various price points to address diverse consumer needs, ensuring strong competitiveness in both mid-to-high-end and mass markets.

3)      Brands in emerging markets such as Changyu and Great Wall have established wineries and production facilities locally, leveraging high-quality grape resources and unique brewing techniques. They are expanding into overseas markets, leveraging their understanding of local consumer needs.

As market competition intensifies, leading enterprises leverage their brand, sales network, capital, and technology to further expand market share, with an anticipated increase in market concentration. Meanwhile, as consumer demand for quality and personalization rises, trends in high-end products, specialization, and sustainable development will become more pronounced. This will drive market players to innovate and optimize their product offerings to align with market changes. New market entrants must navigate barriers including capital investment and production technology, and skilled professionals.

Entry Barriers

Capital requirement:    Entering the wine production and distribution market necessitates substantial capital investment. Grape growing necessitates significant upfront investments in land acquisition, vine planting, winery construction, and winemaking equipment. Also, the production process requires capital for operations such as grape harvesting, and aging. Additionally, due to the lengthy cycle of red wine production, new entrants will likely to experience a slow return on investment. Additionally, warehousing, logistics systems, and sales channel development for distribution require significant financial support, while new entrants in the industry frequently face funding shortages.

Production Technology:    The brewing and production technology of red wine represents a significant barrier to market entry. High-quality red wine depends on precise brewing techniques, such as grape variety selection, fermentation management, and barrel aging. These techniques must be developed and passed down over time. The production process demands high standards for quality control, standardized production, and technical requirements, necessitating advanced equipment and strict operating procedures. Building core technologies takes time, and without the ability to produce high-quality red wine, a company will struggle to compete in the market.

Team of Talents:    The demand for professionals in the wine industry is high in various fields including grape growing, winemaking, tasting, and marketing. Experienced winemakers must possess extensive knowledge to effectively manage all facets of the brewing process. Moreover, marketing professionals with market and channel expertise are essential for brand development and product sales. The lack of professionals hampers new entrants’ ability to rapidly assemble a team, thereby complicating market entry.

Factors of Competition

Brand Recognition and Customer Loyalty:    A strong brand recognition is essential for success in the competitive red wine market, which encompasses product quality, taste, as well as the brand’s history, cultural significance, and market positioning. Quality products form the foundation of brand image, while brand narrative and cultural context enhance appeal and value. Effective brand marketing and building enable companies to create a distinct brand image, enhancing consumer loyalty and expanding market share.

Economies of Scale:    Economies of scale in red wine production are primarily evident in grape growing and winemaking. Large-scale grape cultivation can lower the per-unit production costs, encompassing land lease, planting management, and harvesting expenses. Large-scale winemaking facilities can achieve greater production efficiency and lower unit winemaking costs. Moreover, large-scale logistics and warehousing in the distribution chain can enhance supply chain management while minimizing transportation and storage expenses. Leading players must consolidate market share by scaling production to attract more consumers through competitive pricing.

Sales Channels and Partnership Networks:    Diverse distribution channels and broad market coverage are critical for success in the wine market. Online sales channels are gaining significance due to the growth of the Internet. Companies must establish an integrated online and offline sales network to address diverse consumer needs, which requires red wine producers to foster long-term, stable relationships with professional distributors, importers, and retailers to ensure effective product rollout in the target market. By optimizing market positioning and expanding channels, companies can enhance market coverage and sales efficiency for their products.

BUSINESS

Overview

France is one of the world’s largest wine-producing countries, and Bordeaux is among its most established wine regions, recognized for producing Appellation d’Origine Protégée (“AOP”) wines under regulated standards of origin and quality. The Cadillac Côtes de Bordeaux appellation, where our Château Lagarosse estate is located, has a long history of red wine production and is known for its merlot-dominant blends.

We are a producer, exporter and retailer of red wines under the labels “Château Lagarosse Cadillac Côtes de Bordeaux,” “Château Lagarosse Les Comtes,” and “Douley de Château Lagarosse.” In addition to our core commercial wine labels, we also produce certain wines in limited quantities from time to time, such as Château Lagarosse Cuvée Princesse, which are not offered for sale and are produced primarily for promotional, gifting or representational purposes. We own and operate the Château Lagarosse estate, located in the historic village of Tabanac within the Cadillac Côtes de Bordeaux appellation. Since acquiring the estate in January 2011, we have conducted all core winemaking operations on-site, including vinification, blending, bottling and labeling. We are a member of the Syndicat Viticole des Premières Côtes de Bordeaux et Cadillac, the regional producers’ association that represents winemakers within the Premières Côtes de Bordeaux and Cadillac appellations. Membership in this syndicate requires adherence to Appellation d’Origine Contrôlée (“AOC”)1 requirements, including controls over vineyard practices, permitted grape varieties, yields, and production methods. Through this membership, we participate in the collective promotion, marketing, and regulatory oversight of wines produced in our region.

The estate covers approximately 45 hectares (approximately 111 acres) and includes approximately 34 hectares (approximately 84 acres) of actively-cultivated vineyards. Under normal weather conditions, our average annual production is approximately 1,011 hectoliters, with a maximum capacity of 1,600 hectoliters expected after scheduled replanting. In 2023, we produced 827 hectoliters of wine using 32 fermentation tanks and 97 oak barrels. In 2024, no harvest occurred due to the vine disease outbreak, and therefore no wine was produced. In 2025, we produced 442 hectoliters of wine, reflecting the continuing impact of the prior vine disease as well as adverse weather conditions, including limited rainfall in August and September and periods of elevated temperatures. Our production in 2025 used four fermentation tanks and no oak barrels. Our production team consists of three full-time vineyard workers and one operations manager, supplemented by seasonal labor during harvest periods.

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1        AOC is the French designation system administered by the French National Institute of Origin and Quality (Institut National de l’Origine et de la Qualité, or INAO), while AOP is the corresponding EU-wide designation that harmonizes origin and production standards across EU member states.

A distinctive feature of our product offering is our ability to offer collections of consecutive vintages, which is uncommon in the fine wine market. We offer curated sets of up to 12 consecutive vintages, ranging from 2011 to 2023, which we believe demonstrate our consistency in production quality across different growing conditions.

We distribute our wines through two primary channels: (i) export sales to distributors serving global markets, as well as retailers or end consumers outside the EU; and (ii) local sales to restaurants, retailers, retail chains and individual customers within the EU.

We currently generate all of our revenue through our Operating Subsidiary, Chateau Lagarosse S.A.S, from the sales of our wine products.

For the six months interim financial period ended September 30, 2025, we generated revenue of €1,200,690 (US$1,404,807), representing an increase of 20,538% from the corresponding period ended September 30, 2024, during which revenue amounted to approximately €5,818 (US$6,283). This is driven by increased orders from export customers during the period. In addition, the Red Sea Crisis in early 2024 had impacted significantly during the corresponding period ended September 2024. We sold approximately 1,709 bottles of wine during FPE 2024 and 25,691 bottles during FPE 2025, with an average selling price of EUR 3.66 (US$ 3.95 per bottle) and EUR 46.74 (US$ 54.68 per bottle), respectively. We achieved net loss of €170,548 and income of €610,114 (US$713,833), respectively for the six months interim financial period ended September 30, 2024 and 2025.

For the fiscal years ended March 31, 2024 and 2025, we generated revenue of €1,141,750 (US$1,233,090) and €2,477,621 (US$2,675,831), respectively, representing an increase of 117%, driven by the addition of new customers and higher orders from export customers. We sold approximately 33,238 bottles of wine during FY2024 and approximately 124,518 bottles during FY2025, with an average selling price of EUR 19.90 (US$ 21.49) per bottle. We achieved a net income of €312,011 (US$336,975) and €940,099 (US$1,015,304), respectively, for the fiscal years ended March 31, 2024 and 2025.

We compete in the red wine segment, which, according to the F&S Industry Report, is expected to grow at a compound annual growth rate of 7.5% from 2025 to 2029, driven by increasing consumer interest in premium and artisanal wines, higher disposable incomes and greater awareness of the health benefits of moderate wine consumption. We intend to expand our market presence by broadening our distribution network, enhancing the Château Lagarosse estate and increasing our marketing activities.

Our Competitive Strengths

We believe the following competitive strengths differentiate us in the global wine market and position us for long-term success:

We operate a prestigious and historic Bordeaux estate that produces high-quality, estate-bottled wines.

We own and operate Château Lagarosse, a historic and award-winning wine estate located in the renowned Bordeaux region of France, globally recognized as one of the premier wine-producing regions in the world. All of our wines carry the AOC designation, the highest classification under the European appellation system, and are estate-grown, vinified, and bottled entirely at Château Lagarosse in accordance with stringent French wine regulations. The use of the “Château” designation under French law reflects our commitment to quality, traceability, and authenticity.

We offer curated vintage collections and specialty products that target collectors and premium-segment customers.

While consistent quality production is expected of Bordeaux wineries, we believe our ability to offer consecutive vintage collections spanning more than a decade differentiates our product portfolio within the premium wine category. These collections are presented in customized packaging and are designed to attract collectors seeking continuity in vintage and provenance. In addition, we produce limited-edition label series and customized packaging and gifting formats developed for our core markets.

Our integration of fine winemaking with cultural and artistic elements has enabled us to tap into the growing demand for culturally resonant luxury products in Asia. Notable collaborations include art label series featuring works by iconic artists, which have elevated our products into collectible items and opened new avenues for brand engagement. Our wines have been selected by certain financial institutions in Asia for use as corporate gifts, reflecting growing recognition of our brand in the region.

We maintain strong inventory and distribution capabilities that protect product quality and brand value.

We maintain a robust inventory of aged wines, enabling us to deliver consistent product availability and quality across markets. Our extensive stock of mature vintages allows for curated product combinations, including vertical and thematic collections. We also work closely with trusted partners to manage both business-to-business and direct-to-consumer distribution channels, enabling us to preserve product integrity, ensure pricing discipline, and maintain brand positioning across diverse markets.

We provide curated customer experiences that strengthen brand loyalty and deepen engagement.

Beyond our product offerings, we provide invitation-only value-added services to individual and corporate customers. These include private guided tours of the Château Lagarosse estate, exclusive access to event spaces and barrel tastings, and customized private label wine programs. These experiential services deepen customer engagement, build brand loyalty, and allow us to showcase the full value of our estate in a differentiated, immersive context.

We are led by an experienced management team supported by world-renowned oenological expertise.

Our leadership team combines deep industry expertise with international business acumen. Mr. Chung Keung Steve Loo, our President and Chairman of the Board, brings over 35 years of cross-sector global business experience and a clear vision for brand development and global expansion. Mr. Benoît Jacques Paul de Guigné, our Chief Executive Officer, has nearly 30 years of experience in the wine industry and has managed our chateau operations since 2011. Our winemaking operations are also supported by an ongoing advisory relationship with Laboratoire Rolland & Associés, pursuant to which their current principal partners provide technical consulting services. This relationship is intended to maintain continuity of the technical standards and winemaking practices, including those established during the tenure of Michel Rolland, a world-renowned oenologist, and currently covers areas such as soil analysis, vinification strategy, and final blending for certain of our estates.

We protect and promote our brands through registered trademarks and proprietary branding in France.

We currently hold two registered trademarks in France related to our proprietary wine brands. These intellectual property rights support our brand recognition, safeguard our product identity, and reinforce our long-term market positioning within France, which underpins the reputation and authenticity of our wines in both local and export markets.

Our Growth Strategies

We intend to pursue the following growth strategies to strengthen our brand, enhance operational capabilities, and expand our global presence:

We intend to enhance our château facilities to support hospitality and event offerings.

Preserving the heritage of our estate is central to our brand identity. With growing demand for immersive wine experiences, we plan to upgrade our facilities to improve the quality and capacity of our on-site hospitality offerings. These upgrades are expected to include expanded accommodations, enhanced event-hosting amenities, and improvements to the overall visitor experience. We believe these enhancements will allow us to better serve high-end clientele and corporate guests, further integrating wine tourism as part of our brand experience.

We plan to modernize and expand our winery infrastructure to support consistent, high-quality production.

To support the consistent production of high-quality wines, we intend to modernize and expand our winery infrastructure. Planned investments include upgraded fermentation tanks and barrel storage systems, as well as viticulture technologies aimed at optimizing vineyard management and grape quality. These enhancements will increase efficiency while preserving the artisanal methods that define our wine production.

We aim to expand and optimize our vineyard operations to meet increasing demand while maintaining product quality.

We plan to invest in advanced agricultural equipment, including mechanical weeding and plowing systems, to improve vineyard efficiency and sustainability. In addition, we intend to increase the total area under cultivation to support production growth and meet rising demand while maintaining the premium quality standards associated with our estate.

We intend to broaden our international sales and distribution network to strengthen global market presence.

To expand our international presence and better serve key customer segments, we intend to establish regional offices in selected global markets, including the United States Japan. These offices will function as local hubs for marketing, distribution coordination, and customer engagement, allowing us to tailor our strategies to local consumer preferences and strengthen customer relationships.

We seek to strengthen our brand positioning through the release of culturally inspired limited-edition products.

We plan to further distinguish our brand through the release of limited-edition products incorporating culturally significant artwork. We intend to develop additional limited-edition releases based on other selected artworks to further engage culturally minded consumers. We believe such culturally themed editions enhance the collectible value of our wines, deepen their appeal to discerning consumers, art collectors, and premium gifting markets, and ultimately support brand recognition.

We aim to deepen market engagement through sustained involvement in local and international community initiatives.

We aim to strengthen our brand and customer relationships through community involvement in both our home region and key international markets. Since 2011, we have participated in local initiatives in Tabanac, including our château manager’s service as a local councilor. In selected overseas markets, we have supported charitable and cultural events, such as a donor to the 18th Anniversary and Charity Gala hosted by Peace and Development Foundation at the Hong Kong Government House in November 2023. We believe these efforts help foster goodwill, support market engagement, and reinforce our long-term positioning as a socially responsible brand.

Our Challenges

Our operations and growth are subject to several external and operational challenges that reflect the global nature of our business and our focus on the premium wine segment. Key challenges include:

Fluctuations in consumer demand for premium wine

Our sales are sensitive to economic cycles, particularly in key export markets such as mainland China and Hong Kong. A volatile macroeconomic environment or a prolonged downturn in consumer sentiment may reduce discretionary spending on luxury products, including fine wines. These may impact both retail sales and corporate gifting, which are important components of our revenue.

Exposure to trade policy and import conditions

We are subject to evolving trade policies and tariff regimes. Regulatory changes, including the imposition of new tariffs or customs requirements, may increase import costs, affect our pricing competitiveness, or disrupt distribution logistics.

Shipping disruptions and rising freight costs

Geopolitical instability and global logistics constraints, such as those arising from ongoing tensions in the Middle East, have contributed to elevated shipping costs and inconsistent freight schedules. Timely delivery is particularly important for our seasonal product launches and gifting campaigns. Any significant delay in shipping may affect customer satisfaction and result in missed revenue opportunities.

We continuously monitor these challenges and seek to mitigate their impact through careful planning, diversified sales channels, and ongoing dialogue with logistics and distribution partners. For a more detailed discussion of the risks we face, see “Risk Factors,” starting from page 11 of this prospectus.

Our Products

We primarily produce and sell the following labels of AOC-classified red wine:

•        Château Lagarosse Les Comtes Cadillac Côtes de Bordeaux — our premium label, produced from selected vineyard lots;

•        Château Lagarosse Cadillac Côtes de Bordeaux — our classic label; and

•        Douley de Château Lagarosse Cadillac Côtes de Bordeaux — our second label, offering an easier-to-drink alternative.

(i) Château Lagarosse Les Comtes

This label represents the premium tier of our production, which is composed of approximately 80% Merlot, 10% Cabernet Franc, and 10% Cabernet Sauvignon. It is crafted from selected plots of vines of our estate vineyard, that are recognized for their favorable terroir characteristics, including soil composition, slope, and microclimate. Les Comtes undergoes a total maceration1 period of approximately 21 to 28 days with frequent pump-overs2 to enhance extraction of color, aroma, and flavor compounds. Each vineyard lot is fermented separately in concrete-coated tanks with epoxy lining under controlled temperature to preserve freshness and balance. Following fermentation, the wine is aged in French oak barrels for approximately 12 to 14 months, which adds to the wine’s depth and structure. The wine typically displays a deep purple color and aromas characteristic of the blend, including red and dark fruit notes such as strawberry and blueberry, with subtle oak-derived tones resulting from the barrel aging process. On the palate, the wine generally presents a balanced structure with moderate tannins and acidity.

Château
GRAND VIN DE BORDEAUX
2011
CHATEAU
LAGAROSSE
Cuvée Les Comtes
CADILLAC CÔTES DE BORDEAUX

89mm
140mm
GRAND VIN DE BORDEAUX
2011
CHATEAU
LAGAROSSE
Cuvée Les Comtes
CADILLAC CÔTES DE BORDEAUX

____________

1        In winemaking, “maceration” refers to the process where grape skins, seeds, and sometimes stems are left in contact with the grape juice, allowing for the extraction of color, flavor, and tannins.

2        In winemaking, “pump-over” refers to a cap management technique used during red wine fermentation. The process involves pumping the fermenting liquid from the bottom of the fermentation tank and pouring it over the floating cap of grape skins. This helps extract color, aroma compounds, and tannins from the skins, which are essential for developing the wine’s structure and complexity.

(ii) Château Lagarosse Cadillac Côtes de Bordeaux

Another of our principal wines is produced from a blend of approximately 80% Merlot, 10% Cabernet Franc, and 10% Cabernet Sauvignon. Grapes are carefully managed through green harvesting3 and leaf removal4 to promote even ripening and concentration of flavors. Prior to fermentation, it undergoes a slightly shorter maceration period of approximately 15 days to enhance color and aroma extraction, with frequent pump-overs to aid this process. The wine undergoes partial aging in oak barrels for about twelve months, which contributes additional structural and aromatic complexity to the finished product. The resulting wine generally reflects the characteristics of the blend, with aromas of ripe fruit and balanced tannins, and is consistent with the traditional style of wines from the Cadillac Côtes de Bordeaux appellation.

Château
GRAND VIN DE BORDEAUX
2011
CHATEAU
LAGAROSSE
CADILLAC CÔTES DE BORDEAUX

89mm
140mm
GRAND VIN DE BORDEAUX
2011
CHATEAU
LAGAROSSE
CADILLAC CÔTES DE BORDEAUX

(iii) Douley de Château Lagarosse

Our second label wine, Douley de Château Lagarosse, is typically composed of approximately 90% Merlot, 10% Cabernet Franc and 10% Cabernet Sauvignon. It undergoes approximately 15 days of skin contact, including fermentation, with regular pump-overs to enhance the extraction of color, flavor, and tannins. Fermentation is carried out separately by grape variety and vineyard plot in temperature-controlled stainless vats, followed by an aging period of at least eight months before bottling. The resulting wine generally exhibits the characteristics typical of the appellation, including a ruby color and aromas of red fruits such as blackcurrant, blueberry and redcurrant, with a balanced structure reflecting moderate tannins and acidity.

____________

3        In winemaking, “green harvesting” refers to the removal of underripe grape bunches for the purpose of reducing yields and concentrating remaining fruits.

4        In winemaking, “leaf removal” is a method used to improve sun exposure and air circulation, reduce disease pressure and promote ripening.

Mis en
GRAND VIN DE BORDEAUX
2011
CHATEAU
LAGAROSSE
Douley
CADILLAC CÔTES DE BORDEAUX

89mm
140mm
GRAND VIN DE BORDEAUX
2011
CHATEAU
LAGAROSSE
Douley
CADILLAC CÔTES DE BORDEAUX

Awards and recognition

The wines of Château Lagarosse estate have been recognized in various regional and international wine competitions and publications. The estate is located in the Cadillac Côtes de Bordeaux appellation, bordering the River Garonne, an area known for its temperate climate and diverse soils that are generally regarded as favorable for viticulture in the region.

The following table summarizes certain awards and ratings received by wines produced from the Château Lagarosse estate.

Competition/Publication	Description
Challenge International du Vin	Gold and silver medals (2009, 2012); gold (2010); silver (2011, 2013, 2015); bronze (2015)
Concours de Bordeaux Vins D’Aquitaine	Silver and bronze medals (2008); gold medal (2010); bronze (2016, 2017)
Concours Mondial de Bruxelles	Gold medal (2006); silver medal (2008)
China Wine and Spirits Competition	Gold medal (2006)
Le Guide Hachette des Vins	Awarded Coup de Cœur in 2004 edition; awarded 1 star in the 2014 and 2018 edition; awarded 2 stars in the 2025 edition
Concours Général Agricole de Paris	Gold medals (2000, 2003, 2013); bronze medal (1992, 2017, 2018)
Concours Régional des Vins D’Aquitaine	Silver and bronze medals (1992)
Concours des Grands Vins de France	Silver medal (2012, 2013); bronze medal (2013)
Decanter Asia Wine Awards	Bronze medal (2012)
Asian Wine Competition	Consumption Gold Medal (2023)

Our wines have received favorable recognition from independent wine critics. In particular, our 2018 Château Lagarosse was rated 90-91 by James Suckling, and 87-90 by Jeb Dunnuck, both of whom are internationally acclaimed and respected wine critics.

Value-added Services

In addition to wine sales, we provide value-added services to selected individual and corporate customers, available by invitation only. These services include: (i) private tours of the Château Lagarosse estate; (ii) guided tasting sessions; (iii) use of the château facilities for meetings, events, and wine storage; and (iv) customized private label wines and packaging.

Our tours provide visitors with an immersive experience of the château’s winemaking process, allowing visitors to explore our historic estate and sample wines on site. These experiences serve to enhance customer familiarity with our products and foster long-term relationships with our clientele. Customers may also reserve parts of the château for business meetings or private events, and we produce customized private-label wines and packaging upon request.

SALES AND DISTRIBUTION

We distribute our wine products primarily through two sales channels: (i) export sales, where we sell to a network of global distributors who, in turn, promote and sell our products to sub-distributors, retailers or end consumers outside the EU; and (ii) local sales, which include direct sales to restaurants, retailers and retail chains, as well as to individuals within the EU.

(i)     Export sales

Distributor sales

We sell our wine products to a global network of distributors, who then promote and distribute our products to sub-distributors, third-party retailers, and/or end consumers. Their established presence, market knowledge, and regional networks enable us to reach a broader customer base across diverse markets.

In certain designated territories, such as Malaysia and Japan, we grant exclusive distribution rights to selected partners. We believe this exclusivity incentivizes distributors to actively promote and invest in the development of our brand in their respective regions.

As of the date of this prospectus, our global network consists of six distributors, of which four held exclusive rights.

Key contractual terms with distributors

We typically enter into standard distribution agreements with our distributors, and the key contractual terms generally include the following:

Key Terms	Description
Duration	Usually five years, with an option to renew. Agreements provide for early termination under specified circumstances.
Exclusivity	Distributors may be granted exclusive or non-exclusive rights in designated territories and are restricted from selling outside their territories.
Volume requirements	Exclusive distributors are generally subject to annual minimum purchase requirements. Repeated failure to meet such requirements will result in termination.
Purchase incentives	Distributors that achieve certain sales objectives may be entitled to credits or other incentives for future purchases.
Marketing Support	We provide certain support for marketing and promotional activities in the distributor’s designated territory.
Pricing and payment	Agreements specify product pricing and payment terms, which may vary depending on the arrangement.
Delivery	Agreements set out delivery and collection obligations.

Packaged Sales to Private Customers

We sell directly to a network of customers, including both individual customers and corporate customers. As part of our strategy to drive sales in this segment, we offer a variety of bundle packages featuring different selections of consecutive vintages and wine products. Depending on the selected package, customers may receive access to premium products, preferential pricing, storage services, château visits, private events, hospitality privileges, and customized private label wines and packaging. In addition, customers may request delivery of their stored wine collections from our château to a destination of their choice at their own expense.

(ii)    Local sales

We also sell to local restaurants, retailers, and retail chains within the EU, including supermarkets and wine shops, as well as to individuals who visit our château.

To strengthen sales and attract more visitors to the château, it is our plan to upgrade our facilities, including expanding accommodations, enhancing event-hosting amenities, and improving overall visitor experience.

Operations

Vineyard and Farming

The Château Lagarosse estate comprises approximately 34 hectares (approximately 84 acres) of actively-cultivated vineyards with Bordeaux grape varieties including Merlot, Cabernet Sauvignon, and Cabernet Franc. Vineyard operations generally follow the seasonal cycle typical of the Bordeaux region, beginning with winter pruning and culminating in harvest between September and October each year.

Production Facilities

Our vinification facilities are located on the Château Lagarosse estate in the Premières Côtes de Bordeaux appellation of France. The estate covers approximately 45 hectares (approximately 111 acres) and includes harvesting equipment, grape crushing and pressing machines, fermentation tanks, wine storage tanks, warehouses, administrative offices, and staff accommodations. As of the date of this prospectus, the estate is equipped with 32 fermentation and storage tanks and maintains 97 oak barrels. Under normal weather conditions, our vineyards produce approximately 150 to 160 tons of grapes annually, resulting in an average wine production volume of approximately 1,011 hectoliters.

Production Process

All wines produced at the Château Lagarosse estate undergo similar vinification processes, with variations based on grape variety and harvest timing. Our wines are primarily made from Merlot, Cabernet Sauvignon, and Cabernet Franc. Vinification is overseen by our experienced vineyard team with periodic consultation from Laboratoire Rolland & Associés, a French wine consulting company which provides technical advisory services to support consistent quality of our wine.

The annual vineyard operations in France generally follow a typical seasonal cycle, as outlined below, beginning with winter pruning and culminating in the autumn harvest.

•        Harvesting

Grapes are harvested between September and October each year. At Château Lagarosse, grapes are primarily harvested using mechanical harvesters, though handpicking is also employed by vineyard workers and seasonal staff. Sample testing is conducted to confirm optimal sugar, acid, and pH levels before processing.

•        Sorting

Harvested grape clusters are visually inspected and sorted by hand. Generally, unripe, damaged, or moldy grapes, as well as any foreign materials, are removed by hand to ensure that only high-quality grapes proceed to the next stage of production.

•        Destemming and Crushing

Destemming and crushing are performed mechanically. During destemming, stems are removed to reduce tannin content. Crushing breaks the grape skins and releases the grape juice, producing a mixture of juice, skins, seeds, and pulp, which is known as the “must,” the raw material for wine production.

•        Natural Pressing

Natural pressing occurs when grape clusters are piled in tall, lidded tanks. The weight of the upper clusters applies pressure to those below, releasing juice passively without mechanical intervention.

•        Settling and Primary Fermentation

Following the natural pressing process, the must is transferred to stainless steel fermentation tanks for settling. Selected yeast are then introduced to the must to initiate primary fermentation, during which sugars contained in must are converted into alcohol and carbon dioxide.

•        Mechanical Pressing

After primary fermentation, the “pomace,” which refers to the solid residue remaining after grapes are mechanically pressed to extract additional juice. This juice tends to be higher in tannins, as tannins are primarily concentrated in the skins and seeds.

•        Second Fermentation

The wine is transferred to large, temperature-controlled stainless steel tanks for secondary fermentation, often housed within concrete walls. The wine is kept under airlock to prevent oxidation. The duration of this fermentation stage varies based on the intended style of the wine.

•        Oak Aging

Wines designated for aging are transferred to French or American oak barrels. The porous nature of oak allows for controlled oxygen exposure and evaporation, which concentrates flavors and aromas. French oak tends to impart subtle, refined characteristics, while American oak contributes bolder, sweeter notes, including hints of vanilla. The aging period depends on the variety and the winemaker’s stylistic intent.

•        Sampling and Topping Up

During the aging process, wine samples are regularly tested to monitor the fermentation progress and acidity. Wine lost through evaporation and sampling is replenished, also known as topping up, periodically to minimize oxidation and maintain barrel integrity.

•        Filtration

After aging and prior to bottling, the wine undergoes an extensive filtering process, where unwanted fine sediments are removed. Filtered wine is then stored in temperature-controlled stainless steel containers to preserve freshness while awaiting blending and bottling.

•        Blending and Bottling

Blending refers to the process where winemakers combine two or more finished wines, either of the same or different grape varieties, in order to achieve the desired flavor profile, style, or quality. The winemaker at Château Lagarosse determines the composition of each blend based on grape varietals, vintages, and stylistic goals. Sulfur dioxide is added as a preservative. The final blend is filtered once more and then bottled and sealed with cork closures.

The following flowchart illustrates the typical production process at Château Lagarosse estate, from harvesting to bottling:

OUR CUSTOMERS

During the six months interim financial periods ended September 30, 2024 and 2025, and the fiscal years ended March 31, 2024 and 2025, our customers consisted primarily of overseas distributors, and individual private customers. For the fiscal year ended March 31, 2024, sales to Carlico International Group Holdings Limited, a related party, accounted for substantially all of our revenue, representing approximately 92.40% of our total revenue for that year.

For the six months interim financial periods ended September 30, 2024 and 2025, six customers each accounted for more than 10% of our total revenue, and in aggregate, represented approximately 98% of our total revenue. These customers included TWG International Limited (20%), BG18 Group (France) Limited (20%), Egowine International Group Holdings Limited (15%), Mercury Universal Investment Limited (20%), Eagle Focus Trading Limited (13%) and Speed Win Investment Limited (10%). None of these customers, were related parties.

For the fiscal year ended March 31, 2025, four customers each contributed more than 10% of our total revenue and together represented approximately 69.6% of our total revenue. These customers included Carlico International Group Holdings Limited (25%), Egowine International Group Holdings Limited (20.2%), Chung Kin Loo (12.2%), and Yip Chak Lam (12.1%). Two of these four customers, Carlico International Group Holdings Limited and Chung Kin Loo, were related parties, and no other single customer accounted for more than 10% of our total revenue for that period.

SEASONALITY

We generally experience higher sales volume in the second half of the year, which we believe is due to distributors stocking up for the holiday seasons. On the other hand, we generally experience lower sales volume in the first half of the year, which we believe is due to the lack of holiday season and the reason that distributors had stocked up on our wine products previously in preparation for the holiday season. See “Risk Factors — Our financial performance is subject to seasonal fluctuations and other variable market conditions” on page 22 of this prospectus for a detailed discussion of seasonality.

PRICING STRATEGIES

The pricing of our wine products is determined with reference to several factors, including production costs, market demand, competitive conditions, and the characteristics of each vintage. Management reviews pricing periodically, taking into account prevailing market conditions and seasonal trends. In certain cases, we provide pricing guidance to distributors to promote consistency across markets.

MARKETING

We promote our wines through a combination of industry events, tastings, and exhibitions, often in collaboration with our distributors. Our promotional activities also include participation in wine competitions and selective media placements in industry publications. In addition, we maintain a company website that provides product information and enhances brand visibility. From time to time, we offer limited-edition packaging and gift sets, which are designed to broaden consumer appeal and provide additional marketing opportunities.

OUR SUPPLIERS

The principal raw materials used in the production of our wine products at the Château Lagarosse estate include grapes, yeast, packaging materials (including bottles, labels and corks), chemical and treatment products, and sulfur for wine protection. The grapes are farmed by the Château Lagarosse estate itself for its production. Yeast, packaging materials (including bottles, labels and corks), chemical and treatment products and ancillary ingredients are purchased from domestic suppliers in France. We have established, and seek to maintain, strong and long-term relationships with our suppliers. No indication of price volatility has been brought to our attention by our suppliers.

For the six months interim financial periods ended September 30, 2024 and 2025, purchases from our top five suppliers in aggregate accounted for approximately 15% and 19% of our total purchases, respectively. Purchases from our largest supplier accounted for approximately 6% and 8% of our total purchases for the fiscal years ended September 30, 2024 and 2025, respectively.

For the fiscal years ended March 31, 2024 and 2025, purchases from our top five suppliers in aggregate accounted for approximately 13.2% and 4% of our total purchases, respectively. Purchases from our largest supplier accounted for approximately 3.3% and 1.4% of our total purchases for the fiscal years ended March 31, 2024 and 2025, respectively.

INVENTORY CONTROL

Our inventory primarily consists of wine held at the Château Lagarosse estate, including barrel-aged and bottled wines stored in the on-site warehouse, as well as wine stored in stainless steel tanks prior to bottling. Inventory is monitored by our personnel on a regular basis to ensure accuracy and proper storage conditions. Bottled wines are typically stored for a short period prior to collection by freight forwarders or direct transportation arrangements made by distributors or customers.

LOGISTICS

We sell our wines on an ex-works basis. Title and risk of loss transfer to distributors or customers when products are collected from the Château Lagarosse estate. Distributors or customers may collect goods directly from the estate warehouse or arrange, at their own cost, for third-party logistics providers to transport products to a designated port.

QUALITY CONTROL

We conduct verification procedures upon receipt of raw materials, which may include testing by certified laboratories. Test results may also be used for compliance with customs clearance requirements. Quality control measures are applied throughout our production process, from raw material sourcing to finished products.

COMPETITION

The wine industry is highly competitive. We compete with a large number of wine producers both in France and internationally. In addition to competition from other French wineries, we face increasing competition from producers in so-called “New World” wine regions, including California, Chile, and Australia. According to the F&S Industry Report, France continues to hold a leading position in the global wine market, particularly in the premium red wine segment from Bordeaux and other traditional appellations, despite rising competition from New World producers.

We seek to maintain our competitiveness through several initiatives, including (i) offering consecutive vintages of our wines to promote brand continuity and customer loyalty, (ii) expanding our marketing and promotional efforts, (iii) broadening our sales and distribution channels in key markets, and (iv) providing value-added services such as private events, hospitality offerings, and personalized wine experiences.

OUR EMPLOYEES

As of the date of this prospectus, we had four full-time employees, including three full-time vineyard workers and one operations manager, all of whom are based in France and engaged in general management and vineyard operations. In addition, we engage external workers on a seasonal and contract basis, particularly during the harvest period and other labor-intensive stages of vineyard maintenance.

Our employees receive compensation in the form of salaries and discretionary bonuses, as well as benefits required under French labor and social welfare laws.

OUR PROPERTIES

As of the date of this prospectus, we own a château together with a vineyard in Lagarosse, Tabanac, France. The area of the vineyard is approximately 34 hectares (approximately 84 acres), where the château operates. We have the legal title to the land and buildings.

LICENSES AND PERMITS

During the six months interim financial periods ended September 30, 2024 and 2025, and the fiscal years ended March 31, 2025 and 2024, and up to the date of this prospectus, we have obtained the following license/permit that is required and material to the business and operations of Chateau Lagarosse S.A.S.

Name of License, Permit or Approval	Issuing Authority	Description	Issuing Date	Status
Authorization to operate agricultural land (demande d’autorisation d’exploiter)	Préfet de La Gironde — Direction Départementale des Territoires et de la Mer	Authorization to operate vineyard land under French agricultural land control regulations	November 9, 2010	In effect

LEGAL PROCEEDINGS

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract and labor and employment claims. During the six months interim financial periods ended September 30, 2024 and 2025, and the fiscal years ended March 31, 2024 and March 31, 2025 and as of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material adverse effect on our business, financial condition, cash-flow or results of operations. We may periodically be subject to legal proceedings, investigations and claims relating to our business. We may also initiate legal proceedings to protect our rights and interests.

INTELLECTUAL PROPERTIES

We regard our intellectual properties as critical to our success.

Trademarks

As of the date of this prospectus, we have registered the following trademarks:

Country/Place of Registration	Trademark	Trademark Owner	Trademark No.	Classification	Registration Date	Expiry Date
France		SAS Chateau Lagarosse	4656009	33	June 11, 2020	June 11, 2030
France		SAS Chateau Lagarosse	3918561	33	May 8, 2012	May 8, 2032

Domain Name

As of the date of this prospectus, we have registered the following domain name:

Domain Name	Registered Owner	Registration Date	Expiry Date
Lagarosse.fr	Chateau Lagarosse S.A.S	April 24, 2023	May 8, 2027
Lagarosse.com	Chateau Lagarosse S.A.S	July 4, 2025	April 5, 2027

CORPORATE HISTORY AND STRUCTURE

Corporate History

We are an exempted company incorporated in the Cayman Islands on March 21, 2025, with no business operations of our own. We conduct our business in France through our Operating Subsidiary, Chateau Lagarosse S.A.S (“Lagarosse France”). On September 13, 2000, Lagarosse France was incorporated under the laws of the Republic of France. On September 13, 2010, Chateau Lagarosse Bordeaux Limited (“Lagarosse Bordeaux”) was incorporated under the laws of the British Virgin Islands. On April 3, 2025, Chateau Lagarosse Holdings Limited was incorporated under the laws of the British Virgin Islands (“Lagarosse BVI”).

Lagarosse BVI, Lagarosse Cayman, and Lagarosse Bordeaux are holding companies and not actively engaging in any business operations.

Upon incorporation, Lagarosse Cayman issued 1,000 Class A Ordinary Shares to Ogier Global Subscriber (Cayman) Limited, and on April 3, 2025, Ogier Global Subscriber (Cayman) Limited transferred 1,000 Class A Ordinary Shares to Sunkang Limited.

In preparation for our proposed listing, we completed an internal reorganization (the “Reorganization”). On May 30, 2025, Lagarosse Cayman issued 1,943,000 Class A Ordinary Shares and 1,050,000 Class B Ordinary Shares to Sunkang Limited. On the same date, Lagarosse BVI acquired all issued 1,944,000 Class A Ordinary Shares and 1,050,000 Class B Ordinary Shares of Lagarosse Cayman from Sunkang Limited for €503,780 (US$571,236), satisfied by a promissory note.

Following the Reorganization, Lagarosse BVI became our ultimate holding company, which indirectly owns 100% of Lagarosse France. The Reorganization was completed on May 30, 2025.

On December 2, 2025, Lagarosse Cayman issued 2,317,000, 1,950,000, and 1,980,000 Class A Ordinary Shares to Lagarosse BVI, Chung Kin Loo, and Suprawin Limited, and 3,950,000 Class B Ordinary Shares to Lagarosse BVI.

On December 16, 2025, Lagarosse Cayman further issued 1,480,000 and 3,859,000 Class A Ordinary Shares to CT Innovation Limited and Proact Holdings Limited, respectively, and issued 1,470,000 Class A Ordinary Shares to two minority shareholders, who each holds less than 5% of the Class A Ordinary Shares issued and outstanding as of the date of this prospectus. And immediately after, the issued ordinary shares in the Company has become 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, among which 4,261,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are held by Lagarosse BVI, 1,980,000 Class A Ordinary Shares are held by Suprawin Limited, 1,950,000 Class A Ordinary Shares are held by Chung Kin Loo, 1,480,000 Class A Ordinary Shares are held by CT Innovation Limited, 3,859,000 Class A Ordinary Shares are held by Proact Holdings Limited, and the remaining 1,470,000 Class A Ordinary Shares are held by two other minority shareholders.

Corporate Structure

The chart below sets out our corporate structure as of the date of this prospectus with percentages held pre- and post- offering:

REGULATION

This section summarizes certain material aspects of French and European Union (“EU”) laws and regulations applicable to our operations in France. The following summary is not exhaustive and is qualified in its entirety by reference to the applicable laws and regulations.

French law applicable to our operations derives from both national legislation and directly applicable EU regulations. Key provisions affecting wine producers are codified in the Rural Code, Consumer Code, Environmental Code, and General Tax Code. EU regulations have direct effect in France, while directives require national implementation.

Regulations Relating to Agricultural Operation Facilities

Under French law, the use of agricultural land is subject to regulation intended to preserve agricultural operation and ensure sustainable land use. In general, the establishment, expansion, or consolidation of agricultural operations above certain thresholds requires prior authorization from the relevant local authority.

As of the date of this prospectus, the Company has obtained all necessary authorizations for its current operations and complies with applicable agricultural land use regulations.

Regulation Relating to Rural Land Management (SAFER oversight)

In France, the sale and transfer of agricultural land are subject to oversight by public-interest organizations known as Sociétés d’aménagement foncier et d’établissement rural (SAFERs), whose mission is promoting sustainable rural development and maintaining viable agricultural structures. SAFERs have a statutory preemption right, which permits SAFER to replace the proposed buyer in a transaction in order to promote agricultural land consolidation or preserve local farming activity. The exercise of this right can delay or alter the completion of transactions involving agricultural assets, including restructurings that result in a transfer of land or agricultural rights.

Starting January 1, 2023, any transfer of land or control of a vineyard company must be notified to SAFER, which could delay or alter proposed transactions.

Regulation Relating to Vineyard Planting Authorization

Since January 1, 2016, the former French vine planting rights regime has been replaced by a new authorization system governed by EU Regulation No. 1308/2013 and national law Decree No. 2015-1019.

Authorizations are required for new planting, replanting and early replanting, and remain valid for three years from issuance.

Any vineyard operator must obtain prior authorization before planting vines. Failure to do so can result in financial penalties of up to €15,000 per hectare per year. Unauthorized plantings may also be subject to mandatory removal orders.

Furthermore, winegrowers are required to declare any planting, uprooting, or grafting within one month of completion and to notify the authorities of structural modifications to their vineyards.

As of the date of this prospectus, we have obtained all necessary planting authorizations for our existing vineyards and are in compliance with these requirements. Future expansion of our vineyard area will depend on receiving new authorizations, and delays or denials could limit our ability to increase production.

Regulations Relating to Appellations d’Origine Contrôlée (AOC/AOP)

French wines marketed under an Appellation d’Origine Protégée (AOP) designation must comply with the detailed requirements intended to preserve the link between wine characteristics and their geographical origin. This framework is aligned with EU rules on protected designations of origin (also known as Appellation d’Origine Protégée (AOP)), under EU Regulation No. 1308/2013, and is implemented in France by decree.

To be marketed as an AOC, the wine must be produced within a defined geographic area and comply with a legally binding specification document (cahier des charges) that governs all aspects of grape cultivation and winemaking practices, including grape varietals, yields, viticultural techniques, and minimum alcohol content.

Compliance is monitored through a structured inspection plan, including both internal controls (by professional organizations) and external audits (by independent accredited bodies). Enforcement is coordinated by the Institut National de l’Origine et de la Qualité (INAO), the national authority responsible for geographic indications. Non-compliance may result in loss of AOC certification, financial penalties, and market withdrawal.

As of the date of this prospectus, all of our wines are produced under AOC designations. Maintaining AOC status requires ongoing compliance with these specifications. Loss of AOC status would materially reduce our ability to market our wines in premium segments and could adversely affect our pricing and export opportunities.

Regulation Relating to Facilities classified for Environmental Protection (ICPE)

Certain agricultural operations in France, including vineyards, may be subject to environmental regulation such as Installations Classées pour la Protection de l’Environnement (ICPE), which applies to facilities that could pose a potential risk to public health, safety, or the environment. The ICPE regime, as set out in the French Environmental Code, covers activities listed in a national classification table and may apply depending on factors such as the storage of hazardous substances (e.g., fuel or phytosanitary products), waste treatment, or the use of equipment that may generate emissions or noise.

Operators of ICPE-classified facilities must comply with strict regulatory requirements concerning site safety, waste management, emissions control, and periodic inspections. Non-compliance may result in administrative sanctions, mandatory shutdowns, or civil and criminal liability.

As advised by our French counsel, as of the date of this prospectus, our current operations are subject to declaration under the ICPE regime but do not require an authorization. However, any future expansion or modernization of our facilities could trigger additional ICPE requirements, and failure to obtain such approvals could delay projects and increase compliance costs.

Regulations Relating to Declaration Obligations in the Wine-growing and Production Sector

Wine producers in France that sell for export must comply with the reporting requirements designed to ensure transparency, traceability, and regulatory compliance throughout the production and distribution chain. These obligations arise under both French law and EU regulations, including Regulation (EU) No. 1308/2013, Regulation (EU) No. 2018/273, and Commission Implementing Regulation (EU) 2018/274. As of the date of this prospectus, we are in compliance with the reporting obligations.

Regulations Relating to Record-keeping Obligations in Wine Production

Wine producers, processors, bottlers, and merchants (négociants) in France are subject to detailed record-keeping requirements under European Union law. The following requirements are intended to ensure product traceability and regulatory compliance throughout the wine supply chain. All professionals holding wine products for commercial purposes, including wine, musts, and spirits, must maintain a register of all movements into and out of their premises. Companies conducting oenological practices must maintain a record of these operations, such as adjustments to alcoholic strength, acidification or deacidification, use of oak chips, or stabilization treatments. Records must be updated no later than the first working day following the operation.

Operators holding or using certain winemaking inputs (e.g., sucrose, grape musts, acidifying or deacidifying substances, and potassium ferrocyanide) must maintain a register of their acquisition, use, and disposal.

Operators must ensure that these registers are complete, up to date, and available for inspection at any time by the competent authorities. As of the date of this prospectus, we are in compliance with the record-keeping obligations.

Regulations Relating to Mandatory Wine Labelling

Wine labelling in France is subject to detailed rules intended to ensure product authenticity, traceability, and consumer transparency. These requirements are aligned with the EU legislation, including Regulation (EU) 2021/2117, which amended Regulation (EU) No. 1308/2013, and apply to all wines produced on or after December 8, 2023.

French law further specifies these obligations through Decree No. 2012-655 and related implementing acts. In total, eleven mandatory mentions must appear on wine labels, including bottle volume, health warnings, alcoholic strength, and indication of origin.

Compliance with labelling rules is required for domestic and international wine distribution. Failure to comply may result in administrative sanctions or product recalls.

Regulations Relating to Consumer Protection and Public Health

The marketing and distribution of alcoholic beverages in France are subject to a comprehensive regulatory framework focused on public health and consumer protection. The key requirements are set out in the French Public Health Code (“Code de la santé publique”), the Consumer Code (“Code de la consommation”), and applicable EU legislation, including Regulation (EC) No. 178/2002 on general food law.

Advertising of alcoholic beverages is stringently regulated under Articles L. 3323-1 et seq. of the Public Health Code, which strictly limits both the content and the media used for promotional communications.

In addition, online and direct-to-consumer wine sales are subject to the French Consumer Code. These requirements include mandatory pre-contractual disclosures, effective age-verification mechanisms to ensure compliance with the legal drinking age of 18, and the granting of a statutory withdrawal right. Non-compliance with these obligations may result in administrative sanctions, fines, or the suspension of sales activities.

Companies intending to advertise or sell wine products must ensure strict compliance with French and EU public health and consumer protection legislations, particularly when deploying digital marketing tools or launching new product lines. Failure to do so could result in regulatory enforcement actions, product withdrawals, and reputational harm. As of the date of this prospectus, as advised by our French counsel, we are in full compliance with the French and EU public health and consumer protection legislations.

Regulation Relating to Traceability in Wine Production

European Union and French regulations require wine products to be traceable at all stages of production, processing, and distribution. These rules are intended to ensure product authenticity, consumer safety, and compliance with protected designations of origin (AOP) and geographical indications (IGP).

Traceability obligations apply to all operators in the wine sector, including winegrowers and producers, processors, bottlers, and distributors. These obligations cover the entire life cycle of the product, from grape harvesting to the final consumer, and include all raw materials and intermediate products. Traceability systems are structured across three levels:

•        Upstream traceability (incoming products and raw materials);

•        Internal traceability (operations during maturation); and

•        Downstream traceability (records of distribution).

Operators must retain traceability documentation for at least five years and make it available to authorities upon request. Non-compliance may result in administrative penalties, fines, or criminal liability. As of the date of this prospectus, we are in compliance with these requirements. Failure to maintain adequate traceability systems could result in product recalls, sanctions, or the loss of certification, any of which could materially affect our ability to market and sell our wines, particularly in export markets.

Regulations Relating to Food and Beverage Safety

The production and sale of alcoholic beverages in France are subject to EU food law and French legislation, governing food hygiene, product safety, facility control, and distribution practices.

All producers, bottlers, distributors, and exporters of alcoholic products must comply with general requirements relating to product safety, traceability, labeling, hygiene standards, sanitary rules, registration of establishments, and regular inspections. Companies exporting products must also meet sanitary and phytosanitary requirements in destination countries, which may require additional certifications, inspections, or customs documentation.

Failure to comply with applicable health and safety regulations may lead to administrative sanctions, product recalls, suspension of operations, or, in severe cases, criminal liability. These risks are heightened in cases of contamination, mislabeling, or non-conformity with hygiene protocols.

As such, as a businesses engaged in the production, sale, and export of alcoholic beverages, we are required to maintain robust internal compliance mechanisms, including regular staff training, documented quality assurance procedures, and close coordination with regulatory authorities, to mitigate operational disruption and safeguard brand integrity. As of the date of this prospectus, we are in compliance with these requirements.

Regulation Relating to Data Privacy and Security

Entities operating in France are subject to the General Data Protection Regulation (Regulation (EU) 2016/679, or GDPR), which is directly applicable in French law and enforced by the national data protection authority, Commission nationale de l’informatique et des libertés.

The GDPR establishes a broad framework governing the collection, use, storage, transfer, and deletion of personal data relating to customers, suppliers, employees, and other individuals. Key obligations include maintaining appropriate security and confidentiality measures, keeping internal records of processing activities, and responding to data subject requests. Non-compliance with the GDPR can lead to significant administrative penalties, restrictions on processing activities, or claims for damages. Risks may be heightened for companies engaged in direct-to-consumer sales, e-commerce, or digital marketing, where cross-border data flows are common.

As advised by our French counsel, we process personal data in connection with our operations and are subject to the GDPR. Failure to comply with these requirements could result in fines or restrictions that may materially affect our business operations and reputation.

Regulations Relating to French Tax

Wine production, marketing, and export activities in France are subject to corporate income tax, local business taxes, and specific fiscal rules that apply to the transport and export of wine.

Withholding Tax on Dividends

Dividends paid to non-EU resident companies are generally subject to a 25% withholding tax, which may be reduced by an applicable tax treaty, if that the recipient qualifies as the beneficial owner of the dividends. Dividends paid to entities established in a non-cooperative jurisdiction are subject to a higher 75% rate under Article 238-0 A of the French General Tax Code.

Exports outside the EU (excise duty and VAT)

Exports are typically exempt from both excise duty and VAT if the wine producer exporting wine products holds the authorized warehouse keeper status and the suspensive tax status is recognized in the importing country. In such cases, electronic administrative record (EAR) allows the French wine producer to export his wines without paying excise duties. Shipments must be recorded in the EAR system until clearance at the French Customs office where the export declaration is filed.

As of the date of this prospectus, as advised by our French counsel, our dividend distributions and export operations are subject to these tax rules. Future changes in French or EU tax law, or shifts in administrative practice, could increase our tax burden or otherwise affect our operating results and shareholder returns.

Regulation Relating to Wine Growing and Production Brands

In France, wine brands may be associated with a vineyard estate, such as domain or château brands, or with a specific product line or cuvée (referring to a specific blend of wines). These brands are subject to French and EU trademark laws, which requires that they be distinctive, non-misleading, and not infringe existing rights.

French law also restricts the use of certain terms tied to geographic indications. For example, “château,” “clos,” and “cru” may only be used for wines with a Protected Designation of Origin (PDO), while terms such as “abbaye,” “bastide,” and “champagne” are limited to wines with a Protected Geographical Indication (PGI).

Our brand portfolio is subject to these restrictions. Any limitation on the use of estate-related or geographical terms could affect the way we market our wines.

Regulation Relating to Employment Law

French employment law provides employees with extensive protection and is governed by a combination of EU law, the French Labor Code, case law, and collective bargaining agreements. The framework is complex and subject to frequent changes.

Employees dismissed other than for gross or serious misconduct are entitled to a statutory severance indemnity equal to one-quarter of one month’s gross salary per year of service for the first ten years and one-third of one month’s gross salary for each year thereafter. In addition, damages for unfair dismissal are subject to a mandatory scale (the “barème Macron”), which sets limits on awards based on length of service. Employers and employees may also terminate an indefinite-term contract by mutual agreement (rupture conventionnelle), a procedure that has become widely used in practice.

Seasonal agricultural work is subject to specific rules. In the wine sector, harvest and vineyard work is generally performed under fixed-term seasonal contracts (contrat à durée déterminée saisonnier). Employers may also use the simplified agricultural employment scheme (Titre Emploi Service Agricole) for short-term, non-permanent staff. Authorities have increased oversight of undeclared or irregular seasonal labor, particularly involving non-EU nationals without valid work permits. Employers found to be in violation may face substantial fines, criminal liability, and reputational harm.

Our operations depend on seasonal labor. We are subject to these employment law requirements, and any failure to comply with applicable hiring and workforce obligations could materially disrupt our operations and increase costs.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Chung Keung Steve Loo	63	President, Chairman of the Board, Director
Benoît Jacques Paul de Guigné	53	Director and Chief Executive Officer
		[Chief Financial Officer]
Fung Ming Pang*(1)(2)(3)	56	Independent Director nominee, Chair of Audit Committee
Clarence Pui Gae Leung*(1)(2)(3)	44	Independent Director nominee, Chair of Nominating Committee
David Charles Orchard*(1)(2)(3)	64	Independent Director nominee, Chair of Compensation Committee

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Nominating Committee

*        The appointment of the independent directors will become effective immediately upon the Company’s listing on the Designated Exchange.

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Chung Keung Steve Loo, President, Chairman of the Board and Director

Mr. Chung Keung Steve Loo has served as President, Chairman of the Board and Director of the Company. He has been the President of the operating subsidiary, SAS Chateau Lagarosse, since 2011. He is responsible for the Company’s overall management and corporate strategy. Mr. Loo has over 35 years of experience in accounting, finance, investment, and the media sectors in Canada, China, and France. From 1997 to May 2022, he served in various capacities, including chairman, executive director, and independent director, at a number of publicly listed companies in Canada and Hong Kong. In 1987, he began his career in a then prominent US Investment Bank, Bankers Trust Company, in New York and Hong Kong. In 1988-1992, as a professional accountant, he served as an Excise Audit Officer in the Canadian public sector. In May 2010, he was named a Chevalier de la Dive Bouteille de Gaillac by the Regional Association of South West France Wines and the Syndicate of Gaillac Wines, an honorary distinction recognizing contributions to promoting Gaillac wines. Mr. Loo earned a Bachelor of Commerce degree with highest honours in 1985 and a Master of Management Studies degree with high distinction in 1987, both from Carleton University, Canada, and has been a Certified General Accountant of Canada since 1991. We believe Mr. Loo is qualified to serve as a member of our board of directors because of his more than 35 years of experience in accounting, finance, investment, and leadership roles at public companies.

Benoît Jacques Paul de Guigné, Chief Executive Officer and Director

Mr. Benoît Jacques Paul de Guigné is Chief Executive Officer and a director of the Company and has served as the Operations Director of Chateau Lagarosse S.A.S, our Operating Subsidiary since 2011. He is responsible for overseeing daily operations at the Château Lagarosse estate. Mr. de Guigné has nearly 30 years of experience in the wine industry in France. Beginning in March 2026, Mr. de Guigné also serves as the mayor of the village of Tabanac. Before joining the Company, he held various sales and management positions at wine cooperatives and distribution companies in France, including serving as sales manager at Alliance Bordeaux and as general sales director at Cave de Labastide de Levis (S.C.A.) and Les Producteurs de la Nourarie (S.C.A.). He obtained a Diplôme Universitaire de Technologie in Marketing Techniques from I.U.T. Montluçon of Blaise Pascal University Clermont-Ferrand II in 1995. We believe Mr. de Guigné is qualified to serve on our board of directors due to his extensive operational and commercial experience in the French wine industry and his deep understanding of the Company’s estate operations.

[    ], Chief Finacial Officer

[    ].

Fung Ming Pang, Independent Director Nominee

Ms. Fung Ming Pang is an independent director nominee and will be the Chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee of our Company immediately upon the Company’s listing on the Designated Exchange. Ms. Pang has over 30 years of experience in accounting, audit, tax, and corporate finance. From June 2019 to June 2025, Ms. Pang served as Executive Director and Chief Financial Officer of Zhong Yuan Bio-Technology Holdings Limited (OTC: ZHYBF), a biotechnology company principally engaged in the research and development of nervonic acid and nervonic acid-based chemical drugs. From August 2004 to December 2025, Ms. Pang was the owner and managing director of AGCA CPA Limited, a certified public accounting firm. From February 2012 to June 2025, Ms. Pang also served as the owner and managing director of Able Secretarial Services Limited, a corporate secretarial services firm. Ms. Pang received a Bachelor of Business Administration from The Chinese University of Hong Kong in 1992. She has been a member of The Hong Kong Institute of Certified Public Accountants and a member of the Association of Chartered Certified Accountants since 1996. We believe Ms. Pang is qualified to serve as a member of our board of directors because of her extensive experience in accounting, audit, and corporate finance.

Clarence Pui Gae Leung, Independent Director Nominee

Mr. Clarence Pui Gae Leung is an independent director nominee and will be the Chair of the Nominating Committee and a member of the Audit Committee and the Compensation Committee of our Company immediately upon the Company’s listing on the Designated Exchange. Since June 2018, Mr. Leung has worked as an independent business consultant, advising on cross-border logistics, trade and regulatory compliance, bulk commodity procurement and trade documentation, and sustainable packaging and labeling compliance for companies entering the North American market. From March 2016 to June 2018, Mr. Leung served as a Budget/Business Technician at the USC Shoah Foundation, with responsibility for expense tracking, account reconciliation, and budget support across departments and multi-year projects. From June 2012 to March 2015, Mr. Leung was a staff accountant at M-Theory Group LLC in Los Angeles, California, where he prepared consolidated financial statements, managed general ledger and accounts payable and receivable functions, and prepared multi-state sales tax filings and payroll. Mr. Leung received a Bachelor of Science in Computer Information Systems, with a minor in Economics, from California State University, Los Angeles in 2014. We believe Mr. Leung is qualified to serve as a director because of his background in accounting and financial operations and his experience in cross-border trade and supply chain compliance.

David Charles Orchard, Independent Director Nominee

Mr. David Charles Orchard is an independent director nominee and will be the Chair of the Compensation Committee and a member of the Audit Committee and the Nominating Committee of our Company immediately upon the Company’s listing on the Designated Exchange. Mr. Orchard has nearly 40 years of international business experience spanning finance, strategic development, and cross-border business development. Since 2024, Mr. Orchard has served as an independent real estate advisor with Beaux Villages Immobilier in France, advising international clients on property acquisition and providing market analysis. Since 2013, Mr. Orchard has also been the founder and operator of David Orchard Photography, a professional photography business in France. Mr. Orchard received an MA (Honours) in French and Economics from the University of St Andrews in 1985 and an MA in Film and Television Direction from the Royal College of Art in 1991. We believe Mr. Orchard is qualified to serve as a director because of his extensive international business and finance experience and his understanding of cross-border markets and regulatory environments.

None of our independent director nominees were selected as a director under any arrangement or understanding with major shareholders or others as defined in Item 6.A.5 of Part I of Form 20-F.

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, three of whom will be independent as such term is defined by the Nasdaq Listing Rule 5605(a)(2) or Section 803(A) of the NYSE American Company Guide, as applicable depending on the exchange on which our Class A Ordinary Shares are listed, upon declaration of effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director.

Committees of the Board of Directors

In connection with the completion of this Offering, we will establish an audit committee, a compensation committee, and a nominating committee under the board of directors. We will adopt a charter for each of the three committees in connection with the completion of this Offering, at which time the appointments of our independent directors will become effective. Each committee’s members and functions are described below.

Audit Committee.    Our Audit Committee will consist of three independent directors: Fung Ming Pang (Chair), Clarence Pui Gae Leung, and David Charles Orchard. Fung Ming Pang, Clarence Pui Gae Leung, and David Charles Orchard each satisfies the “independence” requirements of Nasdaq Listing Rule 5605 and Section 803(A) and Section 803(B)(2) of the NYSE American Company Guide, and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Fung Ming Pang qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm; and

•        reporting regularly to the board.

Compensation Committee.    Our Compensation Committee will consist of three independent directors: David Charles Orchard (Chair), Fung Ming Pang, and Clarence Pui Gae Leung. Fung Ming Pang, Clarence Pui Gae Leung, and David Charles Orchard each satisfies the “independence” requirements of Nasdaq Listing Rule 5605 and Section 803(A) and Section 803(B)(2) of the NYSE American Company Guide. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing the total compensation package for our executive officers and making recommendations to the board;

•        reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

•        periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating Committee.    Our Nominating Committee will consist of three independent directors: Clarence Pui Gae Leung (Chair), David Charles Orchard, and Fung Ming Pang. Fung Ming Pang, Clarence Pui Gae Leung, and David Charles Orchard each satisfies the “independence” requirements of Nasdaq Listing Rule 5605 and Section 803(A) and Section 803(B)(2) of the NYSE American Company Guide. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe our company a duty to act with skill and care. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association (as may be amended from time to time), and the class rights vested thereunder in the holders of the shares. A shareholder may, in certain limited exceptional circumstances, have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and directing and supervising our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ general meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers; and

•        exercising the borrowing powers of our company and mortgaging the property of our company.

Interested Transactions

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the rules of the Nasdaq Capital Market or NYSE American, and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Terms of Directors

Pursuant to our Memorandum and Articles of Association, an appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any; but no such term shall be implied in the absence of express provision.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Corporate Governance

The business and affairs of the Company are managed under the direction of our board of directors. We have conducted board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or the directors have passed resolutions through written resolutions. In addition to the contact information in this prospectus, the board has adopted procedures for communication with the officers and directors as at the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of our board of directors.

Agreements with Named Executive Officers and/or Directors

We have entered into employment agreements with our executive officers and/or directors.

On August 1, 2025, we entered into separate standard employment agreements with: (i) Mr. Chung Keung Steve Loo, our President, Chairman of the Board and Director; and (ii) Mr. Benoît Jacques Paul de Guigné, our Chief Executive Officer and Director; respectively (collectively, the “Executive Officers Employment Agreements”) (Mr. Loo and Mr. de Guigné are collectively referred as the “Named Executive Officers”). The initial term of employment under the Executive Officers Employment Agreements is for a term of 2 years unless terminated earlier. Upon expiration of the initial-year term, the Directors and Officer Employment Agreements shall be automatically extended for successive two-year terms unless a three-month prior written notice to terminate the Directors and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the Directors and Officer Employment Agreements.

Agreements with Independent Directors

We have entered into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Executive Directors and Executive Officers

For the fiscal years ended March 31, 2026, 2025 and 2024, we paid/incurred an aggregate of US$170,998, US$153,252 and US$151,877, respectively, to our Directors and Executive Officers.

Foreign Private Issuer Exemptions

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq and NYSE American, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with the corporate governance standards of the Nasdaq or NYSE American, as applicable, applicable to U.S. domestic issuers. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four business days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Sections 16(b) and 16(c) of the Exchange Act, including the short-swing profit rules and certain insider trading restrictions applicable to insiders of U.S. domestic issuers, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from rules of Nasdaq and NYSE American applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the applicable exchange rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, under Nasdaq Listing Rule 5605(d) or Section 805 of the NYSE American Company Guide, as applicable.

•        Exemption from the requirements under Nasdaq Listing Rule 5605(e) or Section 804 of the NYSE American Company Guide, as applicable, that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

•        Exemption from the requirement to hold an annual meeting of shareholders no later than one year after the end of our fiscal year-end, under Nasdaq Listing Rule 5620(a) or Section 704 of the NYSE American Company Guide, as applicable.

Furthermore, Nasdaq Listing Rule 5615(a)(3) and Section 110 of the NYSE American Company Guide each provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Listing Rule 5600 Series and Rule 5250(d) and the corporate governance requirements of Sections 802 through 809 of the NYSE American Company Guide, provided that we nevertheless comply with the mandatory requirements identified by the applicable exchange. These mandatory requirements include, in the case of Nasdaq: Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and the requirement to maintain an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). In the case of NYSE American, these mandatory requirements include the notification of material noncompliance requirement (Section 802(d)), the voting rights policy of NYSE American, and the audit committee requirements of Section 803(B). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq or NYSE American, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq or NYSE American. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Following this Offering, we plan to rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq or NYSE American.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, the rules of Nasdaq and NYSE American each provide that foreign private issuers may follow home country practices in lieu of the applicable exchange’s corporate governance standards, subject to certain mandatory exceptions identified by the applicable exchange and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16(b) and (c) of the Exchange Act. They will, however, be subject to the obligations under Section 16(a) of the Exchange Act, including the requirement to file public reports regarding their share ownership and trading activities on Forms 3, 4, and 5, as well as the reporting requirements relating changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that is applicable to all of our directors, executive officers and employees.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares;

•        each of our named Executive Officers;

•        each of our Directors and Director nominees; and

•        all of our current Executive Officers, Directors and Director nominees as a group.

The following table also sets forth the position(s), office(s) or other material relationship(s) these principal shareholders have had with the Company within the past three years from the date of this prospectus.

The calculations in the table below are based on 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding immediately prior to the Offering, and [*] Class A Ordinary Shares and [*] Class B Ordinary Shares issued and outstanding immediately after the completion of this Offering. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of the date of this prospectus, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Name of Beneficial Owners	Class A Ordinary Shares Owned Pre- Offering(1)	Pre- Offering Percentage Ownership of Class A Ordinary Shares(2)	Post- Offering Percentage Ownership of Class A Ordinary Shares(2)		Class B Ordinary Shares Owned Pre- and Post- Offering(2)	Pre- And Post- Offering Percentage Ownership of Class B Ordinary Shares(2)	Pre- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)
Directors, Director Nominees, and Named Executive Officers:
Chung Keung Steve Loo(3)	4,261,000	28.41%	[	*]%	5,000,000	100%	90.66%	[	*]%
Benoît Jacques Paul de Guigné	—	—	—		—	—	—	—
Fung Ming Pang	—	—	—		—	—	—	—
David Charles Orchard	—	—	—		—	—	—	—
Clarence Pui Gae Leung	—	—	—		—	—	—	—
All executive officers and directors as a group	4,261,000	28.41%	[	*]%	5,000,000	100%	90.66%	[	*]%

Name of Beneficial Owners	Class A Ordinary Shares Owned Pre- Offering(1)	Pre- Offering Percentage Ownership of Class A Ordinary Shares(2)	Post- Offering Percentage Ownership of Class A Ordinary Shares(2)	Class B Ordinary Shares Owned Pre- and Post- Offering(2)	Pre- And Post- Offering Percentage Ownership of Class B Ordinary Shares(2)	Pre- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)
5% or Greater Stockholders
Chateau Lagarosse Holdings Limited(3)	4,261,000	28.41%	%	5,000,000	100%	90.66%	%
Suprawin Limited(4)	1,980,000	13.20%	%	—	—	1.72%	%
Chung Kin Loo(5)	1,950,000	13.00%	%	—	—	1.70%	%
CT Innovation Limited(6)	1,480,000	9.87%	%	—	—	1.29%	%
Proact Holdings Limited(7)	3,859,000	25.73%	%	—	—	3.36%	%

____________

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Ordinary Shares and Class B Ordinary Shares. All shares represent only Class A Ordinary Shares and Class B Ordinary Shares held by shareholders, as no options are issued or outstanding.

(2)      Calculation based on 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company. Each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of our company. Assuming [*] Class A Ordinary Shares are issued in this Offering.

(3)      Mr. Chung Keung Steve Loo beneficially owns 4,261,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares held by Chateau Lagarosse Holdings Limited, a company incorporated under the laws of the British Virgin Islands and is controlled by Mr. Loo. The registered office address of Chateau Lagarosse Holdings Limited is at Vistra Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(4)      Suprawin Limited is a company with limited liability incorporated under the laws of the British Virgin Islands, which is owned by Kong Hung. Kong Hung holds the voting and dispositive power over the Class A Ordinary Shares held by Suprawin Limited. The registered address of Suprawin Limited is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)      Mr. Chung Kin Loo is the brother of Mr. Chung Keung Steve Loo, our President, Chairman of the Board, and Director.

(6)      CT Innovation Limited is a company with limited liability incorporated under the laws of the British Virgin Islands, which is owned by Tipparat Jiraporn. Tipparat Jiraporn holds the voting and dispositive power over the Class A Ordinary Shares held by CT Innovation Limited. The registered address of CT Innovation Limited is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands VG1110.

(7)      Proact Holdings Limited is a company with limited liability incorporated under the laws of the British Virgin Islands. Dilliam Tran beneficially owns 1,000 ordinary shares of Proact Holdings Limited and is the controlling shareholder of Proact Holdings Limited. As such, Dilliam Tran has sole voting and dispositive power with respect to the Class A Ordinary Shares held by Proact Holdings Limited. The registered address of Proact Holdings Limited is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Agreements with Named Executive Officers and/or Directors.”

Relationships with related parties

Name of the Related Party	Relationship with the Company
Carlico International Group Holdings Limited	A company of which Mr. Chung Kin Loo, brother of our Chairman of the Board, serves as a director
Mr. Chung Kin Loo	brother of Mr. Chung Keung Steve Loo
Canluck 2U Group Holdings Limited	a company directly controlled by Mr. Chung Keung Steve Loo, our President, Chairman of the Board, Director
Mr. Chung Keung Steve Loo	Our President, Chairman of the Board, Director

Set forth below are the related party transactions that we have entered into during the last three fiscal years and up to the date of this prospectus.

Amounts due from (to) related parties consist of the following

Name	Nature	As of the Date of this Prospectus	As of September 30, 2025	As of March 31,
				2025	2024	2023
		EUR	EUR	EUR	EUR	EUR
Chung Keung Steve Loo(5)	Unsecured interest free loan payable, repayable on demand	—	(13,680) (approximately US$16,005)	(11,488) (approximately US$12,406)	(124,447)	(100,547)
Chung Kin Loo(3)	Unsecured interests ranged from 1 – 5% per annum loan payable, repayable on demand	(1,997,406)	—	—	(2,790,302)	(2,673,579)
Chung Kin Loo(3)	Unsecured interest free loan payable, repayable on demand	—	(1,986,903) (approximately US$2,324,676)	(1,986,902) (approximately US$2,145,854)	—	—
Chateau Lagarosse Holdings Limited(1)	Unsecured interest free loan receivable, repayable on demand	—	855 (approximately US$1,000)	927 (approximately US$1,000)	927	927
Carlico International Group Holdings Limited(2)	Unsecured interest free loan payable, repayable on demand	—	(143,282) (approximately US$167,640)	(143,282) (approximately US$154,745)	(591,824)	(1,404,584)
Canluck 2U Group Holdings Limited(4)	Unsecured interest free loan payable, repayable on demand	—	(797,633) (approximately US$933,231)	(797,633) (approximately US$861,444)	(824,849)	(824,849)
Sunkang Limited(6)	Unsecured interest free loan payable, repayable on demand	—	(141,036) (approximately US$165,012)	—	—	—
Totals		(1,997,406)	(3,081,679)	(2,938,378) (approximately US$2,633,190)	(4,330,495)	(5,002,632)

Transactions with related parties

Name of Related Party	Nature	For the period ended September 30, 2025	For the fiscal year ended March 31,
			2025	2024	2023
		EUR	EUR	EUR	EUR
Carlico International Group Holdings Limited(2)	Revenue – sale of wine products	—	659,170 (approximately US$711,904)	1,054,560	—
Chung Kin Loo(3)	Revenue – sale of wine products	—	302,640 (approximately US$326,851)	—	—
Chung Kin Loo(3)	Interest expenses	—	—	116,491	25,728
Chung Keung Steve Loo(5)	Revenue – sale of wine products	—	100,000 (approximately US$108,000)	—	—
Chung Keung Steve Loo(5)	Repayment of unsecured interest free loan payable, repayable on demand	—	112,959 (approximately US$121,995)	23,900	69,721
Canluck 2U Group Holdings Limited(4)	Revenue – sales of wine	—	27,216 (approximately US$29,393)	0	0
Totals		—	1,201,985 (approximately US$1,298,143)	1,194,951	95,449

____________

(1)      Chateau Lagarosse Holdings Limited, a company directly controlled by Mr. Chung Keung Steve Loo, our President, Chairman of the Board, and Director, has borrowed cash from Lagarosse Holdings Limited, in the form of interest-free loan. This balance of amounts due from Chateau Lagarosse Holdings Limited had been fully settled as of the date of this prospectus.

(2)      Carlico International Group Holdings Limited, a company of which Mr. Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, serves as a director, has from time to time provided funding to Chateau Lagarosse S.A.S., the Company’s Operating Subsidiary, primarily in the form of advance payments for future wine purchases. Sales transactions with Carlico ceased after March 31, 2025. As of the date of this prospectus, the outstanding balance due to Carlico amounted to EUR 143,282.

(3)      Mr. Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, has from time to time provided funding to Chateau Lagarosse S.A.S., the Company’s Operating Subsidiary, in the form of shareholder loans to support working capital requirements and inventory procurement. Such loans were unsecured and bore no interest for the year ended March 31, 2025, and bore interest at rates ranging from 1% to 5% per annum for the year ended March 31, 2024. As of September 30, 2025, the outstanding balance due to Mr. Chung Kin Loo amounted to EUR 1,986,902. Pursuant to a loan agreement dated March 11, 2026, this balance was formalized as a long-term loan bearing interest at 5% per annum and repayable on or before September 30, 2028.

(4)      Canluck 2U Group Holdings Limited, a company directly controlled by Mr. Chung Keung Steve Loo, our President, Chairman of the Board, and Director, has from time to time provided funding to Chateau Lagarosse S.A.S., the Company’s Operating Subsidiary, primarily in the form of advance payments for future wine purchases. These advances are unsecured, non-interest bearing and are intended to be offset against the purchase price of wines delivered in the ordinary course of business.

(5)      Mr. Chung Keung Steve Loo, our President, Chairman of the Board, and Director, has from time to time provided funding to Chateau Lagarosse S.A.S., the Company’s Operating Subsidiary, in the form of unsecured, interest-free shareholder loans to support working capital needs. As of September 30, 2025, the outstanding balance of amount due to Mr. Chung Keung Steve Loo was EUR 13,680. This balance was fully settled prior to the date of this prospectus.

(6)      Sunkang Limited is a company directly controlled by Mr. Chung Keung Steve Loo. The amount due to Sunkang Limited represented payments of professional fees made on behalf of the Company in connection with the proposed initial public offering. The balance was unsecured, non-interest bearing and was fully settled on December 23, 2025.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on March 21, 2025, and our affairs are governed by our memorandum and articles of association, as amended, and the Companies Act (Revised) of the Cayman Islands (which we will refer to as the “Companies Act” under this section) and the common law of the Cayman Islands.

A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can affect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation for a specified period (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Assuming that we obtain the requisite shareholder approval, we plan to adopt an amended and restated memorandum and articles of association, which will become effective and replace the current memorandum and articles of association in its entirety immediately prior to the completion of this Offering. A copy of our memorandum and articles of association, as amended, will be filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as collectively, the “M&A”; respectively, the “memorandum” and the “articles”).

Ordinary Shares

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered book-entry form, and are issued when registered in our register of members. Unless the Board of Directors determines otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,000,000,000 shares of par value of US$0.00005 each, comprising of (i) 900,000,000 Class A Ordinary Shares of par value of US$0.00005 each, and (ii) 100,000,000 Class B Ordinary Shares of par value of US$0.00005 each. Subject to the provisions of the Cayman Islands Companies Act and our articles, the Company has power to redeem or repurchase any of its shares; to increase or reduce its capital; to issue any part of its capital (whether original, redeemed, increased or reduced), (i) either at a premium or at par; or (ii) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

As of the date of this prospectus, there are 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding.

At the completion of this Offering, there will be [*] Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding or [*] Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding assuming full exercise of the over-allotment option by the underwriters.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Conversion

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof on a one-for-one basis. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

Dividends

Subject to the Companies Act and our articles of association, as amended, the holders of our Ordinary Shares are entitled to such dividends out of our funds which are legally available for the purpose as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account and with the sanction of an ordinary resolution, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting on a poll every holder of Class A Ordinary Shares present in person or by proxy or, in the case of a member being a corporation, by its duly authorized representative shall have one vote for every Class A Ordinary Share which is fully paid or credited as fully paid registered in his name in the register of members of our Company, while every holder of Class B Ordinary Shares present in person or by proxy or, in the case of a member being a corporation, by its duly authorized representative shall have twenty votes for every Class B Ordinary Share which is fully paid or credited as fully paid registered in his name in the register of members of our Company. A poll shall be taken in such manner as the chairman of the general meeting directs. The chairman may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll.

Any ordinary resolution is a resolution of a general meeting passed by a simple majority of the votes by shareholders who (being entitled to do so) vote in person or by proxy or, in the case of corporations, by their duly authorized representatives, at that meeting. The expression of an ordinary resolution includes a written resolution signed by the requisite majority in accordance with the articles.

Any special resolution is a resolution of a general meeting or a resolution of a meeting of the holders of any class of shares in a class meeting duly constituted in accordance with our articles of association, as amended, in each case passed by a majority of not less than two-thirds of the votes by shareholders who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution signed by all of the shareholders entitled to vote at such meeting. A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

Transfer of Ordinary Shares

Subject to the Companies Act and our articles of association, as amended, and provided that a transfer of ordinary shares complies with the applicable rules of the Nasdaq Capital Market or NYSE American (the “Designated Exchange”), a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Exchange (if such ordinary shares are so listed on the Designated Exchange) or in any other form approved by the directors, executed:

•        where the ordinary shares are fully paid, by or on behalf of that shareholder; and

•        where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Where the ordinary shares in question are not listed on or subject to the rules of the Designated Exchange, our board of directors may, in their absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. The directors may also, but are not required to, decline to register any transfer of any such ordinary shares unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

•        the shares transferred are free of any lien in favor of us; or

•        a fee of such maximum sum as the Designated Exchange may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer of any shares, they shall, within one month after the date on which the instrument of transfer was lodged, send to the transferor and the transferee notice of such refusal.

The registration of transfers of shares or of any class of shares may, on 14 clear days’ notice being given by advertisement in such one or more newspaper or by electronic means, after compliance with any notice requirement of the Designated Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty clear days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by the Designated Exchange) and shall also be free from all liens.

Procedures on liquidation

If we are wound up, the shareholders may, subject to our articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•        to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to our articles of association, as amended, and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) in a notice served to such shareholders at least 14 clear days prior to the specified time and place for payment. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

•        issue shares that are to be redeemed or liable to be redeemed, at our option or at the option of the shareholders holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

•        with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

•        purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, unless the terms on which a class of shares was issued state otherwise, the rights attached to any such class may only be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting by a majority of not less than two-thirds of the votes by the holders of the shares of that class.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with the existing shares of that class.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association, as amended, provide that we may, but shall not (unless required by the Listing Rules of the Designated Exchange) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the board of directors, in accordance with the articles, and the annual general meeting shall be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of at least one holder of Ordinary Shares representing not less than an aggregate of one-third of the outstanding Ordinary Shares carrying the right to vote in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative at such general meeting.

A majority of our directors may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less 10% of the rights to vote at such general meeting. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign) and delivered in accordance with the notice provisions of our articles of association, as amended, and should the directors fail to call a general meeting within 21 clear days’ from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgage and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     sub-divide our Shares or any of them into our Shares of smaller amount than is fixed by our Company’s memorandum of association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our Shares is derived;

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)     convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders with whom the arrangement is to be made, and who must in addition represent three-fourths in value of shareholders or each such class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than ninety percent (90%) in value of the shares for which the offer has been made, the offeror may, at any time within a two-month period after approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association, as amended, provide that that we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former directors (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty. To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by such director in respect of the company. However, English and Commonwealth courts have moved towards an objective standard which requires the director to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association, as amended, provide that any action required or permitted to be taken at general meetings of our Company may be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association, as amended, allow any one or more of our shareholders who together hold shares which carry in aggregate not less than 10% of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association, as amended, do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by Cayman Islands law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, as amended, directors may be removed by an ordinary resolution. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) is given notice by the majority of other directors (not being less than two in number) to vacate office; (v) is found by a court or competent institution to be of unsound mind; or (vi) is removed from office pursuant to any other provisions of our memorandum and articles of association, as amended.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands laws, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, as amended, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, as amended, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class or with consent in writing by shareholders holding two-thirds of the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands laws, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

We plan to apply to list our Class A Ordinary Shares on either the Nasdaq Capital Market or NYSE American. We have reserved the symbol “LAGH” with the Nasdaq Capital Market, and our Class A Ordinary Shares are expected to trade under this symbol if listed on the Nasdaq Capital Market. If our Class A Ordinary Shares are listed on NYSE American instead of the Nasdaq Capital Market, the trading symbol on NYSE American will be determined at the time of listing approval and may differ from the symbol reserved with the Nasdaq Capital Market. The listing of our Class A Ordinary Shares is subject to the approval of the applicable exchange. We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on either the Nasdaq Capital Market or NYSE American. We will not complete this Offering unless our Class A Ordinary Shares are approved for listing on the Nasdaq Capital Market or NYSE American.

Transfer Agent

The transfer agent of our Ordinary Shares is Vstock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we plan to apply to list on the NYSE American or the Nasdaq Capital Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the perception that these sales may occur, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. All of the Class A Ordinary Shares sold in this Offering by us will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Upon completion of this Offering, we will have [*] Class A Ordinary Shares issued and outstanding (assuming the underwriters do not exercise their over-allotment option). Of that amount, [*] Class A Ordinary Shares will be publicly held by investors participating in this Offering, and 15,000,000 Class A Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this Offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

All of the Class A Ordinary Shares sold in the Offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Class A Ordinary Shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Class A Ordinary Shares held by existing shareholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers, and all holders of issued and outstanding Class A Ordinary Shares (or securities exchangeable or convertible into Class A Ordinary Shares) have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Class A Ordinary Shares or securities convertible into Class A Ordinary Shares for a period of six (6) months commencing from the pricing date of the Offering, without the prior written consent of the representative. See “Underwriting” beginning on page 115.

The Company and any successors of the Company will agree, for a period of six (6) months form the closing date of this Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to certain exceptions.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding Class A Ordinary Shares, which will equal approximately [*] Class A Ordinary Shares immediately after this Offering; or

•        the average weekly trading volume of our Class A Ordinary Shares, on the Designated Exchange, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of material Cayman Islands, France, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Material Cayman Islands Tax Consequences

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

Material France Tax Consequences

This section is only a summary of the French tax regime applicable under French tax law and does not constitute an exhaustive description of all the French tax consequences that may apply to the shareholders.    It does not address all aspects of French taxation that may be relevant in light of the specific circumstances of certain investors, some of whom may be subject to special tax rules.

Capital gain

Under French tax law, capital gains derived by an individual tax resident in France from shares held in a Cayman Islands company are by default subject to a single flat-rate withholding tax of 30%; the additional contribution on high income of up to 4% may also apply depending on income.

Pursuant to Article 219, I a quinquies of the French Tax Code, capital gains realized by a French corporate shareholder subject to corporate income tax (CIT) may benefit from a reduced effective tax rate of 3%, if the shares qualify as “participation shares” (basically, representing at least 5% of the share capital of the issuing company) held for more than two years provided that the issuing company is not a predominantly real estate company and is not located in an uncooperative state or territory. The Cayman Islands are not on France’s current list of non-cooperative jurisdictions (last updated May 7, 2025). In all other cases, such capital gains are subject to the standard CIT rate of 25%.

Dividends

Dividends received by an individual tax resident in France from shares held in a Cayman Islands company are by default subject to a single flat-rate withholding tax of 30%; the additional contribution on high income of up to 4% may also apply depending on income. In case of ownership of at least 10% of a Cayman Islands company by an individual French tax resident, the profits made by the Cayman Islands entity are taxed in the hands of the French owner, in the proportion of its ownership, as a dividend equal to 1.25% of their amount (article 123 bis of the French Tax code).

Pursuant to Articles 145 and 216 of the French Tax Code, dividends received by a French shareholder subject to CIT may qualify for the parent-subsidiary regime and be subject to an effective tax rate of 1.25%, provided that (i) the shares represent at least 5% of the share capital of the issuing company, (ii) the shares have been held for more than two years, and (iii) the issuing company is not located in an uncooperative state or territory. In all other cases, such dividends are subject to the standard CIT rate of 25%. In case of ownership of at least 50% of a Cayman Islands company by a French shareholder subject to CIT (or only 5% where the Cayman Islands company is a listed entity which is controlled de facto or economically by a French entity), the profits made by the Cayman Islands entity are taxed in the hands of the French shareholder, in the proportion of its ownership, as dividends subject to CIT and allowed to the benefit of the parent-subsidiary regime if applicable (article 209 B of French Tax Code).

Tax residence

Under French domestic law, an individual is considered tax resident in France if such individual: (i) has its home or principal place of residence in France; (ii) carries on a professional activity in France; or (iii) has its center of economic interests in France (as defined under Article 4 of the French Tax Code).

A company that is legally incorporated in France or has its effective place of management in France is treated as French resident for tax purposes.

Material United States Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below) that acquires our Class A Ordinary Shares in this Offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their Class A Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our Class A Ordinary Shares (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Class A Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this Offering, and projections as to the market price of our Class A Ordinary Shares immediately following this Offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our Class A Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this Offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “Taxation — Dividends” and “Taxation — Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “Taxation — Passive Foreign Investment Company Rules” beginning on page 114.

Dividends

Any cash distributions paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Class A Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the Class A Ordinary Shares on the NYSE American or Nasdaq Capital Market. Provided that this listing is approved, we believe that the ordinary should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Class A Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Class A Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Class A Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Class A Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Class A Ordinary Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Class A Ordinary Shares, the holder will generally(i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Class A Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Class A Ordinary Shares will be treated as marketable stock upon their listing on the Designated Exchange. We anticipate that our Class A Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our Class A Ordinary Shares if we are or become a PFIC.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom American Trust Investment Services, Inc. (“ATIS”) is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, the number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Class A Ordinary Shares
American Trust Investment Services, Inc.	[*]
Total	[*]

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken.

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Pricing of this Offering

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. The Offering Price for our Class A Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The Offering Price of our Class A Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our company.

Over-Allotment Option

The underwriters will have a 45-day option to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the Offering) at the Offering Price per Ordinary Share less underwriting discounts. The underwriters may exercise this option for 45 days after the date of closing of this Offering solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the underwriters will offer the additional Class A Ordinary Shares at the initial public offering price per Class A Ordinary Share.

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus. If the over-allotment option is exercised in full, the total offering price to the public will be U$[*] per share and the total net proceeds to us will be $[*] million.

Discounts and Expenses

The underwriting discounts are equal to 7.0% of the initial public offering price set forth on the cover of this prospectus. The underwriting discounts do not include certain out-of-pocket expenses as described below.

The following table shows the per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Class A Ordinary Share (US$)	Total (US$)
		No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price(1)
Underwriting discounts to be paid by us
Proceeds, before expenses, to us

____________

(1)      Initial public offering price per share is assumed as US$[*] per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

We have agreed to pay or reimburse ATIS for all actual, reasonable, and documented out-of-pocket expenses incurred in connection with this Offering, subject to the caps described below. These expenses include (i) all filing fees and expenses relating to the registration of the securities offered hereby with the SEC; (ii) all fees and expenses relating to the listing of our Class A Ordinary Shares on the applicable national securities exchange; (iii) all fees and expenses relating to the registration or qualification of the securities under applicable state “blue sky” securities laws, including the reasonable fees and disbursements of ATIS’ counsel acting as “blue sky” counsel; (iv) the costs of mailing and printing the offering documents; (v) any transfer or stamp taxes payable upon the transfer of securities from us to ATIS; (vi) the fees and expenses of our accountants; (vii) the reasonable and documented fees and disbursements of ATIS’ U.S. counsel; and (viii) other reasonable and documented out-of-pocket expenses incurred in connection with this Offering, including FINRA filing and communication expenses, registration or qualification fees in foreign jurisdictions designated by ATIS, the cost of ATIS’ use of book-building, prospectus tracking, and compliance software, and “road show” expenses.

The aggregate amount of accountable expenses payable by us to or on behalf of ATIS, including the fees and expenses of ATIS’ U.S. counsel and accountable due diligence fees, is capped at US$190,000. We have agreed to pay ATIS an advance of US$100,000 against reimbursable expenses, payable in two installments of US$50,000 each upon execution of the our engagement letter with ATIS and upon the submission of listing application to the national securities exchange agreed upon by the parties. Any portion of the advance not applied against actual reimbursable expenses will be returned to us in accordance with the Engagement Letter. Except as described above and elsewhere in this section, we are not obligated to pay any other fees or expenses of ATIS or its counsel unless approved by us in writing in advance. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A) and Rule 5110(g)(4)(B).

We have paid $38,069 as accountable expenses to Cathay Securities, Inc., the previous representative of the underwriters, in connection with this offering.

We estimate that expenses payable by us in connection with this Offering, other than the underwriting discounts referred to above, will be approximately $[*], including a maximum aggregate reimbursement of $190,000 of representative’s accountable expenses and the $38,069 paid to the previous representative of the underwriters.

Right of First Refusal

We have granted the representative a right of first refusal on an exclusive basis, for a period of six (6) months from the closing of the Offering, to act as sole investment banker, sole book-running manager, or sole placement agent for any public future public and private equity and debt offering, including all equity linked financings during such six-month period, of the Company, or any successor to the Company, with the representative receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the shares sold in this Offering (excluding shares issued upon exercise of the underwriters’ over-allotment option), provided that the representative offers terms that are the same as or more favorable to us than those offered by another underwriter or placement agent. If the representative fails to accept in writing any such proposal within fifteen (15) business days after receipt of a written notice from us containing such proposal, the representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public or private sale, and the representative shall have the right of first refusal with respect to such revised proposal as set forth above. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this Offering. The right of first refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall mean a material breach by the representative of the underwriting agreement.

Lock-Up Agreements

Our directors, executive officers, and all holders of our issued and outstanding Class A Ordinary Shares (or securities exchangeable or convertible into Class A Ordinary Shares) have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Class A Ordinary Shares or securities convertible into Class A Ordinary Shares for a period of six (6) months commencing from the pricing date of the Offering, without the prior written consent of the representative.

The Company and any successors of the Company will agree, for a period of six (6) months from the closing date of this Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to certain exceptions. The foregoing sentence shall not apply to (i) Class A Ordinary Shares to be sold in the Offering; (ii) any over-allotment shares, (iii) any Class A Ordinary Shares issued or options to purchase Class A Ordinary Shares or other Class A Ordinary Shares -based awards granted pursuant to any stock incentive plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Effective Date; (iii) issuance of Class A Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Effective Date; (iv) issuance of Class A Ordinary Shares in connection with strategic acquisitions approved by a majority of the independent directors; or (v) transfers by a shareholder (A) by bona fide gift, (B) by will or intestacy to the spouse, parents, siblings, first cousins or any lineal descendant of such shareholder or such shareholder’s spouse, including step relationships and relationships by adoption (each a, “family member”), (C) to any trust for the benefit of such shareholder or a family member of such shareholder, (D) to the estate of such shareholder, or (E) to any affiliate of such shareholder or by distribution to any partners, members or shareholders of such shareholder.

Tail Financing

We have agreed that, if the representative does not consummate this Offering, the representative will nevertheless be entitled to a cash fee equal to 7.0% of the gross proceeds received by us from the sale of any equity or debt securities to any investor that was actually introduced to us by the representative during the Engagement Period, provided that the financing is consummated during the Engagement Period or within the six-month period following its expiration (the “Tail Period”) and that we have direct knowledge of such investor’s participation in the financing. The tail financing fee is payable only with respect to investors actually introduced to us by the representative and of whose participation we have direct knowledge, and is payable regardless of whether the representative participates in or facilitates the subsequent financing transaction.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

In connection with this Offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

We plan to apply to list our Class A Ordinary Shares on either the Nasdaq Capital Market or NYSE American. We have reserved the symbol “LAGH” with the Nasdaq Capital Market, and our Class A Ordinary Shares are expected to trade under this symbol if listed on the Nasdaq Capital Market. We have not yet reserved a trading symbol with NYSE American, and accordingly, if our Class A Ordinary Shares are listed on NYSE American instead of the Nasdaq Capital Market, our trading symbol on NYSE American will be determined at the time of listing approval and may differ from the symbol reserved with the Nasdaq Capital Market. The listing of our Class A Ordinary Shares is subject to the approval of the applicable exchange. We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on either the Nasdaq Capital Market or NYSE American. We will not complete this Offering unless our Class A Ordinary Shares are approved for listing on the Nasdaq Capital Market or NYSE American.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this Offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Class A Ordinary Shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of our Class A Ordinary Shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional Class A Ordinary Shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount. The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing Class A Ordinary Shares in the open market. In making this determination, the underwriters will consider, among other things, the price of Class A Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this Offering.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on the NYSE American or Nasdaq or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

In relation to each Member State of the European Economic Area that has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other applicable selling restrictions set out below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•        to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•        in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•        in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this Offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the listing fee of the Designated Exchange, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
Listing Fee	$
FINRA Filing Fee	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Printing Expenses	$
Miscellaneous Expenses	$
Total Expenses	$

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to U.S. federal securities law. The underwriters are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to U.S. federal securities law. The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Certain legal matters as to French law will be passed upon for the Company by Adaltys Avocats.

EXPERTS

The consolidated financial statements of Lagarosse Holdings Limited as of March 31, 2024 and March 31, 2025, and for the years then ended have been audited by Assentsure PAC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The office of Assentsure PAC is located at 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

Immediately upon completion of this Offering, we are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b), and (c) of the Exchange Act, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions and insider trading reporting obligations contained under Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have maintained our website at https://lagarosse.fr. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO FINANCIAL STATEMENTS

Lagarosse Holdings Limited

Report of Independent Registered Public Accounting Firm (PCAOB ID: 6783)	F-17
Audited Consolidated Balance Sheets as of March 31, 2025 and 2024	F-18
Audited Consolidated Statements of Operations and Comprehensive Income (loss) for the Fiscal Years Ended March 31, 2025 and 2024	F-19
Audited Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the Fiscal Years Ended March 31, 2025 and 2024	F-20
Audited Consolidated Statements of Cash Flows for the Fiscal Years Ended March 31, 2025 and 2024	F-21
Notes to the Audited Consolidated Financial Statements	F-22

Lagarosse Holdings Limited
Unaudited Consolidated Balance Sheets

	As of March 31, 2025	As of September 30,
		2025	2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Assets
Current assets
Cash and cash equivalents	754	18,606	21,769
Accounts receivable, net	405,113	1,552,173	1,816,043
Inventories	1,507,454	1,437,786	1,682,209
Other current assets	47,438	63,482	74,274
Amount due from a related party	927	855	1,000
Total current assets	1,961,686	3,072,902	3,595,295

Non-current assets
Property, plant and equipment, net	2,003,179	1,980,530	2,317,218
Deferred tax assets	833,845	630,054	737,163
Deferred Offering Cost	—	49,781	58,244
Total non-current assets	2,837,024	2,660,365	3,112,625
Total assets	4,798,710	5,733,267	6,707,920

Current liabilities
Accounts payable	39,820	118,813	139,011
Contract liabilities	—	300,000	351,000
Accrued expenses and other payables	541,651	345,521	404,257
Amount due to related parties	2,939,305	3,082,534	3,606,564
Bank overdraft	1,649	—	—
Current income tax payable	35,025	35,025	40,980
Total current liabilities	3,557,450	3,881,893	4,541,812
Total liabilities	3,557,450	3,881,893	4,541,812

Commitments and contingencies	—	—	—

Shareholders’ equity
Class A ordinary shares, US$0.00005 par value; 900,000,000 shares authorized, 15,000,000 shares issued and outstanding as at March 31, 2025 and 2024*	695	695	813
Class B ordinary shares, US$0.00005 par value; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as at March 31, 2025 and 2024*	232	232	272
Additional paid-in capital	9,073	9,073	10,615
Retained earnings	1,231,260	1,841,374	2,154,408
Total shareholders’ equity	1,241,260	1,851,374	2,166,108
Total liabilities and equity	4,798,710	5,733,267	6,707,920

____________

*        Retroactive presentation of share capital

The accompanying notes form an integral part of these consolidated financial statements.

Lagarosse Holdings Limited
Unaudited Consolidated Statements of Operations and Comprehensive Income (loss)

	For the six months ended September 30,
	2024	2025	2025
	EUR	EUR	US$
	Unaudited	Unaudited	Unaudited
Sales	5,818	1,200,690	1,404,807
Cost of sales	(180,497)	(343,626)	(402,044)
Gross (loss)/profit	(174,679)	857,064	1,002,763
Other income	24,091	37,802	44,229
Administrative expense	(19,960)	(80,961)	(94,724)
Finance costs	—	—	—
(Loss)/Profit before income tax	(170,548)	813,905	952,268
Income tax expense	—	—	—
Deferred tax expense	—	(203,791)	(238,435)
(Loss)/Profit and total comprehensive income for the year	(170,548)	610,114	713,833

Earnings/(loss) per share:
Class A Ordinary shares – basic and diluted	(0.01)	0.03	0.04
Class B Ordinary shares – basic and diluted	(0.01)	0.03	0.04

Weighted average shares outstanding used in calculating basic and diluted earnings per share
Class A Ordinary shares – basic and diluted*	15,000,000	15,000,000	15,000,000
Class B Ordinary shares – basic and diluted*	5,000,000	5,000,000	5,000,000

____________

*        Retroactive presentation of share capital

The accompanying notes form an integral part of these consolidated financial statements.

Lagarosse Holdings Limited
Unaudited Consolidated Statements of Changes In Shareholders’ Equity

	Ordinary Shares				Additional paid-in capital	(Accumulated losses) retained earnings	Total (deficit) equity
	Number of Class A Ordinary shares*	EUR	Number of Class B Ordinary shares*	EUR	EUR	EUR	EUR
Balance as of April 1, 2025	15,000,000	695	5,000,000	232	9,073	1,231,260	1,241,260
Profit and total comprehensive income for the period	—	—	—	—	—	610,114	610,114
Balance as of September 30, 2025 (Unaudited)	15,000,000	695 (approximately US$813)	5,000,000	232 (approximately US$272)	9,073 (approximately US$9,800)	1,841,374 (approximately US$2,154,408)	1,851,374 (approximately US$2,166,108)

Balance as of April 1, 2024	15,000,000	695	5,000,000	232	9,073	279,834	289,834
Loss and total comprehensive loss for the period	—	—	—	—	—	(170,548)	(170,548)
Balance as of September 30, 2024 (Unaudited)	15,000,000	695	5,000,000	232	9,073	109,286	119,286

____________

*        Retroactive presentation of share capital

The accompanying notes form an integral part of the consolidated financial statements.

Lagarosse Holdings Limited
Unaudited Consolidated Statements of Cash Flows

	For the periods ended September 30,
	2024	2025	2025
	EUR	EUR	US$
	Unaudited	Unaudited	Unaudited
Cash flows from operating activities
Net (loss)/profit	(170,548)	610,114	713,833
Adjustments for:
Depreciation of property, plant and equipment	24,669	23,099	27,025
Deferred tax expense	—	203,791	238,435
Allowance for credit losses	—	—	—
Gain on disposal of property, plant and equipment	—	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(12,580)	(1,147,060)	(1,342,059)
Other current assets	(7,465)	(16,044)	(18,771)
Inventories	4,738	69,668	81,512
Accounts payable	(53,971)	78,993	92,422
Contract liabilities		300,000	351,000
Accrued expenses and other payables	28,330	(196,130)	(229,473)
Amounts due with related parties	—	143,301	167,662
Current income tax payable	—	—	—
Net cash (used in)/ provided by operating activities	(186,827)	69,732	81,586

Cash flows from investing activities
Purchase of property, plant and equipment	—	(450)	(527)
Net cash used in investing activities	—	(450)	(527)

Cash flows from financing activities
Advance from related parties	186,778	—	—
Payment of deferred offering cost	—	(49,781)	(58,243)
Net cash provided by/ (used in) financing activities	186,778	(49,781)	(58,243)

(Decrease) increase in cash and cash equivalents	(49)	19,501	22,816

Cash and cash equivalents at beginning of year	2,697	(895)	(1,047)
Cash and cash equivalents at end of year	2,648	18,606	21,769

Analysis of the balance of cash and cash equivalents
Bank balances	1,663	18,435	21,569
Petty cash	985	171	200
Bank overdraft		—	—
Cash and cash equivalents at end of year	2,648	18,606	21,769

The accompanying notes form an integral part of the consolidated financial statements.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

1.      General information and basis of operation

Lagarosse Holdings Limited (the “Company”) is an exempted company with limited liability incorporated in the Cayman Islands on March 21, 2025 as an investment holding company. It conducts its primary operations through its indirectly wholly-owned subsidiary, Chateau Lagarosse S.A.S., which was incorporated in France on September 13, 2000. Chateau Lagarosse S.A.S is engaged in cultivating vines and trading wine. Lagarosse Holdings Limited, together with its subsidiaries, is referred to as the “Group.” The Company also wholly owns Chateau Lagarosse Bordeaux Limited, an intermediate holding company incorporated in the British Virgin Islands on September 13, 2010, whose primary purpose is to hold the Group’s interest in Chateau Lagarosse S.A.S.

As of the date of this report, details of the Company and its subsidiaries are as follows:

Name of entity	Date of incorporation	Nature of business
Lagarosse Holdings Limited	March 21, 2025	Investment holding
Chateau Lagarosse Bordeaux Limited	September 13, 2010	Investment holding
Chateau Lagarosse S.A.S	September 13, 2000	Vine cultivation and trading of wine

Pursuant to a group reorganization to establish the structure of the Group in preparation for the proposed IPO, the Company became the holding company of the Group on March 21, 2025.

Prior to the reorganization, the entities were controlled by the same ultimate shareholders. Accordingly, the reorganization has been accounted for as a transaction among entities under common control. Consequently, the combination has been considered as a corporate restructuring (“Reorganization”) of entities under common control. In compliance with ASC 805-50-45-5, the entities under common control are presented on a consolidated basis for all periods during which they were under common control. The current capital structure is retroactively reflected in prior periods as if it had existed at that time.

The consolidation of Lagarosse Holdings Limited and its subsidiaries has been accounted for at historical cost and prepared as if the aforementioned transactions had been effective from the beginning of the first period presented in the accompanying consolidated financial statements.

2.      Significant accounting policies

Basis of Presentation and Consolidation — The consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. GAAP and pursuant to the regulations of the Securities and Exchange Commission (“SEC”), and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates — The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for credit loss, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, accruals for potential liabilities and contingencies. Actual results could vary from the estimates and assumptions that were used.

Cash and Cash Equivalents — Cash and cash equivalents consist of the Company’s petty cash, and demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

2.      Significant accounting policies (cont.)

Property, plant and Equipment — Property, plant and equipment included equipment and leasehold improvement and are stated at cost less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets at the following rate:

Items	Useful lives
Land and buildings	30 – 100 years
Machinery and equipment	1 – 30 years
Furniture and fixtures	2 – 5 years
Vineyard Plantations	10 – 40 years

Cost and accumulated depreciation for property, plant and equipment retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets — We evaluate our long-lived assets, including property, plant and equipment with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, we evaluate the recoverability of long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, we recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. There was no impairment recognized for the periods ended September 30, 2025 and 2024.

Deferred Offering Costs — Pursuant to ASC 340-10-S99-1, offering costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to registration drafting and counsel, underwriter accountable expenses, and other professional fees. As of September 30, 2025, the Company had not concluded its IPO hence professional fees are recorded as deferred offering costs. As of September 30, 2025, the accumulated deferred offering cost was €49,781 (approximately US$58,244).

Contract Liabilities — Pursuant to ASC 606-10-45-2, if a customer pays consideration or an entity has a right to an amount of consideration that is unconditional (that is, a receivable), before the entity transfers a good or service to the customer, the entity shall present the contract as a contract liability when the payment is made or the payment is due (whichever is earlier). A contract liability is an entity’s obligation to transfer goods or services to a customer for which the entity has received consideration (or an amount of consideration is due) from the customer. As of September 30, 2025, the accumulated contract liabilities were €300,000 (approximately US$351,000).

Accounts Receivable, net — Accounts receivable mainly represent amounts due from customers that meet the revenue recognition criteria. These accounts receivables are recorded net of any allowance for credit losses and specific customer credit allowances. The Company maintains an allowance for credit losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. Forward-looking information is also considered in the evaluation of current expected credit losses (“CECL”). The Company writes off the receivable when it is determined to be uncollectible.

The CECL is recognized in the period in which it is determined. The write-offs are recognized in the period in which balances are deemed uncollectible. The financial strength of and the length of business relationship with the customers, on an individual basis, are considered in arriving at the respective credit terms.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

2.      Significant accounting policies (cont.)

CECL are based on actual loss experience in the past years. There have been no significant write-offs in the Company in the past years. The CECL of accounts receivables, net, are a number of independent customers for whom there is no recent history of default; and the CECL applicable to the balances over one year is 100%. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

Balances of allowance for credit losses:

	As of March 31, 2025	As of September 30,
		2025	2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Allowance for credit losses	21,000	21,000	24,570

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition — The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s revenue is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. Generally, the Company’s performance obligations are transfer of products title to customers at a point in time, typically upon delivery.

The company generates revenue through the sale of wine in France and provision of Chateau services. For the period ended September 30, 2025 and 2024 there were no revenue relating to Chateau services recognized.

Inventories — The cost of inventories is computed according to the weighted average method. Cost includes the costs of purchases, labor costs and materials. Inventories are evaluated based on individual inventory items. Reserves are established to reduce the value of inventories to the lower of cost or net realizable value. Net

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

2.      Significant accounting policies (cont.)

realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Excess inventories are quantities of items that exceed anticipated sales or usage for a reasonable period. Management’s estimates of inventory obsolescence reserve are based on historical experience, expected future demand, and consideration of products’ remaining shelf lives. There can be no assurance that the amount ultimately realized for inventories will not be materially different than that assumed in the calculation of the provisions. There was provision EUR 189,447 recognized for the periods ended September 30, 2025 and 2024.

Foreign Currency Translation — The Company’s principal country of operations is France, and the functional currency of the Company is the Euro. The consolidated financial statements are reported using U.S. Dollar. Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from European Dollar (“EUR” or “€”) into U.S. Dollar (“US$” or “$”) as of and for the period ended September 30, 2025 are solely for the convenience of the reader and were calculated at the rate of US$1.17 = €1. No representation is made that the EUR amounts could have been, or could be, converted, realized or settled into US$ at that rate on September 30, 2025, or at any other rate.

Pension Obligations — The Company provides for defined contribution plans in accordance with the French Labor Code (Code du Travail). A defined contribution plan specifies the employer’s mandatory contributions, calculated as a percentage of remuneration, which are allocated to the eligible employees who perform services during the period.

Segment Reporting and Reporting Units — As of September 30, 2025 and 2024, the Company operated in France through its subsidiary, which primarily engaged in vine cultivation, trading of wine and provision of Chateau services.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtaining financial information, including the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Company as a whole.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

•        Level 1.    Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•        Level 2.    Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

•        Level 3.    Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, net, amounts due from related parties, accounts payable, accrued expenses and amounts due to related parties reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

Related parties — We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

2.      Significant accounting policies (cont.)

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of their immediate families and other parties with which the Company may deal if one party controls or can significantly influence the management.

A party which can significantly influence the management or operating policies of the transacting parties, or that has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Earnings per share — The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase earnings per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the fiscal years ended September 30, 2025 and 2024, there were no dilutive shares.

Recently issued accounting pronouncements — The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected to take advantage of the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statement (Topic 205), Income Statement — Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation — Stock Compensation (Topic 718)”, to amend various SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 120, among other things. The ASU does not provide any new guidance so there is no transition or effective date associated with it. The Company is currently assessing the impact of adopting ASU 2023-03 on the consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, that would enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. ASC 280 requires a public entity to report for each reportable segment a measure of segment profit or loss that its chief operating decision maker (“CODM”) uses to assess segment performance and to make decisions about resource allocations. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more useful financial analyses. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the CODM uses to assess segment performance and make decisions about allocating resources. ASC 280 also requires other specified segment items and amounts, such as depreciation, amortization and depletion expense to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-07 retrospectively to all prior periods presented in the financial statements. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

2.      Significant accounting policies (cont.)

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of this standard on the consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

3.      Accounts receivable, net

	As of
	March 31, 2025	September 30, 2025	September 30, 2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Accounts receivable from third parties	426,113	1,573,173	1,840,613
Less: Allowance for credit losses	(21,000)	(21,000)	(24,570)
	405,113	1,552,173	1,816,043

4.      Inventories

	As of
	March 31, 2025	September 30, 2025	September 30, 2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Raw materials	5,351	5,351	6,260
Crop advance	41,398	41,398	48,436
Finished products	1,650,152	1,580,484	1,849,166
Total inventories	1,696,901	1,627,233	1,903,862
Less: Inventory obsolescence reserve	(189,447)	(189,447)	(221,653)
	1,507,454	1,437,786	1,682,209

5.      Property, plant and equipment

	As of
	March 31, 2025	September 30, 2025	September 30, 2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Land and buildings	3,450,733	3,450,733	4,037,356
Machinery and equipment	350,060	350,510	410,096
Furniture and fixtures	64,285	64,285	75,214
Vineyard plantations	656,784	656,784	768,437
Total property, plant and equipment	4,521,862	4,522,312	5,291,103
Less: Accumulated depreciation	(2,518,683)	(2,541,782)	(2,973,885)
	2,003,179	1,980,530	2,317,218

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

5.      Property, plant and equipment (cont.)

Depreciation included in:

As of
	March 31, 2025	September 30, 2025	September 30, 2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Cost of goods sold	49,339	23,099	27,025

6.      Other current assets

	As of
	March 31, 2025	September 30, 2025	September 30, 2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Deposits paid	4,250	9,794	11,459
VAT receivables	43,188	53,688	62,815
	47,438	63,482	74,274

7.      Accrued expenses and other payables

Accrued expenses and other payables mainly represent restructuring aid grants, accrued salaries and other payables for professional fees.

8.      Contract Liabilities

	As of
	March 31, 2025	September 30, 2025	September 30, 2025
	EUR	EUR	US$
	Audited	Unaudited	Unaudited
Balance – beginning of the year/period	—	—	—
Chateau Services	—	300,000	351,000
Balance – end of the year/period	—	300,000	351,000

Contract liabilities primarily relate to Chateau Services for which performance obligations have not yet been satisfied. Customers have the right to utilise the chateau services within a period of maximum two (2) years from the date of agreements signed between the customers and the Company. The increase in contract liabilities is due to the addition of such chateau service for customers’ utilisation as part of the Company’s marketing approach.

9.      Income tax

The Company and its subsidiaries are subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

The Company and its subsidiary, Chateau Lagarosse Bordeaux Limited, are domiciled in the Cayman Islands and the British Virgin Islands respectively. Both companies currently enjoy permanent income tax holidays; accordingly, both companies do not accrue for income taxes.

The Company’s Operating Subsidiary, Chateau Lagarosse S.A.S, which was incorporated in France, is subject to an income tax rate of 25% of assessable profits.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

9.      Income tax (cont.)

	Periods ended September 30,
Provision for income tax	2024	2025	2025
	EUR	EUR	US$
	Unaudited	Unaudited	Unaudited
Current
France	—	—	—
Deferred
France	—	203,791	238,435
Total	—	203,791	238,435

Numerical reconciliation of income tax expenses to prima facie tax payable:

	Periods ended September 30,
	2024	2025	2025
	EUR	EUR	US$
	Unaudited	Unaudited	Unaudited
(Loss)/profit before income tax	(170,548)	813,905	952,268

Tax effect at France profits tax rate of 25%	(42,637)	203,476	238,067
Tax effect of non-deductible expenses	—	315	368
Utilization of previously unrecognized tax losses	—	(203,791)	(238,435)
Deferred tax assets not recognized in the current year	42,637	—	—
Tax effect of deferred tax liabilities recognized on Building Special Depreciation	—	—	—
Tax effect of France income exemption	—	—	—
Total	—	—	—
	Periods ended September 30,
Effective income tax rate (%)	2024	2025
Effective income tax rate – France	—%	25.04%

There were no material unrecognized temporary differences.

The components of deferred tax assets and liabilities and their movements were as follows:

	Special depreciation on buildings	Tax losses	Others	Total
	EUR	EUR	EUR	EUR
Balance as of March 31, 2024 & September 30, 2024	46,180	(1,160,863)	—	(1,114,683)

Balance as of March 31, 2025	46,180	(874,775)	(5,250)	(833,845)
Charged to statement of operations	—	203,791	—	203,791
Balance as of September 30, 2025	46,180	(670,984)	(5,250)	(630,054)
	US$	US$	US$	US$
Balance as of September 30, 2025	54,031	(785,051)	(6,143)	(737,163)

The balances of unutilized tax losses as of September 30, 2025 and 2024 were EUR 2,683,938 (equivalent to US$3,140,207) and EUR 4,643,452, respectively.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

10.    Revenue

Revenue was recognized as follows:

	Periods ended September 30,
	2024	2025	2025
	EUR	EUR	US$
	Unaudited	Unaudited	Unaudited
Trading of wine:
Revenue recognized at point in time	5,818	1,200,690	1,404,807

11.    Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable.

Ongoing claims in which the company may be liable to repay have been appropriately recorded in the consolidated financial statements.

In the opinion of management, there were no other pending or threatened claims and litigation as of September 30, 2025 and 2024 through the issuance date of these consolidated financial statements, except for those already recognized in the financial statements.

12.    Supplemental Cash Flow Information

Payments for interest and income taxes were as follows:

Periods ended September 30,
	2024	2025
	Unaudited	Unaudited
Interest	$—	$—
Income taxes	$—	$—

13.    Related Party Transactions

During the six-month periods ended September 30, 2025 and 2024, the Company had no related party transactions:

As of September 30, 2024 and 2025, the Company had the following balances due with related parties:

Name	EUR	EUR	US$	Relationship	Note
	2024	2025
	Unaudited	Unaudited	Unaudited
Sunkang Limited	—	(141,036)	(165,012)	Chung Keung Steve Loo, President, Chairman of the Board and Director of the Company, is the shareholder and director of the related company	Unsecured interest free loan payable, repayable on demand
Chateau Lagarosse Holdings Limited	927	855	1,000	Shareholder of the Company	Unsecured interest free loan receivable, repayable on demand

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

13.    Related Party Transactions (cont.)

Name	EUR	EUR	US$	Relationship	Note
	2024	2025
	Unaudited	Unaudited	Unaudited
Carlico International Group Holdings Limited	(778,602)	(143,282)	(167,640)	Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, is a director of the related company	Unsecured interest free loan payable, repayable on demand
Chung Kin Loo	(2,790,302)	(1,986,903)	(2,324,676)	Brother of Mr. Chung Keung Steve Loo	Unsecured interest free loan payable, repayable on demand
Canluck 2U Group Holdings Limited	(824,849)	(797,633)	(933,231)	Chung Keung Steve Loo, President, Chairman of the Board and Director of the Company, is the sole shareholder and director of the related company	Unsecured interest free loan payable, repayable on demand
Chung Keung Steve Loo	(123,520)	(13,680)	(16,005)	President, Chairman of the Board and Director of the Company	Unsecured interest free loan payable, repayable on demand

14.    Concentration and risks

The Company is not exposed to significant financial risks other than the concentration risk, which is analyzed as follows:

Customers

Customers who accounted for 10% or more of the Company’s revenues or with significant outstanding receivables are analyzed as follows:

	Revenue for periods ended September 30,		Balance as of September 30,
	2025	2024	2025	2024
Customer A	20%	—	19%	—
Customer B	20%	—	19%	—
Customer C	15%	—	15%	—
Customer D	20%	—	19%	—
Customer E	13%	—	5%	—
Customer F	10%	—	13%	—
Customer G	—	22%	—	67%
Customer H	—	10%	—	—
	98%	32%	90%	67%

Major suppliers

The Company collaborates with a diverse range of suppliers to support its wine trading and vine cultivation operations. These suppliers provide essential goods and services, including vineyard treatments, equipment maintenance, energy, storage, and compliance services.

The Company closely monitors its relationship with the suppliers to ensure that the quality of services or products received remains high and that the risk of supply disruptions is minimized.

Lagarosse Holdings Limited
Notes to the Unaudited Consolidated Financial Statements

14.    Concentration and risks (cont.)

Suppliers who accounted for 10% or more of the Company’s cost of goods sold or with significant outstanding payables are analyzed as follows:

	Cost of goods sold for periods ended September 30,		Balance as of September 30,
	2025	2024	2025	2024
Supplier A	*	—	18%	—
Supplier B	*	*	21%	19%
Supplier C	—	—	—	13%
Supplier D	—	*	*	20%
	*	*	39%	52%

____________

*        Insignificant to disclose

15.    Equity

Ordinary Shares

The Company was established under the laws of Cayman Islands (the Cayman law) on March 21, 2025. The authorized number of ordinary shares was 1,000,000,000 ordinary shares of par value US$0.00005 each, consisting of (i) 900,000,000 Class A Ordinary Shares, par value US$0.00005 per share and (ii) 100,000,000 Class B Ordinary Shares, par value US$0.00005 per share. Upon incorporation, 1,000 Class A Ordinary Shares, each with a par value of US$0.00005, were issued at par. In preparation for its proposed initial public offering, the Company further issued an aggregate of 14,999,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. As of the date of this report, 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares were issued and outstanding.

The holders of the Company’s ordinary shares are entitled to the following rights:

Voting Rights:    Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right:    Subject to limitations under the Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right:    In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary shares are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters:    The holders of the Company’s ordinary shares have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary shares are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

16.    Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that these consolidated financial statements were available to be issued.

There were no subsequent events that required recognition or disclosure in the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Lagarosse Holdings Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lagarosse Holdings Limited and its subsidiaries (“the Company”) as of March 31, 2024 and 2025, and related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ (deficit)/equity, and consolidated statements of cash flows for each of the two years in the period ended March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of March 31, 2024 and 2025, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2024 and 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

Singapore
January 8, 2026
We have served as the Company’s auditor since 2024.
PCAOB ID Number 6783

Lagarosse Holdings Limited
Consolidated Balance Sheets

	As of March 31,
	2024	2025	2025
	EUR	EUR	US$
Assets
Current assets
Cash and cash equivalents	2,697	754	815
Accounts receivable, net	7,451	405,113	437,522
Inventories	2,000,429	1,507,454	1,628,050
Other current assets	31,398	47,438	51,233
Amount due from a related party	927	927	1,000
Total current assets	2,042,902	1,961,688	2,118,620

Non-current assets
Property, plant and equipment, net	2,052,518	2,003,179	2,163,429
Deferred tax assets	1,114,683	833,845	900,553
Total non-current assets	3,167,201	2,837,024	3,063,982
Total assets	5,210,103	4,798,710	5,182,602

Current liabilities
Accounts payable	147,531	39,820	43,006
Accrued expenses and other payables	441,316	541,651	584,981
Amount due to related parties	4,331,422	2,939,305	3,174,449
Bank overdraft	—	1,649	1,781
Current income tax payable	—	35,025	37,827
Total current liabilities	4,920,269	3,557,450	3,842,044
Total liabilities	4,920,269	3,557,450	3,842,044

Commitments and contingencies	—	—	—

Shareholders’ equity
Class A ordinary shares, US$0.00005 par value; 900,000,000 shares authorized, 15,000,000 shares issued and outstanding as at March 31, 2025 and 2024*	695	695	750
Class B ordinary shares, US$0.00005 par value; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as at March 31, 2025 and 2024*	232	232	250
Additional paid-in capital	9,073	9,073	9,800
Retained earnings	279,834	1,231,260	1,329,758
Total shareholders’ equity	289,834	1,241,260	1,340,558
Total liabilities and equity	5,210,103	4,798,710	5,182,602

____________

*        Retroactive presentation of share capital

The accompanying notes form an integral part of these consolidated financial statements.

Lagarosse Holdings Limited
Consolidated Statements of Operation and Other Comprehensive Income

	For the years ended March 31,
	2024	2025	2025
	EUR	EUR	US$
Sales	1,141,750	2,477,621	2,675,831
Cost of sales	(554,051)	(964,412)	(1,041,566)
Gross profit	587,699	1,513,209	1,634,265
Other income	42,259	28,074	30,317
Administrative expense	(95,741)	(273,994)	(295,913)
Finance costs	(116,491)	—	—
Profit before income tax	417,726	1,267,289	1,368,669
Income tax expense	—	(35,025)	(37,827)
Deferred tax expense	(105,715)	(280,838)	(303,305)
Profit and total comprehensive income for the year	312,011	951,426	1,027,537

Earnings per share:
Class A Ordinary shares – basic and diluted	0.02	0.05	0.05
Class B Ordinary shares – basic and diluted	0.02	0.05	0.05

Weighted average shares outstanding used in calculating basic and diluted earnings per share
Class A Ordinary shares – basic and diluted*	15,000,000	15,000,000	15,000,000
Class B Ordinary shares – basic and diluted*	5,000,000	5,000,000	5,000,000

____________

*        Retroactive presentation of share capital

The accompanying notes form an integral part of these consolidated financial statements.

Lagarosse Holdings Limited
Consolidated Statements of Changes in (Deficit) Equity

	Ordinary Shares				Additional paid-in capital	(Accumulated losses) retained earnings	Total (deficit) equity
	Number of Class A Ordinary shares*	EUR	Number of Class B Ordinary shares*	EUR	EUR	EUR	EUR
Balance as of April 1, 2023	15,000,000	695	5,000,000	232	9,073	(32,177)	(22,177)
Profit and total comprehensive income for the year	—	—	—	—	—	312,011	312,011
Balance as of March 31, 2024	15,000,000	695	5,000,000	232	9,073	279,834	289,834

Profit and total comprehensive income for the year	—	—	—	—	—	951,426	951,426
Balance as of March 31, 2025	15,000,000	695 (approximately US$750)	5,000,000	232 (approximately US$250)	9,073 (approximately US$9,800)	1,231,260 (approximately US$1,329,758)	1,241,260 (approximately US$1,340,558)

____________

*        Retroactive presentation of share capital

The accompanying notes form an integral part of the consolidated financial statements.

Lagarosse Holdings Limited
Consolidated Statements of Cash Flows

	For the years ended March 31,
	2024	2025	2025
	EUR	EUR	US$
Cash flows from operating activities
Net profit	312,011	951,426	1,027,537
Adjustments for:
Depreciation of property, plant and equipment	63,414	49,339	53,286
Deferred tax expense	105,715	280,838	303,305
Allowance for credit losses	—	21,000	22,680
Gain on disposal of property, plant and equipment	(1,935)	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	14,596	(418,662)	(452,155)
Other current assets	9,982	(16,040)	(17,323)
Inventories	(61,773)	492,975	532,413
Accounts payable	3,088	(107,711)	(116,327)
Accrued expenses and other payables	225,691	100,335	108,361
Amounts due with related parties	—	(140,175)	(151,386)
Current income tax payable	—	35,025	37,827
Net cash provided by operating activities	670,789	1,248,350	1,348,218

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	1,935	—	—
Net cash provided by investing activities	1,935	—	—

Cash flows from financing activities
Repayment to related parties	(672,137)	(1,251,942)	(1,352,096)
Net cash used in financing activities	(672,137)	(1,251,942)	(1,352,096)

Increase (decrease) in cash and cash equivalents	587	(3,592)	(3,878)

Cash and cash equivalents at beginning of year	2,110	2,697	2,912
Cash and cash equivalents at end of year	2,697	(895)	(966)

Analysis of the balance of cash and cash equivalents
Bank balances	1,541	—	—
Petty cash	1,156	754	815
Bank overdraft	—	(1,649)	(1,781)
Cash and cash equivalents at end of year	2,697	(895)	(966)

The accompanying notes form an integral part of the consolidated financial statements.

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

1.      General information and basis of operation

Lagarosse Holdings Limited (the “Company”) is an exempted company with limited liability incorporated in the Cayman Islands on March 21, 2025 as an investment holding company. It conducts its primary operations through its indirectly wholly-owned subsidiary, Chateau Lagarosse S.A.S., which was incorporated in France on September 13, 2000. Chateau Lagarosse S.A.S is engaged in cultivating vines and trading wine. Lagarosse Holdings Limited, together with its subsidiaries, is referred to as the “Group.” The Company also wholly owns Chateau Lagarosse Bordeaux Limited, an intermediate holding company incorporated in the British Virgin Islands on September 13, 2010, whose primary purpose is to hold the Group’s interest in Chateau Lagarosse S.A.S.

As of the date of this report, details of the Company and its subsidiaries are as follows:

Name of entity	Date of incorporation	Nature of business
Lagarosse Holdings Limited	March 21, 2025	Investment holding
Chateau Lagarosse Bordeaux Limited	September 13, 2010	Investment holding
Chateau Lagarosse S.A.S	September 13, 2000	Vine cultivation and trading of wine

Pursuant to a group reorganization to establish the structure of the Group in preparation for the proposed IPO, the Company became the holding company of the Group on March 21, 2025.

During the periods covered in these consolidated financial statements, the control of the entities has remained consistent, with Lagarosse Holdings Limited always exercising control. Consequently, the combination has been considered as a corporate restructuring (“Reorganization”) of entities under common control. In compliance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods during which they were under common control. The current capital structure is retroactively reflected in prior periods as if it had existed at that time.

The consolidation of Lagarosse Holdings Limited and its subsidiaries has been accounted for at historical cost and prepared as if the aforementioned transactions had been effective from the beginning of the first period presented in the accompanying consolidated financial statements.

2.      Significant accounting policies

Basis of Presentation and Consolidation — The consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. GAAP and pursuant to the regulations of the Securities and Exchange Commission (“SEC”), and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates — The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for credit loss, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, accruals for potential liabilities and contingencies. Actual results could vary from the estimates and assumptions that were used.

Cash and Cash Equivalents — Cash and cash equivalents consist of the Company’s petty cash, and demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

2.      Significant accounting policies (cont.)

Property, plant and Equipment — Property, plant and equipment included equipment and leasehold improvement and are stated at cost less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets at the following rate:

Items	Useful lives
Land and buildings	30 – 100 years
Machinery and equipment	1 – 30 years
Furniture and fixtures	2 – 5 years
Vineyard Plantations	10 – 40 years

Cost and accumulated depreciation for property, plant and equipment retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets — We evaluate our long-lived assets, including property, plant and equipment with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, we evaluate the recoverability of long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, we recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. There was no impairment recognized for the years ended March 31, 2025 and 2024.

Accounts Receivable, net — Accounts receivable mainly represent amounts due from customers that meet the revenue recognition criteria. These accounts receivables are recorded net of any allowance for credit losses and specific customer credit allowances. The Company maintains an allowance for credit losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. Forward-looking information is also considered in the evaluation of current expected credit losses (“CECL”). The Company writes off the receivable when it is determined to be uncollectible.

The CECL is recognized in the period in which it is determined. The write-offs are recognized in the period in which balances are deemed uncollectible. The financial strength of and the length of business relationship with the customers, on an individual basis, are considered in arriving at the respective credit terms.

CECL are based on actual loss experience in the past years. There have been no significant write-offs in the Company in the past years. The CECL of accounts receivables, net, are a number of independent customers for whom there is no recent history of default; and the CECL applicable to the balances over one year is 100%. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

Balances of allowance for credit losses:

	As of March 31,
	2024	2025	2025
	EUR	EUR	US$
Allowance for credit losses	—	21,000	22,680

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

2.      Significant accounting policies (cont.)

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition — The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s revenue is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. Generally, the Company’s performance obligations are transfer of products title to customers at a point in time, typically upon delivery.

The Company has one stream of revenue, that is, the sale of wine in France.

Inventories — The cost of inventories is computed according to the weighted average method. Cost includes the costs of purchases, labor costs and materials. Inventories are evaluated based on individual inventory items. Reserves are established to reduce the value of inventories to the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Excess inventories are quantities of items that exceed anticipated sales or usage for a reasonable period. Management’s estimates of inventory obsolescence reserve are based on historical experience, expected future demand, and consideration of products’ remaining shelf lives. There can be no assurance that the amount ultimately realized for inventories will not be materially different than that assumed in the calculation of the provisions. There was provision EUR 189,447 recognized for the years ended March 31, 2025 and 2024.

Foreign Currency Translation — The Company’s principal country of operations is France, and the functional currency of the Company is the Euro. The consolidated financial statements are reported using U.S. Dollar. Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from European Dollar (“EUR” or “€”) into U.S. Dollar (“US$” or “$”) as of and for the year ended March 31, 2025 are solely for the convenience of the reader and were calculated at the rate of US$1.08 = €1. No representation is made that the EUR amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2025, or at any other rate.

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

2.      Significant accounting policies (cont.)

Pension Obligations — The Company provides for defined contribution plans in accordance with the French Labor Code (Code du Travail). A defined contribution plan specifies the employer’s mandatory contributions, calculated as a percentage of remuneration, which are allocated to the eligible employees who perform services during the period.

Segment Reporting and Reporting Units — As of March 31, 2025 and 2024, the Company operated in France through its subsidiary, which primarily engaged in vine cultivation and trading of wine.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtaining financial information, including the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Company as a whole.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

•        Level 1.    Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•        Level 2.    Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

•        Level 3.    Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, net, amounts due from related parties, accounts payable, accrued expenses and amounts due to related parties reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

Related parties — We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of their immediate families and other parties with which the Company may deal if one party controls or can significantly influence the management.

A party which can significantly influence the management or operating policies of the transacting parties, or that has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Earnings per share — The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

2.      Significant accounting policies (cont.)

presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase earnings per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the fiscal years ended March 31, 2025 and 2024, there were no dilutive shares.

Recently issued accounting pronouncements — The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected to take advantage of the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statement (Topic 205), Income Statement — Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation — Stock Compensation (Topic 718)”, to amend various SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 120, among other things. The ASU does not provide any new guidance so there is no transition or effective date associated with it. The Company is currently assessing the impact of adopting ASU 2023-03 on the consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, that would enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. ASC 280 requires a public entity to report for each reportable segment a measure of segment profit or loss that its chief operating decision maker (“CODM”) uses to assess segment performance and to make decisions about resource allocations. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more useful financial analyses. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the CODM uses to assess segment performance and make decisions about allocating resources. ASC 280 also requires other specified segment items and amounts, such as depreciation, amortization and depletion expense to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-07 retrospectively to all prior periods presented in the financial statements. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of this standard on the consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

3.      Accounts receivable, net

	As of March 31,
	2024	2025	2025
	EUR	EUR	US$
Accounts receivable from third parties	7,451	426,113	460,202
Less: Allowance for credit losses	—	(21,000)	(22,680)
	7,451	405,113	437,522

4.      Inventories

	As of March 31,
	2024	2025	2025
	EUR	EUR	US$
Raw materials	5,351	5,351	5,779
Crop advance	41,398	41,398	44,710
Finished products	2,143,127	1,650,152	1,782,164

Total inventories	2,189,876	1,696,901	1,832,653
Less: Inventory obsolescence reserve	(189,447)	(189,447)	(204,603)
	2,000,429	1,507,454	1,628,050

5.      Property, plant and equipment

	As of March 31,
	2024	2025	2025
	EUR	EUR	US$
Land and buildings	3,450,733	3,450,733	3,726,790
Machinery and equipment	350,060	350,060	378,064
Furniture and fixtures	64,285	64,285	69,428
Vineyard plantations	656,784	656,784	709,326

Total property, plant and equipment	4,521,862	4,521,862	4,883,608
Less: Accumulated depreciation	(2,469,344)	(2,518,683)	(2,720,179)
	2,052,518	2,003,179	2,163,429

Depreciation included in:

	Year ended March 31,
	2024	2025	2025
	EUR	EUR	US$
Cost of goods sold	63,414	49,339	53,286

6.      Other current assets

	Year ended March 31,
	2024	2025	2025
	EUR	EUR	US$
Deposits paid	4,250	4,250	4,590
VAT receivables	27,148	43,188	46,643
	31,398	47,438	51,233

7.      Accrued expenses and other payables

Accrued expenses and other payables mainly represent restructuring aid grants, accrued salaries and other payables for professional fees.

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

8.      Income tax

The Company and its subsidiaries are subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

The Company and its subsidiary, Chateau BVI, are domiciled in the Cayman Islands and the British Virgin Islands respectively. Both companies currently enjoy permanent income tax holidays; accordingly, both companies do not accrue for income taxes.

The Company’s Operating Subsidiary, Chateau Lagarosse S.A.S, which was incorporated in France, is subject to an income tax rate of 25% of assessable profits.

	Year ended March 31,
Provision for income tax	2024	2025	2025
	EUR	EUR	US$
Current
France	—	35,025	37,827
Deferred
France	105,715	280,838	303,305
Total	105,715	315,863	341,132

Numerical reconciliation of income tax expenses to prima facie tax payable:

	Year ended March 31,
	2024	2025	2025
	EUR	EUR	US$
Profit before income tax	417,726	1,267,289	1,368,669

Tax effect at France profits tax rate of 25%	104,432	316,822	342,168
Tax effect of non-deductible expenses	396	104	112
Utilization of previously unrecognized tax losses	—	—	—
Tax effect of deferred tax liabilities recognized on Building Special Depreciation	887	—	—
Tax effect of France income exemption	—	(1,063)	(1,148)
Total	105,715	315,863	341,132
	Year ended March 31,
Effective income tax rate (%)	2024	2025
Effective income tax rate – France	25.3%	24.9%

There were no material unrecognized temporary differences.

The components of deferred tax assets and liabilities and their movements were as follows:

	Special depreciation on buildings	Tax losses	Others	Total
	EUR	EUR	EUR	EUR
Balance as of April 1, 2023	45,292	(1,265,690)	—	(1,220,398)
Credited to statement of operations	888	104,827	—	105,715
Balance as of March 31, 2024	46,180	(1,160,863)	—	(1,144,683)

Charged (Credited) to statement of operations	—	286,088	(5,250)	280,838
Balance as of March 31, 2025	46,180	(874,775)	(5,250)	(833,845)

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

8.      Income tax (cont.)

	US$	US$	US$	US$
Balance as of March 31, 2025	49,874	(944,757)	(5,670)	(900,553)

The balances of unutilized tax losses as of March 31, 2025 and 2024 were EUR 3,499,102 (equivalent to US$3,779,030) and EUR 4,643,452, respectively.

9.      Revenue

Revenue was recognized as follows:

	Year ended March 31,
	2024	2025	2025
	EUR	EUR	US$
Trading of wine:
Revenue recognized at point in time	1,141,750	2,477,621	2,675,831

10.    Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable.

Ongoing claims in which the company are liable to repay have been appropriately recorded in the consolidated financial statements.

In the opinion of management, there were no other pending or threatened claims and litigation as of March 31, 2025 and 2024 through the issuance date of these consolidated financial statements, except for those already recognized in the financial statements.

11.    Supplemental Cash Flow Information

Payments for interest and income taxes were as follows:

	Year ended March 31,
	2025	2024
Interest	$—	$—
Income taxes	$—	$—

12.    Related Parties Transactions

During the year ended March 31, 2025, the Company had following related party transactions:

Name	EUR	US$	Relationship	Note
Carlico International Group Holdings Limited (Customer A)	659,170	711,904	Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, is a director of the related company	Revenue — sale of wine products

Chung Kin Loo (Customer B)	302,640	326,851	Brother of Mr. Chung Keung Steve Loo	Revenue — sale of wine products

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

12.    Related Parties Transactions (cont.)

Name	EUR	US$	Relationship	Note
Chung Keung Steve Loo	100,000	108,000	President, Chairman of the Board and Director of the Company	Revenue — sale of wine products

Chung Keung Steve Loo	112,959	121,995	President, Chairman of the Board and Director of the Company	Repayment of unsecured interest free loan payable, repayable on demand

During the year ended March 31, 2024, the Company had following related party transactions:

Name	EUR	US$	Relationship	Note
Carlico International Group Holdings Limited (Customer A)	1,054,560	1,138,925	Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, is a director of the related company	Revenue — sale of wine products

Chung Kin Loo	116,491	125,810	Brother of Mr. Chung Keung Steve Loo	Interest expenses

Chung Keung Steve Loo	23,900	25,962	President, Chairman of the Board and Director of the Company	Advance from unsecured interest free loan payable, repayable on demand

As of March 31, 2025, the Company had the following balances due with related parties:

Name	EUR	US$	Relationship	Note
Chateau Lagarosse Holdings Limited	927	1,000	Shareholder of the Company	Unsecured interest free loan payable, repayable on demand

Carlico International Group Holdings Limited	(143,282)	(154,745)	Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, is a director of the related company	Unsecured interest free loan payable, repayable on demand

Chung Kin Loo	(1,986,902)	(2,145,854)	Brother of Mr. Chung Keung Steve Loo	Unsecured interest free loan payable, repayable on demand

Canluck 2U Group Holdings Limited	(797,633)	(861,444)	Chung Keung Steve Loo, President, Chairman of the Board and Director of the Company, is the sole shareholder and director of the related company	Unsecured interest free loan payable, repayable on demand
Chung Keung Steve Loo	(11,488)	(12,406)	President, Chairman of the Board and Director of the Company	Unsecured interest free loan payable, repayable on demand

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

12.    Related Parties Transactions (cont.)

As of March 31, 2024, the Company had the following balances due with related parties:

Name	EUR	US$	Relationship	Note
Chateau Lagarosse Holdings Limited	927	1,000	Shareholder of the Company	Unsecured interest free loan payable, repayable on demand

Carlico International Group Holdings Limited	(591,824)	(639,169)	Chung Kin Loo, brother of Mr. Chung Keung Steve Loo, is a director of the related company	Unsecured interest free loan payable, repayable on demand

Chung Kin Loo	(2,790,302)	(3,013,526)	Brother of Mr. Chung Keung Steve Loo	Unsecured interests ranged from 1-5% per annum loan payable, repayable on demand

Canluck 2U Group Holdings Limited	(824,849)	(890,837)	Chung Keung Steve Loo, President, Chairman of the Board and Director of the Company, is the sole shareholder and director of the related company	Unsecured interest free loan payable, repayable on demand

Chung Keung Steve Loo	(124,447)	(134,401)	President, Chairman of the Board and Director of the Company	Unsecured interest free loan payable, repayable on demand

13.    Concentration and risks

The Company is not exposed to significant financial risks other than the concentration risk, which is analyzed as follows:

Customers

Customers who accounted for 10% or more of the Company’s revenues or with significant outstanding receivables are analyzed as follows:

	Revenue for years ended March 31,		Balance as of March 31,
	2025	2024	2025	2024
Customer A	25%	92%	—%	—%
Customer B	20	—	—	—
Customer C	12	—	—	—
Customer D	12	—	—	—
Customer E	*	—	20	—
Customer F	*	—	23	—
Customer G	*	—	23	—
Customer H	*	—	23	—
	69%	92%	89%	—%

____________

*        Insignificant to disclose

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

13.    Concentration and risks (cont.)

Major suppliers

The Company collaborates with a diverse range of suppliers to support its wine trading and vine cultivation operations. These suppliers provide essential goods and services, including vineyard treatments, equipment maintenance, energy, storage, and compliance services.

The Company closely monitors its relationship with the suppliers to ensure that the quality of services or products received remains high and that the risk of supply disruptions is minimized.

Suppliers who accounted for 10% or more of the Company’s cost of goods sold or with significant outstanding payables are analyzed as follows:

	Cost of goods sold for years ended March 31,				Balance as of March 31,
	2025		2024		2025	2024
Supplier A	*	%	*	%	50%	* %
Supplier B	*		*		20	13
Supplier C	—		—		11	—
Supplier D	—		—		10	22
Supplier E	—		*		—	15
	*	%	*	%	91%	50%

____________

*        Insignificant to disclose

14.    Equity

Ordinary Shares

The Company was established under the laws of Cayman Islands (the Cayman law) on March 21, 2025. The authorized number of ordinary shares was 1,000,000,000 ordinary shares of par value US$0.00005 each, consisting of (i) 900,000,000 Class A Ordinary Shares, par value US$0.00005 per share and (ii) 100,000,000 Class B Ordinary Shares, par value US$0.00005 per share. Upon incorporation, 1,000 Class A Ordinary Shares, each with a par value of US$0.00005, were issued at par. In preparation for its proposed initial public offering, the Company further issued an aggregate of 14,999,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. As of the date of this report, 15,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares were issued and outstanding.

The holders of the Company’s ordinary shares are entitled to the following rights:

Voting Rights:    Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right:    Subject to limitations under the Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Lagarosse Holdings Limited
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024

14.    Equity (cont.)

Liquidation Right:    In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary shares are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters:    The holders of the Company’s ordinary shares have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary shares are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

15.    Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that these consolidated financial statements were available to be issued.

There was no other subsequent event that required recognition or disclosure.

Through and including ________, 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[*] Class A Ordinary Shares

Lagarosse Holdings Limited

_________________________

PROSPECTUS

_________________________

American Trust Investment Services, Inc.

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association, as amended, provide that to the extent permitted by law, our Company shall indemnify each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, our Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in articles of association on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or that officer for those legal costs.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

Founding Transactions and Reorganization

Lagarosse Holdings Limited (“Lagarosse Cayman”) was incorporated under the laws of the Cayman Islands as an exempted company on March 21, 2025 as a holding company, for purposes of effectuating this Offering. Lagarosse Cayman is a holding company and is currently not actively engaging in any business. On the date of its incorporation, Lagarosse Cayman issued 1,000 Class A Ordinary Shares to Ogier Global Subscriber (Cayman) Limited. On April 3, 2025, Ogier Global Subscriber (Cayman) Limited transferred 1,000 Class A Ordinary Shares to Sunkang Limited.

We completed a series of transactions effectuating the reorganization in connection with our proposed initial public offering. On May 30, 2025, Lagarosse Cayman issued 1,943,000 Class A Ordinary Shares and 1,050,000 Class B Ordinary Shares to Sunkang Limited. On the same date, Chateau Lagarosse Holdings Limited acquired the 1,944,000 Class A Ordinary Shares and 1,050,000 Class B Ordinary Shares of Lagarosse Cayman from Sunkang Limited for €503,780 (US$571,236), satisfied by a promissory note. In addition, we have issued and sold our ordinary shares as summarized below.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Chateau Lagarosse Holdings Limited	December 2, 2025	2,317,000 Class A Ordinary Shares and 3,950,000 Class B Ordinary Shares	US$	313.35
Mr. Chung Kin Loo	December 2, 2025	1,950,000 Class A Ordinary Shares	US$	195,000
Suprawin Limited	December 2, 2025	1,980,000 Class A Ordinary Shares	US$	198,000
Proact Holdings Limited	December 16, 2025	3,859,000 Class A Ordinary Shares	US$	1,041,930
CT Innovation Limited	December 16, 2025	1,480,000 Class A Ordinary Shares	US$	399,600
CKM Global Limited	December 16, 2025	740,000 Class A Ordinary Shares	US$	199,800
Destiny Wealth Investments Limited	December 16, 2025	730,000 Class A Ordinary Shares	US$	197,100

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
4.1*	Form of Lock-up Agreement (included as an exhibit to Exhibit 1.1)
5.1**	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of Adaltys Avocats regarding certain French tax matters (included in Exhibit 99.7)
10.1*	Employment Agreement between the Registrant and Mr. Chung Keung Steve Loo
10.2*	Employment Agreement between the Registrant and Mr. Benoît Jacques Paul de Guigné
10.3*	Form of Independent Director Offer Letter
10.4*	Form of Purchase Contract
10.5*	Form of Distribution and Exclusivity Agreement
10.6*	Loan Agreement by and between SAS and Chung Kin Loo
14.1*	Executive Compensation Recovery Policy
14.2*	Insider Trading Policy
14.3*	Code of Ethics and Business Conduct
21.1*	List of Subsidiaries
23.1*	Consent of Assentsure PAC
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Frost & Sullivan
23.4*	Consent of Adaltys Avocats, French Counsel to the Registrant (included in Exhibits 8.1 and 99.7)
24.1*	Power of Attorney (included on signature page)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating Committee Charter

Exhibit Number	Description
99.4*	Consent of Fung Ming Pang, Independent Director Nominee
99.5*	Consent of Clarence Pui Gae Leung, Independent Director Nominee
99.6*	Consent of David Charles Orchard, Independent Director Nominee
99.7*	Opinion of Adaltys Avocats, regarding certain French law matters
107*	Filing Fee Table

____________

*        Filed herewith.

**      To be filed by amendment.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in France, on June 30, 2026.

Lagarosse Holdings Limited
By:	/s/ Benoît Jacques Paul de Guigné
Name:	Benoît Jacques Paul de Guigné
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Benoît Jacques Paul de Guigné his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Benoît Jacques Paul de Guigné	Chief Executive Officer and Director
Name: Benoît Jacques Paul de Guigné	(Principal Executive Officer)
/s/ Chung Keung Steve Loo	President, Chairman of the Board, and Director
Name: Chung Keung Steve Loo	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lagarosse Holdings Limited, has signed this registration statement or amendment thereto in New York, NY on June 30, 2026.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.